Exhibit 10.29

AMENDMENT NO. 3
TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT  (this “Amendment”) is entered into as of this 16th day of May, 2013 by and among STANDARD MOTOR PRODUCTS, INC., a New York corporation (“Borrower”), SMP MOTOR PRODUCTS, LTD., a corporation amalgamated under the laws of Canada (“SMP Canada” and together with Borrower, each a “Credit Party”, and collectively, “Credit Parties”),  the lenders who are party to the Credit Agreement (defined below) (“Lenders”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself, as Lender, and in its capacity as Agent for Lenders (“Agent”), BANK OF AMERICA, N.A., for itself, as Lender and as a Co-Syndication Agent, WELLS FARGO CAPITAL FINANCE, LLC, for itself, as Lender and as a Co-Syndication Agent, and JPMORGAN CHASE BANK, N. A., for itself, as a Lender and as Documentation Agent.

WHEREAS, Credit Parties, Agent and Lenders are parties to a Third Amended and Restated Credit Agreement dated as of November 10, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

WHEREAS, Borrower has requested that Agent and Lenders make certain amendments to the Credit Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

2.             Amendment.  Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

(a)           The Credit Agreement is amended to delete the stricken text (indicated as set forth in the following example: ~~stricken text~~) and to add the double-underlined text (indicated as set forth in the following example: double-underlined text) as set forth in the marked copy of the Credit Agreement attached as Exhibit A hereto.

(b)           Disclosure Schedule 3.6 is amended in its entirety to provide as set forth on Schedule 3.6 attached hereto.

(c)           Disclosure Schedule 3.8 is amended in its entirety to provide as set forth on Schedule 3.8 attached hereto.

3.             Intentionally Omitted.

4.             Conditions of Effectiveness.  This Amendment shall become effective on the date which Agent shall have received the following all of which shall be in form and substance satisfactory to Agent (the “Amendment No. 3 Effective Date”):

(a)           four (4) copies (or such fewer copies as Agent may require) of this Amendment executed by Credit Parties and Lenders and consented to by the Guarantors; and

(b)           one (1) copy of an Amended and Restated Revolving Note for each Lender (the “Amended and Restated Revolving Notes”);

(c)           two (2) copies of the Amendment No. 3 Fee Letter executed by the parties thereto and payment of the fees required to be paid by Borrower on the Amendment No. 3 Effective Date pursuant thereto;

(d)           four (4) copies of an amendment to the Subsidiary Guaranty, executed by the parties thereto;

(e)           a true and accurate copy of Amendment No. 8 to the Canadian Loan Agreement and evidence that the conditions to the effectiveness thereof have been met;

(f)           a Secretary’s Certificate of each Credit Party attaching resolutions of such Credit Party authorizing the execution, delivery and performance of this Amendment, the Loan Agreement as amended by this Amendment and any Loan Document or amendment thereto being entered into by such Credit Party in connection with this Amendment (collectively, the “Amendment Documents”);

(g)           an opinion of Carmine Broccole, general counsel to the Credit Parties, with respect to the Amendment Documents; and

(h)           other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

5.             Representations and Warranties.  Credit Parties hereby represent and warrant as follows:

(a)           this Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of Credit Parties and are enforceable against Credit Parties in accordance with their respective terms;

(b)           the representations and warranties contained in the Credit Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; provided that, if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this certification;

(c)           no Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment; and

(d)           no Credit Party has any defense, counterclaim or offset with respect to the Credit Agreement.

6.             No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7.            Effect on the Credit Agreement.  On and after the Amendment No. 3 Effective Date, all references in the Credit Agreement and the other Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.  The provisions of the Credit Agreement shall, save as modified by this Amendment, continue in full force and effect.

8.            Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES).

9.            Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10.           Counterparts; Facsimile.  This Amendment may be executed in any number of several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Any signature delivered by a party by pdf or facsimile transmission shall be deemed to be an original signature hereto.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

CREDIT PARTIES:

STANDARD MOTOR PRODUCTS, INC.

By:
Name:
Title:

SMP MOTOR PRODUCTS, LTD.

By:
Name:
Title:

Signature page to Amendment No. 3 to Third Amended and Restated Credit Agreement

CONSENTED AND AGREED TO BY:

FORECAST TRADING CORPORATION,
as a Guarantor

By:
Name:
Title:

NOVO PRODUCTS, INC.,
as a Guarantor

By:
Name:
Title:

MOTORTRONICS, INC.,
as a Guarantor

By:
Name:
Title:

Signature page to Amendment No. 3 to Third Amended and Restated Credit Agreement

LENDERS:

GENERAL ELECTRIC CAPITAL
CORPORATION,
as Agent and a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Co-Syndication Agent and a Lender

By:
Name:
Title:

WELLS FARGO CAPITAL FINANCE, LLC, as
Co-Syndication Agent and a Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Documentation Agent and a Lender

By:
Name:
Title:

(Signatures continued on next page)

Signature page to Amendment No. 3 to Third Amended and Restated Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

GE BUSINESS FINANCIAL SERVICES INC.,
as a Lender

By:
Name:
Title:

Signature page to Amendment No. 3 to Third Amended and Restated Credit Agreement

Exhibit A

Conformed Copy Giving Effect to Amendment No. 3

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of November 10, 2010

as amended by Amendment No. 1 dated as of September 22, 2011, the letter amendment dated February 3, 2011,
Amendment No. 2 dated as of February 22, 2013 and
Amendment No. 3 dated as of May 16, 2013

Among

STANDARD MOTOR PRODUCTS, INC.~~andSTANRIC, INC.,~~

~~as Borrowers,~~

as Borrower,

THE OTHER CREDIT PARTIES SIGNATORY HERETO,
as Credit Parties,
THE LENDERS SIGNATORY HERETO
FROM TIME TO TIME,
as Lenders,

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and a Lender,

BANK OF AMERICA, N.A.,
as a Lender and as Co-Syndication Agent,

WELLS FARGO CAPITAL FINANCE, LLC
as a Lender and as Co-Syndication Agent

and

JPMORGAN CHASE BANK, N.A.
as a Lender and as Documentation Agent

~~195560/052-3934499.1~~
195560/052-3934499.10

TABLE OF CONTENTS

1.	AMOUNT AND TERMS OF CREDIT		2
	1.1.	Credit Facilities	2
	1.2.	Letters of Credit	~~4~~5
	1.3.	Prepayments	6
	1.4.	Use of Proceeds	8
	1.5.	Interest and Applicable Margins	8
	1.6.	Eligible Accounts	10
	1.7.	Eligible Inventory	13
	1.8.	Cash Management Systems	14
	1.9.	Fees	~~15~~14
	1.10.	Receipt of Payments	15
	1.11.	Application and Allocation of Payments	15
	1.12.	Loan Account and Accounting	16
	1.13.	Indemnity	17
	1.14.	Access	~~18~~19
	1.15.	Taxes	~~18~~19
	1.16.	Capital Adequacy; Increased Costs; Illegality	~~19~~22
	1.17.	Single Loan	~~21~~23
	1.18.	Increase of the Maximum Amount by Borrowers	~~21~~23

2.	CONDITIONS PRECEDENT		~~23~~24
	2.1.	Conditions to the Initial Loans	~~23~~24
	2.2.	Further Conditions to Each Loan	~~24~~26

3.	REPRESENTATIONS AND WARRANTIES		~~25~~26
	3.1.	Corporate Existence; Compliance with Law	~~25~~26
	3.2.	Executive Offices, Collateral Locations, FEIN	~~25~~27
	3.3.	Corporate Power, Authorization, Enforceable Obligations	~~25~~27
	3.4.	Financial Statements and Projections	~~26~~27
	3.5.	Material Adverse Effect	~~26~~28
	3.6.	Ownership of Property; Liens	~~27~~28
	3.7.	Labor Matters	~~27~~29
	3.8.	Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness	~~28~~29
	3.9.	Government Regulation	~~28~~30
	3.10.	Margin Regulations	~~28~~30
	3.11.	Taxes	~~29~~30
	3.12.	ERISA	~~29~~31
	3.13.	No Litigation	~~30~~32
	3.14.	Brokers	~~30~~32
	3.15.	Intellectual Property	~~30~~32
	3.16.	Full Disclosure	~~30~~32
	3.17.	Environmental Matters	~~31~~33
	3.18.	Insurance	~~32~~33

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	3.19.	Deposit and Disbursement Accounts	~~32~~33
	3.20.	Government Contracts	~~32~~34
	3.21.	Customer and Trade Relations	~~32~~34
	3.22.	Agreements and Other Documents	~~32~~34
	3.23.	Solvency	~~32~~34
	3.24.	Subordinated Debt	~~33~~34
	3.25.	Foreign Assets Control Regulations and Anti-Money Laundering; Patriot Act	35
	~~3.25.~~	~~Anti-Terrorism Laws~~	~~33~~
	~~3.26.~~	~~Trading with the Enemy~~	~~34~~

4.	FINANCIAL STATEMENTS AND INFORMATION		~~34~~35
	4.1.	Reports and Notices	~~34~~35
	4.2.	Communication with Accountants	~~34~~36

5.	AFFIRMATIVE COVENANTS		~~34~~36
	5.1.	Maintenance of Existence and Conduct of Business	~~34~~36
	5.2.	Payment of Charges	~~35~~36
	5.3.	Books and Records	~~35~~37
	5.4.	Insurance; Damage to or Destruction of Collateral	~~35~~37
	5.5.	Compliance with Laws	~~37~~39
	5.6.	Supplemental Disclosure	~~37~~39
	5.7.	Intellectual Property	~~38~~39
	5.8.	Environmental Matters	~~38~~40
	5.9.	Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases	~~39~~40
	5.10.	Further Assurances	~~39~~41
	5.11.	~~Intentionally Omitted39~~Appraisals of Mortgaged Property	41
	~~5.12.~~	~~BSE Sale~~	~~39~~

6.	NEGATIVE COVENANTS		~~40~~41
	6.1.	Mergers, Subsidiaries, Etc	~~40~~41
	6.2.	Investments; Loans and Advances	~~42~~44
	6.3.	Indebtedness	~~43~~45
	6.4.	Employee Loans and Affiliate Transactions	~~44~~46
	6.5.	Capital Structure and Business	~~44~~47
	6.6.	Guaranteed Indebtedness	~~45~~47
	6.7.	Liens	~~45~~47
	6.8.	Sale of Stock and Assets	~~46~~48
	6.9.	ERISA	~~46~~49
	6.10.	Financial Covenants	~~46~~49
	6.11.	Hazardous Materials	~~46~~49
	6.12.	Sale Leasebacks	~~47~~49
	6.13.	~~Cancellation of Indebtedness47~~[Intentionally omitted].	49
	6.14.	Restricted Payments	~~47~~49
	6.15.	Change of Corporate Name, State of Incorporation or Location; Change of Fiscal Year	~~47~~50

	6.16.	No Impairment of Intercompany Transfers	~~48~~50
	6.17.	No Speculative Transactions	~~48~~50
	6.18.	~~Leases48~~[Intentionally Omitted]	50
	6.19.	~~Changes Relating to Subordinated Debt;~~ Material Contracts	~~48~~50
	6.20.	Inactive Subsidiaries	~~49~~50
	6.21.	No Amendment to Auto Supplier Program Documents	~~49~~50
	6.22.	OFAC; Patriot Act	50

7.	TERM		~~49~~51
	7.1.	Termination	~~49~~51
	7.2.	Survival of Obligations Upon Termination of Financing Arrangements	~~49~~51

8.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES		~~49~~51
	8.1.	Events of Default	~~49~~51
	8.2.	Remedies	~~51~~53
	8.3.	Waivers by Credit Parties	~~52~~53

9.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT		~~52~~54
	9.1.	Assignment and Participations	~~52~~54
	9.2.	Appointment of Agent	~~55~~56
	9.3.	Agent’s Reliance, Etc	~~56~~57
	9.4.	GE Capital and Affiliates	~~56~~58
	9.5.	Lender Credit Decision	~~56~~58
	9.6.	Indemnification	~~57~~58
	9.7.	Successor Agent	~~57~~59
	9.8.	Setoff and Sharing of Payments	~~58~~59
	9.9.	Advances; Payments; Non-Funding Lenders; Information; Actions in Concert	~~58~~60
	9.10.	Syndication and Documentation Agents	~~60~~62

10.	SUCCESSORS AND ASSIGNS		~~61~~62
	10.1.	Successors and Assigns	~~61~~62

11.	MISCELLANEOUS		~~61~~63
	11.1.	Complete Agreement; Modification of Agreement	~~61~~63
	11.2.	Amendments and Waivers	~~61~~63
	11.3.	Fees and Expenses	~~63~~65
	11.4.	No Waiver	~~65~~66
	11.5.	Remedies	~~65~~67
	11.6.	Severability	~~65~~67
	11.7.	Conflict of Terms	~~65~~67
	11.8.	Confidentiality	~~65~~67
	11.9.	GOVERNING LAW	~~66~~67
	11.10.	Notices	~~67~~68
	11.11.	Section Titles	~~67~~69
	11.12.	Counterparts	~~67~~69
	11.13.	WAIVER OF JURY TRIAL	~~67~~69

	11.14.	Press Releases and Related Matters	~~68~~70
	11.15.	Reinstatement	~~68~~70
	11.16.	Advice of Counsel	~~68~~70
	11.17.	No Strict Construction	~~68~~70
	11.18.	Reaffirmation of Collateral Documents	~~69~~70
	11.19.	~~Certifications From Banks and Participants; US PATRIOT Act69~~Patriot Act	71
	11.20.	Keepwell	71

12.	CROSS-GUARANTY		~~69~~71
	12.1.	Cross-Guaranty	~~69~~71
	12.2.	Waivers by Borrowers	~~70~~72
	12.3.	Benefit of Guaranty	~~70~~72
	12.4.	Subordination of Subrogation, Etc ~~. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 1270~~	72
	12.5.	Election of Remedies	~~70~~72
	12.6.	Limitation	~~71~~73
	12.7.	Contribution with Respect to Guaranty Obligations	~~71~~73
	12.8.	Liability Cumulative	~~72~~74

INDEX OF APPENDICES

Annex A (Recitals)	Definitions
Annex B (Section 1.2)	Letters of Credit
Annex C (Section 1.8)	Cash Management System
Annex D~~-1~~  (Section 2.1(a))	Closing Checklist
Annex E (Section 4.1(a))	Financial Statements and Projections—Reporting
Annex F (Section 4.1(b))	Collateral Reports
Annex G (Section 6.10)	Financial ~~Covenants~~Covenant
Annex H (Section 9.9(a))	~~Lenders’~~ Wire Transfer Information
Annex I (Section 11.10)	Notice Addresses
Annex J (from Annex A	Commitments as of ~~Closing~~ Amendment No. 3 Effective Date
Commitments definition)

Exhibit 1.1(a)(i)	Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(i)(A)	Form of Combined Notice of Revolving Credit Advance and Collateral Activity Report
Exhibit 1.1(a)(ii)	Form of Revolving Note
Exhibit 1.5(d)	Form of Notice of Conversion/Continuation
Exhibit 4.1(b)	Form of Borrowing Base Certificate
Exhibit 9.1(a)	Form of Assignment Agreement
Exhibit B-1	Application for Standby Letter of Credit
Exhibit B-2	Application and Agreement for Documentary Letter of Credit
Exhibit B-3	Application for Documentary Letter of Credit

Schedule 1.1	Agent’s Representatives

Disclosure Schedule 1.4	Sources and Uses; Funds Flow Memorandum
Disclosure Schedule 1.6	Customer Program Financial Institutions
Disclosure Schedule 3.1	Type of Entity; State of Organization
Disclosure Schedule 3.2	Executive Offices, Collateral Locations, FEIN
Disclosure Schedule 3.4(a)	Financial Statements
Disclosure Schedule 3.4(b)	Projections
Disclosure Schedule 3.6	Real Estate and Leases
Disclosure Schedule 3.7	Labor Matters
Disclosure Schedule 3.8	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule 3.11	Tax Matters
Disclosure Schedule 3.12	ERISA Plans
Disclosure Schedule 3.13	Litigation
Disclosure Schedule 3.15	Intellectual Property
Disclosure Schedule 3.17	Hazardous Materials
Disclosure Schedule 3.18	Insurance
Disclosure Schedule 3.19	Deposit and Disbursement Accounts

v

Disclosure Schedule 3.20	Government Contracts
Disclosure Schedule 3.22	Agreements and Other Documents
Disclosure Schedule 5.1	Trade Names
Disclosure Schedule 6.2	Investments
Disclosure Schedule 6.3	Indebtedness
Disclosure Schedule 6.4(a)	Transactions with Affiliates
Disclosure Schedule 6.6	Guaranteed Indebtedness
Disclosure Schedule 6.7	Existing Liens
Disclosure Schedule E	Equipment subject to Capital Leases

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT ~~(this “Agreement”),~~ dated as of November 10, 2010 (as amended by Amendment No. 1, the letter amendment dated February 3, 2011, Amendment No. 2, Amendment No. 3 and as further amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among STANDARD MOTOR PRODUCTS, INC., a New York corporation (“SMP”) ~~and STANRIC, INC., a Delaware corporation (“SI”)~~ (SMP ~~and SI~~ together with any other Person who may become a Borrower in accordance with the terms hereof are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as a Lender, and as Agent for Lenders, BANK OF AMERICA, N.A., for itself, as a Lender, and as a Co-Syndication Agent, WELLS FARGO CAPITAL FINANCE, LLC, for itself as a Lender, and as a Co-Syndication Agent, JPMORGAN CHASE BANK, N.A., for itself as a Lender, and as Documentation Agent and GE CAPITAL MARKETS, INC. as sole lead arranger and sole bookrunner and the other Lenders signatory hereto from time to time.

RECITALS

~~WHEREAS, Credit Parties and Original Lenders were parties to the Original Credit Agreement pursuant to which Original Lenders extended revolving credit facilities to Borrowers of up to One Hundred and Ninety Million Dollars ($190,000,000) in the aggregate (plus an optional Fifty Million Dollar ($50,000,000) accordion facility); and~~

WHEREAS, Borrowers have requested that Lenders ~~(i) amend and restate the Original Credit Agreement and (ii)~~ extend revolving credit facilities to Borrowers ~~of up to One Hundred Ninety Million Dollars ($190,000,000) in the aggregate (plus an optional Fifty Million Dollar ($50,000,000) accordion facility)~~ for the purpose of ~~(a) providing~~ the financing of Borrowers’ ordinary working capital ~~financing for the~~ and general corporate ~~purposes of Borrowers~~ needs and ~~(b)~~ providing funds for other purposes permitted hereunder~~; including, without limitation, the refinancing, repurchase and/or redemption of Subordinated Debt~~, on the terms and conditions set forth herein, and Lenders are willing to make certain loans and other extensions of credit to Borrowers upon the terms and conditions set forth herein; and

WHEREAS, pursuant to Amendment No. 3, the revolving credit facilities available to Borrowers under this Agreement have been increased as of the Amendment No. 3 Effective Date to up to Two Hundred Forty Million Dollars ($240,000,000) in the aggregate (plus an optional Fifty Million Dollars ($50,000,000) accordion facility); and

WHEREAS, Credit Parties have agreed to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of their existing and after-acquired personal and real property; and

195560/052-3934499.10

WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern.  All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, “Appendices”) hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement.  These Recitals shall be construed as part of ~~the~~ this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

AMENDMENT AND RESTATEMENT

As of the date of this Agreement, the terms, conditions, covenants, agreements, representations and warranties contained in the Original Credit Agreement shall be deemed amended and restated in their entirety as follows and the Original Credit Agreement shall be consolidated with and into and superseded by this Agreement without breaking continuity; provided, however, that nothing contained in this Agreement shall impair, limit or affect the security interests heretofore granted, pledged and or assigned to Agent as security for the Obligations under the Original Credit Agreement and this Agreement does not constitute a novation of the Original Credit Agreement or the security interests granted in connection therewith.  Outstanding Revolving Credit Advances under the Original Credit Agreement shall constitute Revolving Credit Advances under this Agreement.  Outstanding Letter of Credit Obligations under the Original Credit Agreement shall constitute Letter of Credit Obligations under this Agreement.

1.	AMOUNT AND TERMS OF CREDIT

1.1.          Credit Facilities.

(a)           Revolving Credit Facility.

(i)           Subject to the terms and conditions hereof each Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a “Revolving Credit Advance”).  The Pro Rata Share of the Revolving Loans of any Lender shall not at any time exceed its separate Commitment.  The obligations of each Lender hereunder shall be several and not joint.  Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 1.1(a)(i); provided that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time.  Borrowing Availability may be reduced by Reserves imposed by Agent in its ~~reasonable credit judgment~~Permitted Discretion.  Moreover, Revolving Loans outstanding to any Borrower shall not exceed at any time that Borrower’s separate Borrowing Base.  Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein.  Any such notice must be given no later than (1) noon (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) noon (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan.  Each such notice must be given in writing (by telecopy ~~or~~ , overnight courier or Electronic Transmission) substantially in the form of Exhibit 1.1(a)(i) or, in the event that that the aggregate daily Aggregate Borrowing Availability (after giving effect to such requested Advance) for any day is $50,000,000 or less, then Borrowers shall submit a notice substantially in the form of Exhibit 1.1(a)(i)(A) (as applicable, a “Notice of Revolving Credit Advance”), and shall include the information required in such Exhibit and such other information as may be reasonably required by Agent.  If any Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(d).  Notwithstanding the foregoing to the contrary, in the event that Borrower Representative shall send notice to Agent (or one of Agent’s representatives identified on Schedule 1.1) that it requests a Revolving Loan at any time that the ~~aggregate daily~~ Aggregate Borrowing Availability (after giving effect to such Advance) for any day is ~~$20,000,000 or less~~less than the greater of (x) $25,000,000 and (y) 10% of the Maximum Amount then in effect, then Borrowers shall submit, together with such notice, evidence that Borrowers are in compliance with the ~~Fixed Charge Coverage Ratio required under item 1(a) of Annex G~~Financial Covenant, which evidence shall consist of the most recent ~~monthly~~ quarterly financial statements already delivered to Agent pursuant to item (a) of Annex E for the twelve month period then ended.

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(ii)          Except as provided in Section 1.12, each Borrower shall execute and deliver to each Lender a note to evidence the Commitment of that Lender.  Each note shall be in the principal amount of the Commitment of the applicable Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a “Revolving Note” and, collectively, the “Revolving Notes”).  Each Revolving Note shall represent the obligation of the applicable Borrower to pay the amount of the applicable Lender’s Commitment or, if less, such Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to such Borrower together with interest thereon as prescribed in Section 1.5.  The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

(iii)         Anything in this Agreement to the contrary notwithstanding, at the request of Borrower Representative, in its discretion Agent may (but shall have absolutely no obligation to), make Revolving Credit Advances to Borrowers on behalf of Lenders in amounts that cause the outstanding balance of the aggregate Revolving Loan to exceed the Aggregate Borrowing Base or which cause the outstanding balance of the Revolving Loan owing by any Borrower to exceed that Borrower’s separate Borrowing Base (any such excess Revolving Credit Advances are herein referred to collectively as “Overadvances”) which ~~the~~ Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations, or (c) to pay any other amount chargeable to ~~the~~ Borrowers pursuant to the terms of this Agreement; provided that (A) no such event or occurrence shall cause or constitute a waiver of Agent’s or Lenders’ right to refuse to make any further Overadvances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists, and (B) no Overadvance shall result in a Default or Event of Default based on Borrowers’ failure to comply with Section 1.3(b)(i) for so long as Agent permits such Overadvances to be outstanding, but solely with respect to the amount of such Overadvance.  In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met.  All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on the earlier of demand or the Commitment Termination Date.  Except as otherwise provided in Section 1.11(b), the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed $~~15,000,000~~ 18,750,000 at any time, shall not cause the aggregate principal amount of outstanding Revolving ~~Loan~~ Loans to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Agent (with a copy thereof to Borrower Representative) signed by Requisite Lenders.

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(iv)         In no event, at any time, shall (x) the Aggregate Amortizing Availability included in determining the Aggregate Borrowing Base plus the SMP Canada Amortizing Availability exceed $~~25,000,000~~50,000,000, and (y) the amount included in Aggregate Amortizing Availability based upon the Fair Market Value of Eligible Real Estate exceed 50% of such Aggregate Amortizing Availability.

(b)           At ~~Borrowing~~ Borrower Representative’s option, the Aggregate Amortizing Availability may be increased to an amount not to exceed the lesser of (x) $~~25,000,000~~ 50,000,000 and (y) the sum of the ~~SI Amortizing Availability, SMP~~ Amortizing Availability and SMP Canada Amortizing Availability as calculated based upon the Reloading Appraisal, provided that (1) the option may only be exercised once, (2) at the time the option is exercised Agent shall have received a certificate of Borrower Representative certifying that no Default or Event of Default shall have occurred and be continuing as of the effective date of any such increase and (3) Agent shall have ~~has~~ no less than ten (10) Business Days to review the Reloading Appraisal and any concerns of Agent shall have been addressed to the reasonable satisfaction of Agent.  Notwithstanding the foregoing, if the conditions to the use of the Initial SMP Amortizing Availability have been met by November 16, 2014, then use of the Initial SMP Amortizing Availability once such conditions are met shall not constitute use of the Reloading Accordion pursuant to this Section 1.1(b).

(c)           [Intentionally omitted.]

~~(c)           INTENTIONALLY OMITTED.~~

(d)           Reliance on Notices; Appointment of Borrower Representative.  Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, any Notice of Conversion/Continuation or any similar notice believed by Agent to be genuine.  Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.  Each Borrower hereby designates SMP as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of ~~Conversion/~~ Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents.  Borrower Representative hereby accepts such appointment.  Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers.  Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

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1.2.           Letters of Credit.  Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of the applicable Borrower, shall have the right to request, and, Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of each Borrower.

1.2A.       Swap Related Reimbursement Obligations.

(a)           Borrowers agree to reimburse GE Capital in immediately available funds in the amount of any payment made by GE Capital under a Swap Related L/C (such reimbursement obligation, whether contingent upon payment by GE Capital under the Swap Related L/C or otherwise, being herein called a “Swap Related Reimbursement Obligation”).  No Swap Related Reimbursement Obligation for any Swap Related L/C may exceed the amount of the payment obligations owed by Borrowers under the interest rate protection or hedging agreement or transaction supported by the Swap Related L/C.

(b)           A Swap Related Reimbursement Obligation shall be due and payable by Borrowers within one (1) Business Day after the date on which the related payment is made by GE Capital under the Swap Related L/C.

(c)           Any Swap Related Reimbursement Obligation shall, during the period in which it is unpaid, bear interest at the rate per annum equal to the LIBOR Rate plus one percent (1%), as if the unpaid amount of the Swap Related Reimbursement Obligation were a LIBOR Loan, and not at any otherwise applicable Default Rate.  Such interest shall be payable upon demand.  The following additional provisions apply to the calculation and charging of interest on Swap Related Reimbursement Obligations by reference to the LIBOR Rate:

(i)           The LIBOR Rate shall be determined for each successive one-month LIBOR Period during which the Swap Related Reimbursement Obligation is unpaid, notwithstanding the occurrence of any Event of Default and even if the LIBOR Period were to extend beyond the Commitment Termination Date.

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(ii)          If a Swap Related Reimbursement Obligation is paid during a monthly period for which the LIBOR Rate is determined, interest shall be prorated and charged for the portion of the monthly period during which the Swap Related Reimbursement Obligation was unpaid.  Section 1.3(b) shall not apply to any payment of a Swap Related Reimbursement Obligation during the monthly period.

(d)           Except as provided in the foregoing provisions of this Section 1.2A and in Section 11.3, Borrowers shall not be obligated to pay to GE Capital or any of its Affiliates any Letter of Credit Fee, or any other fees, charges or expenses, in respect of a Swap Related L/C or arranging for any interest rate protection or hedging agreement or transaction supported by the Swap Related L/C.  GE Capital and its Affiliates shall look to the beneficiary of a Swap Related L/C for payment of any such letter of credit fees or other fees, charges or expenses and such beneficiary may factor such fees, charges, or expenses into the pricing of any interest rate protection or hedging arrangement or transaction supported by the Swap Related L/C.

(e)            If any Swap Related L/C is revocable prior to its scheduled expiry date, GE Capital agrees not to revoke the Swap Related L/C unless the Commitment Termination Date or an Event of Default has occurred.

(f)            GE Capital or any of its Affiliates shall be permitted to (i) provide confidential or other information furnished to it by any of the Credit Parties (including, without limitation, copies of any documents and information in or referred to in the Closing Checklist, Financial Statements and Compliance Certificates) to a beneficiary or potential beneficiary of a Swap Related L/C and (ii) receive confidential or other information from the beneficiary or potential beneficiary relating to any agreement or transaction supported or to be supported by the Swap Related L/C.  However, no confidential information shall be provided to any Person under this paragraph unless the Person has agreed to comply with the covenant substantially as contained in Section 11.8 of this Agreement.

1.3.           Prepayments.

(a)           Voluntary Commitment Reductions.

(i)           Borrowers may from time to time permanently reduce the Commitments on a pro rata basis for each Lender, so long as:  (i) Borrower Representative shall have provided at least five (5) days prior written notice to Agent of such reduction specifying the amount of such reduction (which notice, once given, shall be irrevocable); (ii) each such reduction is in a minimum increment of Five Million Dollars ($5,000,000); and (iii) after giving effect to such reduction the Maximum Amount shall be no less than the greater of (A) Fifty Million Dollars ($50,000,000), and (B) the aggregate principal amount of the then outstanding Revolving Loans.  Agent will promptly notify Lenders of any reduction of the Commitments under this clause (i).  Upon any such reduction, the Commitment of each Lender shall be reduced by such Lender’s Pro Rata Share of such reduction amount.~~(a)      Voluntary Prepayments.~~

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(ii)          Borrowers may at any time on at least five (5) days’ prior written notice by Borrower Representative to Agent terminate the Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B.  Any such termination of the Commitment must be accompanied by the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b).  Upon any termination of the Commitment, each Borrower’s right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf shall simultaneously be terminated.

(b)           Mandatory Prepayments.

(i)           If at any time the aggregate outstanding balances of the Revolving Loan exceed the lesser of (A) the Maximum Amount and (B) the Aggregate Borrowing Base, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess.  If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.  Furthermore, if, at any time, the outstanding balance of the Revolving Loan of any Borrower exceeds that Borrower’s separate Borrowing Base, the applicable Borrower shall immediately repay its Revolving Credit Advances in the amount of such excess (and, if necessary, shall provide cash collateral for its Letter of Credit Obligations as described above).  Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid in accordance with Section 1.1(a)(iii).

~~Within three (3) Business Days after receipt by any Credit Party of cash proceeds of any asset disposition (excluding proceeds of asset dispositions permitted by Section 6.8 (a)), any sale leaseback permitted by Section 6.12 or any sale of Stock of any Subsidiary of any Credit Party (other than a sale to any Credit Party), Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer or other related taxes, (C) amounts payable to holders of senior Liens on such assets (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, (D) an appropriate reserve for income taxes in accordance (ii)with GAAP in connection therewith, and (E) amounts permitted to be retained by the Credit Parties in the form of cash or cash equivalents pursuant to Section 6.2 of this Agreement.  Any such prepayment shall be applied in accordance with Section 1.3(c).~~

~~(iii)         If any Borrower issues Stock to any non-Borrower or non-Credit Party third party for cash consideration, no later than the Business Day following the date of receipt of the proceeds thereof, the issuing Borrower shall prepay the Loans (and cash collateralize Letter of Credit Obligations) in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith.  Any such prepayment shall be applied in accordance with Section 1.3(c).~~

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~~(c)  Application of Certain Mandatory Prepayments.  Any prepayments made by any Borrower pursuant to Sections 1.3(b)(ii) or (b)(iii) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on Revolving Credit Advances made to that Borrower; third, to the principal balance of Revolving Credit Advances outstanding to that Borrower until the same has been paid in full; fourth, to any Letter of Credit Obligations of such Borrower to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; fifth, to interest then due and payable on the Revolving Credit Advances outstanding to each other Borrower, pro rata; sixth, to the principal balance of the Revolving Credit Advances made to each other Borrower, pro rata, until the same has been paid in full; seventh, to any Letter of Credit Obligations of each other Borrower, pro rata, to provide cash collateral therefore in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized; eighth, to any Rate Protection Obligations and Swap Related Reimbursement Obligations which may be due and payable by such Borrower, ratably in proportion to the aggregate amounts owed as to each Rate Protection Obligation and unpaid Swap Related Reimbursement Obligation, as applicable, until the same have been paid in full; and ninth, to any Rate Protection Obligations and unpaid Swap Related Reimbursement Obligations which may be due and payable by each other Borrower, ratably in proportion to the aggregate amounts owed as to each such Rate Protection Obligation and Swap Related Reimbursement Obligation, as applicable, until the same have been paid in full.  The Commitment shall not be permanently reduced by the amount of any such prepayments.~~

(ii)          Within three (3) Business Days after receipt by any Credit Party of Net Proceeds of any Disposition, Borrowers shall prepay the Loans in the amount by which all Net Proceeds received by Credit Parties during the Fiscal Year exceeded $2,500,000.  Any such prepayment shall be applied in accordance with Section 1.3(c).  Notwithstanding the foregoing and provided no Event of Default has occurred and is continuing, such prepayment shall not be required to the extent a Credit Party reinvests the Net Proceeds of such Disposition in productive assets (other than Inventory) of a kind then used or usable in the business of a Borrower within one hundred eighty (180) days after the date of such Disposition; provided that Borrower Representative notifies Agent of such Credit Party’s intent to reinvest and of the completion of such reinvestment promptly after the time such proceeds are received and promptly after such reinvestment occurs, respectively.  Pending such reinvestment, the Net Proceeds shall be delivered to Agent, for distribution to the Lenders, as a prepayment of the Revolving Credit Advances (to the extent of Revolving Credit Advances then outstanding), but not as a permanent reduction of the Commitment.

(c)           Application of Certain Mandatory Prepayments.  Subject to Section 1.11(a), any prepayments pursuant to subsection 1.3(b)(ii) shall be applied to prepay outstanding Revolving Credit Advances without a permanent reduction of the Commitment.  To the extent permitted by the foregoing sentence, amounts prepaid shall be applied first to any Index Rate Loans then outstanding and then to outstanding LIBOR Loans with the shortest LIBOR Periods remaining.  Together with each prepayment under this Section 1.3, Borrowers shall pay any amounts required pursuant to Section 1.3(b).

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(d)           Application of Prepayments from Insurance and Condemnation Proceeds.  Prepayments from insurance or condemnation proceeds in accordance with Section 5.4(c) and the Mortgage(s), respectively, shall be applied, to the Revolving Credit Advances of the Borrower that incurred such casualties or losses.  The Commitment shall not be permanently reduced by the amount of any such prepayments.  If insurance or condemnation proceeds received by a particular Borrower exceed the outstanding principal balances of the Loans to that Borrower, or if the precise amount of insurance or condemnation proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Estate are not otherwise determined, the allocation and application of those proceeds shall be determined by Agent, subject to the approval of Requisite Lenders.

(e)           No Implied Consent.  Nothing in this Section 1.3 shall be construed to constitute Agent’s or any Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

1.4.           Use of Proceeds.  Borrowers shall utilize the proceeds of the Loans solely for the financing of Borrowers’ ordinary working capital and general corporate needs~~, including, without limitation, to fund any refinancing, purchase or redemption of Subordinated Debt otherwise permitted pursuant to Section 6.14~~.  Disclosure Schedule (1.4) contains a description of Borrowers’ sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum directing ~~the~~ Agent how funds from each source are to be transferred to particular uses.

1.5.           Interest and Applicable Margins.

(a)            (i)          Intentionally Omitted.

(ii)         On and after the Closing Date, Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at a fluctuating rate equal to (A) the Index Rate plus the Applicable Revolver Index Margin per annum or (B) at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, in each case based on the aggregate Revolving Credit Advances outstanding from time to time.

(iii)        As of the Closing Date, the Applicable Margins are set at Level III of the Applicable Margin grid set forth below, and commencing upon receipt by Agent of Borrowers’ Borrowing Base Certificate for the period ended December 31, 2010 and in accordance with clause (iv) below, the Applicable Margins shall be subject to adjustment (up or down) prospectively based on Excess Formula Availability for the four Fiscal Quarters then ended, each in accordance with the following grids, which will be in effect on and after the Closing Date:

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If Excess Formula Availability is:	Level of Applicable Margins

<$40 ~~Million~~,000,000	Level I
≥$40 ~~Million but ≤$60 Million~~,000,000 but < $60,000,000	Level II
>$60 ~~Million~~,000,000	Level III

Applicable Margins
	~~Level I~~	Level ~~II~~I	Level ~~III~~II	Level III
Applicable Revolver Index Margin	~~1.25%~~	1.00%	0.75%	0.50%
Applicable Revolver LIBOR Margin	~~2.25%~~	2.00%	1.75%	1.50%
Applicable L/C Fee Margin	~~2.25%~~	2.00%	1.75%	1.50%
~~Applicable Unused Line Fee Margin~~	~~0.375%~~	~~0.375%~~	~~0.50%~~

(iv)         All adjustments in the Applicable Margins shall be implemented on a prospective basis on the first day of each Fiscal Quarter based upon Agent’s determination of Excess Formula Availability, for each calendar month.  If ~~a Default or~~ an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such ~~Default or~~ Event of Default is waived or cured.

If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(b)           All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable.  The Index Rate is a floating rate determined for each day.  Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error.

(c)           So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i) or so long as any other Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Letter of Credit Fees otherwise applicable hereunder unless Agent (not having received any prior written request of Requisite Lenders and, in any event, subject to the consent of Requisite Lenders) elects to impose a smaller increase (“Default Rate”), and all other outstanding Obligations shall bear interest at the Default Rate applicable to ~~such Obligations~~Index Rate Loans.  Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

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(d)           ~~Subject to the conditions precedent set forth in Section 2.2,~~ Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued.  Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount.  Any such election must be made by noon (New York time) on the third Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election.  If no election is received with respect to a LIBOR Loan by noon (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if ~~a Default or~~ an Event of Default has occurred and is continuing ~~or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied~~), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period.  Borrower Representative must make such election by notice to Agent in writing~~,~~ (which may be by telecopy or ~~overnight courier~~Electronic Transmission).  In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) in the form of Exhibit 1.5(d) or such other form approved by Agent and signed by Borrower Representative.

(e)           Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.  Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply.  In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.  If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.  If, notwithstanding the provisions of this Section 1.5(e), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

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1.6.           Eligible Accounts.  All of the Accounts owned by each Borrower and reflected in the most recent Borrowing Base Certificate delivered by each Borrower to Agent shall be “Eligible Accounts” for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies.  Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its ~~reasonable credit judgment~~Permitted Discretion.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its ~~reasonable credit judgment~~Permitted Discretion, subject to the approval of Supermajority Lenders in the case of adjustments or new criteria or changes in advance rates (subject to Section 11.2(c)(vii)) or the elimination of Reserves (except no such approval shall be required with respect to the reduction or elimination of Reserves which may be established and maintained from time to time by Agent with respect to Rate Protection Obligations under Rate Protection Agreements) which have the effect of making more credit available.  Eligible Accounts shall not include any Account of any Borrower:

(a)           that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

(b)           (i) upon which such Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever , or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process , or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to such Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(c)           to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account or to the extent that any credits which have been issued have not been applied to an Account Debtor’s statement or account, but only to the extent of such defense, counterclaim, setoff, dispute, or credit;

(d)           that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor, including pre-billed items;

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(e)           with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

(f)           that (i) is not owned by such Borrower or (ii) is subject to any Lien of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

(g)           that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

(h)           that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its ~~sole discretion~~Permitted Discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof.

(i)            that is the obligation of an Account Debtor located in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, reasonably satisfactory to Agent as to form, amount and issuer.

(j)            to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

(k)           that arises with respect to goods that are delivered on a bill and hold, cash on delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(l)           that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i)          [Intentionally Omitted];

(ii)         the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii)        a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(m)          that is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6 other than with respect to Car Quest ~~Long Term Accounts~~long term accounts;

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(n)           as to which Agent’s Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

(o)           as to which any of the representations or warranties in the Loan Documents are untrue;

(p)           to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

(q)           to the extent such Account exceeds any credit limit established by Agent, in its ~~reasonable credit judgment~~Permitted Discretion;

(r)            [Intentionally Omitted];

(s)           that is payable in any currency other than Dollars; or

(t)            that is otherwise unacceptable to Agent in its ~~reasonable credit judgment~~Permitted Discretion.

For purposes of this Section 1.6, Customer Drafts received by SMP from any Customer Program (in each case for so long as such drafts remain the property of SMP and have not been sold to any third party), shall be treated as if they constituted “Accounts” so long as Agent or its designee has possession of such Customer Drafts or otherwise has a first priority perfected security interest in any electronic Customer Drafts.

1.7.           Eligible Inventory.  All of the Inventory owned by ~~the~~ Borrowers and reflected in the most recent Borrowing Base Certificate delivered by each Borrower to Agent shall be “Eligible Inventory” for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies.  Agent shall have the right to establish or modify or eliminate Reserves against Eligible Inventory from time to time in its ~~reasonable credit judgment~~Permitted Discretion.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Inventory, in its ~~reasonable credit judgment~~Permitted Discretion, subject to the approval of Supermajority Lenders in the case of adjustments or new criteria or changes in advance rates (subject to Section 11.2(c)(vii)) or the elimination of Reserves (except no such approval shall be required with respect to the reduction or elimination of Reserves which may be established and maintained from time to time by Agent with respect to Rate Protection Obligations under Rate Protection Agreements) which have the effect of making more credit available.  Eligible Inventory shall not include any Inventory of any Borrower that:

(a)           is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower’s performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in Section 5.9 hereof (subject to Reserves established by Agent in accordance with Section 5.9 hereof);

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(b)           (i) is not located on premises owned, leased or rented by such Borrower and set forth in Disclosure Schedule (3.2) or identified pursuant to Section 6.15, or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless either (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves reasonably satisfactory to Agent have been established with respect thereto , or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent or Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent unless a reasonably satisfactory mortgagee waiver has been delivered to Agent or Reserves reasonably satisfactory to Agent have been established with respect thereto, or (v) other than with respect to 3 locations which Borrowers may designate in writing to Agent from time to time, is located at any site if the aggregate book value of Inventory at any such location is less than $100,000; or (vi) is located outside of the United States of America, its territories or Canada;

(c)           is placed on consignment or is in transit, except for Inventory in transit between domestic locations of Credit Parties as to which Agent’s Liens have been perfected at origin and destination.

(d)           is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

(e)           is excess, obsolete, unsalable, shopworn, seconds (excluding cores), damaged or unfit for sale;

(f)           consists of display items or packing or shipping materials, manufacturing supplies, work in process Inventory or replacement parts;

(g)           consists of goods which have been returned by the buyer unless such returned goods consist of (i) cores or (ii) goods which have been restored to Inventory as first quality, saleable merchandise;

(h)           is not of a type held for sale in the ordinary course of such Borrower’s business;

(i)            is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders;

(j)            breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

(k)           consists of any costs associated with “freight in” charges or favorable purchase price variances;

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(l)            consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(m)           is not covered by casualty insurance reasonably acceptable to Agent; or

(n)           is subject to any patent or trademark license requiring the payment of royalties or fees or requiring the consent of the licensor for a sale thereof by Agent (where such consent has not been obtained); or

(o)           is otherwise unacceptable to Agent in its ~~reasonable credit judgment~~Permitted Discretion.

1.8.           Cash Management Systems.  On or prior to the Closing Date, Borrowers will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the “Cash Management Systems”).

1.9.           Fees.

(a)           Borrowers shall pay to GE Capital, individually, the Fees specified in that certain amended and restated fee letter dated November 10, 2010 (as amended, the “2010 GE Capital Fee Letter”), between Borrower Representative and GE Capital, at the times specified for payment therein.  Borrowers shall pay the Fees specified in that certain fee letter dated as of the Amendment No. 3 Effective Date (the “Amendment No. 3 Fee Letter”), among, inter alios, SMP and GE Capital, at the times specified for payment therein.

(b)           [Intentionally Omitted].

(c)~~(b)                On the Closing Date, Borrowers shall pay to Agent, for the ratable benefit of Lenders a non-refundable closing fee in the amount of $475,000.~~

(d)           ~~(i)~~As additional compensation for ~~the~~ Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for ~~Borrower’s~~ Borrowers’ non-use of available funds in an amount equal to ~~the Applicable Unused Line Fee Margin per annum~~ one quarter of one percent (~~calculated on the basis of a 360-day year for actual days elapsed) multiplied by~~ 0.25%) of the difference between (x) the Maximum Amount, and (y) the average for the period of the daily closing balances of the aggregate ~~Revolver Loan~~ principal amount of the Revolving Loans outstanding during the period for which such Fee is due ~~. For purposes of determining the unused line fee hereunder, the 2009 Indenture Maturity Reserve shall be deemed to be $0.~~(calculated on the basis of a 360-day year for actual days elapsed).

(e)           Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not be entitled to receive any Fees for any period during which that Lender is a Non-Funding Lender (and Borrowers shall not be required to pay any such Fee that otherwise would have been required to have been paid to that Non-Funding Lender).

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~~(c)           Intentionally Omitted.~~

(f)           ~~(d)~~Borrowers shall pay to Agent, for the ratable benefit of Lenders, the Letter of Credit Fee as provided in Annex B.

~~(e)Any time Borrowers elect to consummate a Borrower Revolver Increase, Borrowers shall pay to Agent the fees referenced in Section 1.18(b).~~

1.10.         Receipt of Payments.  Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account by wire transfer or ACH transfer.  For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m.  New York time.  Payments received after 2:00 p.m.  New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

1.11.        Application and Allocation of Payments.

(a)           So long as no ~~Default or~~ Event of Default has occurred and is continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to, the Revolving Loan; (ii) voluntary prepayments shall be applied in accordance with the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d).  All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share.  As to any other payment, and as to all payments made when ~~a Default or~~ an Event of Default has occurred and is continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers then due and payable in the following order: (1) to Fees and Agent’s expenses reimbursable hereunder; (2) to interest on the Revolving Loans; (3) to principal payments on the Revolving Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the Revolving Loans and outstanding Letter of Credit Obligations; (4) to all other Obligations (other than Rate Protection Agreements ~~and~~ , Swap Related Reimbursement Obligations and GE Lease Obligations), including expenses to Lenders to the extent reimbursable under Section 11.3, and to payments under the Canadian Guaranty; and (5) to Rate Protection Agreements ~~and~~ , unpaid Swap Related Reimbursement Obligations and GE Lease Obligations ratably in proportion to the aggregate amounts owed as to each Rate Protection Agreement ~~and~~ , unpaid Swap Related Reimbursement Obligation~~, as applicable~~ and GE Lease Obligations, as applicable.  For the avoidance of doubt, notwithstanding any other provision of any Loan Document (but subject to Section 9.8 (Sharing of Payments)), no payment received directly or indirectly from any Obligor that is not an Eligible Party shall be applied directly or indirectly by Agent to the payment of any Swap Obligation.

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(b)           Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time or would cause the balance of the Revolving Loan to any Borrower to exceed such Borrower’s separate Borrowing Base after giving effect to such charges.  At Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

1.12.        Loan Account and Accounting.  (a) Agent shall maintain a loan account (the “Loan Account”) on its books to record: all Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations.  All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time.  The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay the Obligations.  Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month.  Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within sixty (60) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive on Borrowers in all respects as to all matters reflected therein.  Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers.  Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

(b)           Agent, acting as a non-fiduciary agent of the Borrowers solely for tax purposes and solely with respect to the actions described in this subsection 1.12(b), shall establish and maintain at its address referred to in Section 11.10  (or at such other address as Agent may notify the Borrower Representative) (A) a record of ownership (the “Register”) in which Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Agent, each Lender and each L/C Issuer in Revolving Loans , L/C Reimbursement Obligations, and Letter of Credit Obligations, each of their obligations under this Agreement to participate in each Revolving Credit Advance, Letter of Credit, Letter of Credit Obligations, and L/C Reimbursement Obligations, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders and the L/C Issuers (and each change thereto pursuant to Sections 9.1 and 1.16(d), (2) the Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause (A) above, and for LIBOR Loans, the LIBOR Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, (5) the amount of the L/C Reimbursement Obligations due and payable or paid in respect of Letters of Credit and (6) any other payment received by Agent from a Borrower and its application to the Obligations.

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(c)           Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of Revolving Credit Advances, the corresponding obligations to participate in Letter of Credit Obligations) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.  This Section 1.12 and Section 9.1 shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)           The Credit Parties, Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement.  Information contained in the Register with respect to any Lender or any L/C Issuer shall be available for access by the Borrowers, the Borrower Representative, Agent, such Lender or such L/C Issuer during normal business hours and from time to time upon at least one Business Day’s prior notice.  No Lender or L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender or L/C Issuer unless otherwise agreed by Agent.

1.13.        Indemnity.

(a)           Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person’s gross negligence or willful misconduct.  NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

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(b)           To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, then Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing.  Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained.  For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.  This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.  As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(b), and (absent manifest error) such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

1.14.        Access.  Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon at least two (2) Business Days’ prior notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party’s books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party; provided, however, that unless a Default or Event of Default has occurred and is continuing, ~~Borrowers’ obligation to pay for such audits shall be limited to two~~ Agent may not conduct and Borrowers shall not be obligated to pay for more than two audits per calendar year.  If a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice.  Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall provide Agent and each Lender with access to their suppliers and customers.  Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Agent may reasonably request.  Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party.  Agent will give Lenders at least fifteen (15) days’ prior written notice of regularly scheduled audits.  Representatives of other Lenders may accompany Agent’s representatives on regularly scheduled audits at no charge to Borrowers.

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1.15.        Taxes.

(a)           Except as otherwise provided in this Section 1.15, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding Excluded Taxes, the “Taxes”).

(b)          ~~(a)Any and all payments by each Borrower hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes.  If any Borrower shall be required by law to deduct any Taxes~~ If any Taxes shall be required by any Requirement of Law to be deducted from or in respect of any ~~sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes,~~ amount payable under any Loan Document to Agent or any Lender (i) ~~the sum payable~~ such amount shall be increased as ~~much as shall be~~ necessary ~~so~~ to ensure that , after ~~making~~ all required deductions for Taxes are made (including deductions applicable to ~~additional sums payable~~ any increases to any amount under this Section 1.15) , Agent or ~~Lenders~~such Lender, as applicable, ~~receive an~~ receives the amount ~~equal to the sum they~~ it would have received had no such deductions been made, (ii) ~~such Borrower~~ the relevant Credit Party shall make such deductions, ~~and~~ (iii) ~~such Borrower~~ the relevant Credit Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable ~~law.  Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a~~ Requirements of Law and (iv) upon Agent’s request, the relevant Credit Party shall deliver to Agent an original or certified copy of a receipt evidencing ~~payment thereof.  Agent and Lenders shall not be obligated to return or refund any amounts received pursuant to this Section.~~such payment or other evidence of payment reasonably satisfactory to Agent.

(c)           In addition, Borrowers agree to pay, and authorize Agent to pay in their name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”).  Lenders may, without any need for notice, demand or consent from Borrowers or Borrower Representative, by making funds available to Agent in the amount equal to any such payment, make a Revolving Credit Advance to Borrowers in such amount, the proceeds of which shall be used by Agent in whole to make such payment.  Upon Agent’s request, the Borrowers shall furnish to Agent, at its address referred to in Section 11.10, the original or a certified copy of a receipt evidencing payment of Other Taxes by any Credit Party or other evidence of payment reasonably satisfactory to Agent.

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(d)           ~~(b)Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any~~ Borrowers shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to Agent), Agent and each Lender for all Taxes and Other Taxes imposed on or with respect to any payment made by a Borrower under any Loan Document to Agent or any Lender (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as ~~appropriate, and any liability (including penalties, interest and expenses)~~ applicable and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  ~~Agent and affected Lenders shall provide~~ A certificate of Agent or such Lender claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to Borrower Representative with ~~an original or certified copy of a receipt evidencing the payment of such amounts by Agent or such Lenders.~~copy to Agent, shall be conclusive, binding and final for all purposes, absent manifest error.  In determining such amount, Agent and such Lender may use any reasonable averaging and attribution methods.

(e)           Any Lender claiming any additional amounts payable pursuant to this Section 1.15 shall use its commercially reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its lending office or to assign its rights and obligations hereunder to another of its offices, branches or affiliates if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the reasonable determination of such Lender, be otherwise materially disadvantageous to such Lender.

(f)           (i)           Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by Borrower Representative or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and Borrower Representative (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Internal Revenue Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance reasonably acceptable to Agent and Borrower Representative that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (2) a “10 percent shareholder” of Borrowers within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents.  Unless Borrower Representative and Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Credit Parties and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

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(ii)         Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by Borrower Representative or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and Borrower Representative (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(iii)        Each Lender having sold a participation in any of its Obligations or identified an SPV as such to Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to Agent.

(iv)        If a payment made to a Lender would be subject to United States federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to Agent and Borrower Representative any documentation under any Requirement of Law or reasonably requested by Agent or Borrower Representative sufficient for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements or determine the amount to deduct or withhold from any payment to such Lender.

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(g)           If any party determines, in its discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 1.15 (including by the payment of additional amounts pursuant to this Section 1.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 1.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.

~~(c)Each Lender organized under the laws of a jurisdiction outside the United States (a “Foreign Lender”) as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Agent a properly completed and executed IRS Form W 8ECI or Form W 8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender’s entitlement to such exemption (a “Certificate of Exemption”).  Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent prior to becoming a Lender hereunder.  No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.~~

1.16.        Capital Adequacy; Increased Costs; Illegality.

(a)           If any Lender shall have determined that any law, treaty, governmental (or quasi governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction.  A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

(b)           If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost (other than Taxes) to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost.  A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error.  Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(b).

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(c)           Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

(d)           Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts or increased costs as provided in Sections ~~1.15(a~~1.15(b), 1.16(a) or 1.16(b), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender.  So long as no ~~Default or~~ Event of Default has occurred and is continuing, Borrower Representative, with the consent of Agent, may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent.  If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale and such assignment shall not require the payment of an assignment fee to Agent; provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.  Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts (effective retroactively to the date of such demand) within fifteen (15) days following its receipt of Borrowers’ notice of intention to replace such Affected Lender.  Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers’ rights under this Section 1.16(d) shall terminate with respect to such Affected Lender and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections ~~1.15(a~~1.15(b), 1.16(a) and 1.16(b).

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1.17.         Single Loan.  All Loans to each Borrower and all of the other Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of the Collateral.

1.18.         Increase of the Maximum Amount by Borrowers.

~~(a)            The Borrowers may at any time, by written notice to the Agent, request that Agent increase the Maximum Amount (each a “Borrower Revolver Increase”) by (i) adding one or more new lenders to the revolving credit facility under this Agreement (each a “Section 1.18 New Lender”) who wish to participate in such Borrower Revolver Increase and/or (ii) increasing the Commitment of one or more Lenders party to this Agreement who wish to participate in such Borrower Revolver Increase; provided, however, that (w) the Borrowers may only add a Section 1.18 New Lender if, and only to the extent, there is insufficient participation on behalf of the existing Lenders, (x) no Default or Event of Default shall have occurred and be continuing as of the date of such request or as of the effective date of such Borrower Revolver Increase (each a “Borrower Increase Date”) or shall occur as a result thereof, (y) any Section 1.18 New Lender that becomes party to this Agreement pursuant to this Section 1.18 shall satisfy the requirements of Section 9.1 hereof and shall be acceptable to Agent and (z) the other conditions set forth in this Section 1.18 are satisfied.  The Agent shall use commercially reasonable efforts to arrange for the syndication of any Borrower Revolver Increase.  The Agent shall promptly inform the Lenders of any such request made by the Borrowers.  The aggregate amount of Borrower Revolver Increases hereunder shall not exceed $50,000,000; no single Borrower Revolver Increase shall be for an amount less than $10,000,000 and any Borrower Revolver Increase shall be in integral multiples of $10,000,000.~~

~~(b)           On a Borrower Increase Date, (i) each Section 1.18 New Lender that has chosen to participate in such Borrower Revolver Increase shall, subject to the conditions set forth in Section 1.18(a), become a Lender party to this Agreement as of such Borrower Increase Date and shall have a Commitment in an amount equal to its share of such Borrower Revolver Increase (and its Commitment percentage shall be equal to the percentage equivalent of a fraction the numerator of which shall be the Commitment of such Section 1.18 New Lender and the denominator of which shall be the Maximum Amount after giving effect to such Borrower Revolver Increase) and (ii) each Lender that has chosen to increase its Commitment pursuant to this Section 1.18 will have its Commitment increased by the amount of its share of the Borrower Revolver Increase as of such Borrower Increase Date (and its Commitment percentage shall be adjusted as appropriate); provided, however, that (y) Agent shall have received from the Borrowers (i) payment of the arrangement fee referenced in the 2010 GE Capital Fee Letter with respect to such Borrower Revolver Increase, (ii) a non-refundable fee for the benefit of each Section 1.18 New Lender and each Lender that has chosen to increase its Commitment pursuant to this Section 1.18, in an amount equal to 0.15% of such Section 1.18 New Lenders’ Commitment or such Lenders’ increase of its Commitment pursuant hereto, as the case may be, and (iii) payment of all reasonable out-of-pocket costs and expenses incurred by Agent or any Lender in connection with such Borrower Revolver Increase, and (z) Agent shall have received on or before such Borrower Increase Date the following, each dated such date:~~

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~~(i)            an assumption agreement from each Section 1.18 New Lender participating in such Borrower Revolver Increase, if any, in form and substance satisfactory to the Agent, duly executed by such Section 1.18 New Lender, the Agent and the Borrowers;~~

~~(ii)          confirmation from each Lender, if any, participating in such Borrower Revolver Increase of the increase in the amount of its Commitment and of any change in its Commitment percentage, in form and substance satisfactory to the Agent;~~

~~(iii)          a certificate of Borrower Representative certifying that no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such Borrower Revolver Increase;~~

~~(iv)          a certificate of Borrower Representative certifying that the representations and warranties made by each Credit Party herein and in the Loan Documents are true and complete in all material respects with the same force and effect as if made on and as of such date (or, to the extent any such representation or warranty specifically relates to an earlier date, such representation or warranty is true and complete in all material respects as of such earlier date);~~

~~(v)          supplements or modifications to this Agreement and the Loan Documents and such additional Loan Documents, including any new Revolving Notes to Section 1.18 New Lenders and replacement Revolving Notes to Lenders that agree to participate in such Borrower Revolver Increase, that the Agent reasonably deems necessary in order to document such Borrower Revolver Increase and otherwise assure and give effect to the rights of the Agent and the Lenders in this Agreement and the Loan Documents; and~~

~~(vi)          such other documents, instruments and information as the Agent or its counsel shall reasonably deem necessary in connection with such Borrower Revolver Increase.~~

~~(c)           On such Borrower Increase Date, upon fulfillment of the conditions set forth in this Section 1.18, the Agent shall (i) effect a settlement of all outstanding Advances among the Lenders that will reflect the adjustments to the Commitments and Commitment percentages of the Lenders as a result of such Borrower Revolver Increase and (ii) notify the Lenders, any Section 1.18 New Lenders participating in such Borrower Revolver Increase and the Borrowers, on or before noon (New York time), by telecopier or e-mail, of the occurrence of such Borrower Revolver Increase to be effected on such Borrower Increase Date.~~

(a)           Requests.  Borrowers may, by written notice to Agent (each, a “Borrower Revolver Increase Request”), request increases in the Commitments (each, a “Borrower Revolver Increase”) and the loans thereunder in Dollars in an aggregate amount not to exceed $50,000,000 for all such Borrower Revolver Increases; provided that no commitment of any Lender shall be increased without the consent of such Lender.  Such notice shall set forth (A) the amount of the Borrower Revolver Increase being requested (which shall be in a minimum amount of $10,000,000 and multiples of $5,000,000 in excess thereof), and (B) the date (an “Increase Effective Date”) on which such Borrower Revolver Increase is requested to become effective (which, unless otherwise agreed by Agent, shall not be less than 10 Business Days nor more than 60 days after the date of such notice).

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(b)           Conditions.  No Borrower Revolver Increase shall become effective under this Section 1.18 unless, after giving effect to such Borrower Revolver Increase, the Loans to be made thereunder (assuming that the entire amount of such Borrower Revolver Increase is funded), and the application of the proceeds therefrom, (A) no Default or Event of Default shall exist, and (B) Agent shall have received a certificate of the president, chief executive officer, chief financial officer or treasurer (or other officer having substantially the same authority or responsibility) of Borrower Representative certifying as to the foregoing.

(c)           Terms.  Any Loan made pursuant to the Borrower Revolver Increase shall be on the same terms (as amended from time to time) (including all-in pricing and maturity date) as, and pursuant to documentation applicable to, the initial Revolving Loans.

(d)           Required Amendments.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Borrower Revolver Increase, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence of such Borrower Revolver Increase and the Loans evidenced thereby, and any joinder agreement or amendment may without the consent of the other Lenders effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Agents and Borrowers, to effectuate the provisions of this Section 1.18, and, for the avoidance of doubt, this Section 1.18 shall supersede any provisions in Section 11.2.  From and after the Borrower Revolver Increase, the Commitments established pursuant to this Section 1.18 shall constitute Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the applicable Collateral Documents.  The Credit Parties shall take any actions reasonably required by Agent to ensure and/or demonstrate that the Liens and security interests granted by the applicable Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Commitments, including, without limitation, compliance with Section 5.10.

2.	CONDITIONS PRECEDENT

2.1.           Conditions to the Initial Loans.  No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

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(a)           Credit Agreement; Loan Documents.  This Agreement or counterparts hereof shall have been duly executed by Borrowers and each other Credit Party, and delivered to Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D~~-1~~, each in form and substance reasonably satisfactory to Agent.

~~(b)           [INTENTIONALLY OMITTED]~~

(b)           [Intentionally Omitted]

(c)           Approvals.  Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated thereunder or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

(d)           Payment of Fees.  Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the 2010 GE Capital Fee Letter), and shall have reimbursed Agent for all reasonable fees, costs and expenses of closing presented as of the Closing Date.

(e)           Capital Structure: Other Indebtedness.  The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party not being repaid shall be acceptable to Agent in its reasonable discretion.

(f)            Due Diligence.  Agent shall have completed its business and legal due diligence, including a roll forward of its previous Collateral audit with results reasonably satisfactory to Agent.

(g)           Intentionally Omitted.

(h)           Material Adverse Events.  As of the Closing Date, there will have been (i) since August 31, 2010, no material adverse change, individually or in the aggregate, in the business, financial or other condition of Borrowers taken as a whole, the industry in which Borrowers operate, or the Collateral which will be subject to the security interest granted to Agent or in the projections of Borrowers taken as a whole, (ii) no litigation commenced which, if successful, would have a material adverse impact on Borrowers taken as a whole, their businesses, or their ability to repay the loans, or which would challenge the transactions under consideration, and (iii) since August 31, 2010, no material increase in the liabilities, liquidated or contingent, of Borrowers taken as a whole, or a material decrease in the assets of Borrowers taken as a whole.

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(i)           Background Checks. Agent shall have completed background and reference checks on each Borrower and selected officers of Borrowers with results reasonably satisfactory to Agent.

2.2.           Further Conditions to Each Loan.  Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance~~, convert or continue any Loan as a LIBOR Loan~~  or incur any Letter of Credit Obligation, if, as of the date thereof:

(a)           any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement and Agent or Requisite Lenders have determined not to make such Advance~~, convert or continue any Loan as LIBOR Loan~~  or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

(b)           any event or circumstance having a Material Adverse Effect has occurred since the date hereof as determined by the Requisite Lenders and Agent or Requisite Lenders have determined not to make such Advance~~, convert or continue any Loan as a LIBOR Loan~~  or incur such Letter of Credit Obligation as a result of the fact that such event or circumstance has occurred;

(c)           any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Lenders shall have determined not to make any Advance~~, convert or continue any Loan as a LIBOR Loan~~  or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

(d)           after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), (i) the ~~outstanding~~ aggregate principal amount of the ~~aggregate~~ then outstanding Revolving ~~Loan~~ Loans would exceed the lesser of (x) the Aggregate Borrowing Base and (y) the Maximum Amount or (ii) if there is more than one Borrower, the outstanding principal amount of the Revolving Loan of the applicable Borrower would exceed such Borrower’s separate Borrowing Base.

The request and acceptance by any Borrower of the proceeds of any Advance~~,~~ or the incurrence of any Letter of Credit Obligations ~~or the conversion or continuation of any Loan into, or as, a LIBOR Loan~~ shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.	REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

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3.1.          Corporate Existence; Compliance with Law.  Each Credit Party (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except in each case where the failure to be so qualified ~~would not result in exposure to losses, damages or liabilities in excess of $250,000~~could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws and any scheduled exceptions thereto, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations and any scheduled exceptions thereto set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2.          Executive Offices, Collateral Locations, FEIN.  As of the Closing Date, the current location of each Credit Party’s chief executive office and the warehouses and premises at which any Collateral is located are set forth in Disclosure Schedule (3.2), and, except as set forth in Disclosure Schedule (3.2), none of such locations has changed within the twelve (12) months preceding the Closing Date.  In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

3.3.          Corporate Power, Authorization, Enforceable Obligations.  The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c)~~, all of~~ and those which ~~will~~ have been duly obtained~~, made or complied with prior to the Closing Date~~.  Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

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3.4.          Financial Statements and Projections.  Except for the Projections, all Financial Statements concerning Borrowers and their respective Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

(a)           Financial Statements.  The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on the date hereof:

(i)          The audited consolidated and consolidating balance sheets at December 31, 2009 and the related statements of income and cash flows of Borrowers and their Subsidiaries for the Fiscal Years then ended, certified by Grant Thorton LLP.

(ii)         The unaudited balance sheet(s) at August 31, 2010 and the related statement(s) of income and cash flows of Borrowers and their Subsidiaries for the eight months then ended.

(b)           Projections.  The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(b)) have been prepared by Borrowers in light of the past operations of their businesses and reflect projections for the Fiscal Year 2011.  The Projections are based upon the same accounting principles as those used in the preparation of the financial statements described above and the estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers’ good faith and reasonable estimates of the future financial performance of Borrowers.

3.5.          Material Adverse Effect.  Between ~~August~~ December 31, ~~2010~~ 2012 and the ~~Closing~~ Amendment No. 3 Effective Date: (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Financial Statements and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party’s assets and no law or regulation applicable to any Credit Party has been adopted that in either case has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers’ knowledge no third party is in default under any material contract, lease or other agreement or instrument, which defaults alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.  Between ~~August~~ December 31, ~~2010~~ 2012 and the ~~Closing~~ Amendment No. 3 Effective Date no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

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3.6.          Ownership of Property; Liens.  As of the ~~Closing~~ Amendment No. 3 Effective Date, the real estate (“Real Estate”) listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party.  Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent.  Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the ~~Closing~~ Amendment No. 3 Effective Date.  Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets.  As of the ~~Closing~~ Amendment No. 3 Effective Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and except as disclosed on Disclosure Schedule 3.17, there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances.  Each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party’s right, title and interest in and to all such Real Estate and other properties and assets.  Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate.  As of the ~~Closing~~ Amendment No. 3 Effective Date, no portion of any Credit Party’s Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied.  As of the ~~Closing~~ Amendment No. 3 Effective Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

3.7.          Labor Matters.  As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party’s knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement (with senior level officers or directors), bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party’s knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

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3.8.          Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.  Except as set forth in Disclosure Schedule (3.8), as of the ~~Closing~~ Amendment No. 3 Effective Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person.  All of the issued and outstanding Stock of each ~~Credit Party~~ Subsidiary of SMP is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8).  Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries.  All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in Section 6.3 (including Disclosure Schedule (6.3)).  None of the Credit Parties or their Subsidiaries identified on Disclosure Schedule (3.8) as “inactive” has any material assets (except Stock of their Subsidiaries) or any Indebtedness or Guaranteed Indebtedness or conducts any trade or business.

3.9.          Government Regulation.  No Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940.  No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder.  The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the transactions hereunder will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

3.10.        Margin Regulations.  No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”).  No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board.  No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

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3.11.        Taxes.  All federal, state, local and foreign income and franchise and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding (a) Charges or other amounts being contested in accordance with Section 5.2(b) and (b) filings relating to local qualifications to do business where the exposure to losses, damages or liabilities ~~is less than $100,000 in the aggregate for all jurisdictions~~could not reasonably be expected to have a Material Adverse Effect.  Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities.  Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding.  Except as described in Disclosure Schedule (3.11), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges.  None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party’s knowledge, as a transferee.  As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

3.12.        ERISA.

(a)           Disclosure Schedule (3.12) lists (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans.  Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series, as applicable, for each such Plan, have been made available to Agent.  Except as could not reasonably be expected to have a Material Adverse Effect:  (i) except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax exempt status~~.  Each~~ ; (ii) each Plan is in compliance with the applicable provisions of ERISA, the IRC and its terms, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104 23~~.  Neither~~ ; (iii) neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan~~.  No~~ ; and (iv) no “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, has occurred with respect to any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

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(b)           Except as set forth in Disclosure Schedule (3.12) or that could, in the aggregate, result in Liabilities in excess of $2,000,000: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time); (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor’s Corporation or an equivalent rating by another nationally recognized rating agency.

3.13.        No Litigation.  No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) that challenges any Credit Party’s right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could be reasonably be expected to have a Material Adverse Effect.  Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or, to any Credit Party’s knowledge, threatened, that seeks damages in excess of $250,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

3.14.        Brokers.  No broker or finder brought about the obtaining, making or closing of the Loans, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.15.        Intellectual Property.  As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, except for such Intellectual Property the failure of which to own or have the right to use could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15).  Each Credit Party uses reasonable commercial efforts to conduct its business and affairs so as to avoid infringement of or interference with any Intellectual Property of any other Person in any material respect except as could not reasonably be expected to have a Material Adverse Effect.  Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any infringement claim by any other Person with respect to any Intellectual Property except as could not reasonably be expected to have a Material Adverse Effect.

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3.16.        Full Disclosure.  No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other written reports from time to time prepared by any Credit Party and delivered hereunder or any written statement prepared by any Credit Party and furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

3.17.        Environmental Matters.

~~(a)~~Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $~~200,000~~250,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate in violation of Environmental Laws and Environmental Permits; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $~~200,000~~250,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $~~200,000~~250,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $~~200,000~~250,000, and no Credit Party has consented to any current or former tenant or occupant of the Real Estate engaging in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $~~200,000~~ 250,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

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~~(b)           Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party’s affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party’s conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.~~

3.18.        Insurance.  Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

3.19.        Deposit and Disbursement Accounts.  Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

3.20.        Government Contracts.  Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

3.21.        Customer and Trade Relations.  As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier material to its operations.

3.22.        Agreements and Other Documents.  Disclosure Schedule (3.22) accurately lists each of the following agreements or documents to which any Credit Party is subject as of the Closing Date: supply agreements and purchase agreements not terminable by such Credit Party within 60 days following written notice issued by such Credit Party and involving transactions in excess of $3,000,000 with respect to vendor supply agreements and $6,000,000 with respect to customer purchase agreements, in each case per annum; leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; any surety bond agreement or bonding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it; any other licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

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3.23.        Solvency.  Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred and the other transactions contemplated hereunder, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative; and (c) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

3.24.        Subordinated Debt.  As of the Closing Date, Borrowers have delivered to Agent a complete and correct copy of the Subordinated Debt Documents then in effect (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).  SMP has the corporate power and authority to incur the Indebtedness evidenced by such Subordinated Debt Documents.  The subordination provisions of such Subordinated Debt Documents are enforceable against the holders of such Subordinated Debt Documents by Agent and Lenders.  All Obligations, including the Letter of Credit Obligations, constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in such Subordinated Debt Documents.  Borrowers acknowledge that Agent and each Lender are entering into this Agreement and are extending the Commitments in reliance upon the subordination provisions of such Subordinated Debt Documents and this Section 3.24.

~~3.25.         Anti-Terrorism Laws~~ Foreign Assets Control Regulations and Anti-Money Laundering; Patriot Act.

~~(a)           General.  Neither any Borrower nor any Affiliate of any Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.~~

~~(b)           Executive Order No. 13224.  Neither any Borrower nor any Affiliate of any Borrower or their respective agents acting or benefiting in any capacity in connection with the Advances or other transactions hereunder, is any of the following (each a “Blocked Person”):~~

~~(i)          a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;~~

~~(ii)         a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;~~

~~(iii)        a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;~~

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~~(iv)         a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;~~

~~(v)         a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or~~

~~(vi)        a Person or entity who is affiliated or associated with a Person or entity listed above.~~

~~Neither any Borrower nor to the knowledge of any Borrower, any of its agents acting in any capacity in connection with the Advances or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.~~

~~3.26.        Trading with the Enemy.  No Borrower has engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.~~

(a)           Each Obligor and each Subsidiary of each Obligor is in compliance in all material respects with all U.S. economic sanctions laws, executive orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it.  No Obligor and no Subsidiary or Affiliate of an Obligor (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person, or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

(b)           The Obligors, each of their Subsidiaries and each of their Affiliates are in compliance in all material respects with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations.  No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

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4.	FINANCIAL STATEMENTS AND INFORMATION

4.1.           Reports and Notices.

(a)           SMP, in its capacity as Borrower Representative, hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

(b)           SMP, in its capacity as Borrower Representative, hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

4.2.           Communication with Accountants.  Each Credit Party executing this Agreement authorizes (a) Agent and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants, including ~~Grant Thorton LLP and~~ KPMG LLC, and authorizes and, at Agent’s request, shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.  Unless an Event of Default has occurred which is then continuing, Agent shall (i) notify SMP at least five (5) Business Days prior to any such communication with its accountants, and (ii) permit Borrowers to participate in any such discussions or meetings.

5.	AFFIRMATIVE COVENANTS

Each Credit Party executing this ~~Credit~~ Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

5.1.           Maintenance of Existence and Conduct of Business.  Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1) or reported in accordance with Section 6.15.  ~~Notwithstanding the foregoing or any provision herein to the contrary, SI may be dissolved or liquidated at any time at the discretion of SMP, provided that any assets then owned by SI are transferred to SMP and the applicable Borrowing Bases are recalculated accordingly.~~

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5.2.           Payment of Charges.

(a)           Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due.

(b)           Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met.

5.3.          Books and Records.  Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

5.4.          Insurance; Damage to or Destruction of Collateral.

(a)           The Credit Parties shall, at their sole cost and expense, maintain (i) the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent (it being acknowledged by Agent and Lenders that the policies of insurance maintained by Credit Parties as of the Amendment No. 3 Effective Date (other than Flood Insurance) and the endorsements thereto are acceptable to them for purposes of this Section 5.4) and (ii) Flood Insurance with insurers reasonably acceptable to Agent and otherwise as required by the provisions of this Agreement.  Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice (or 10 days in the case of non-payment of premiums) to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy.  If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable.  Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor.  By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor.  All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.  Notwithstanding the requirements above (x) Flood Insurance shall not be required for Real Estate not located in a Special Flood Hazard Area, (y) Federal Flood Insurance shall not be required for any Real Estate located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program; provided that other Flood Insurance for such Real Estate shall be required unless clause (z) applies and (z) Flood Insurance shall not be required for Real Estate not subject to a Mortgage or required to be subject to a Mortgage.  Within forty-five days after written notice from Agent to Credit Parties that any Real Estate is located in a Special Flood Hazard Area, Credit Parties shall satisfy the Flood Insurance requirements of this section.

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(b)           Agent reserves the right at any time upon any change in any Credit Party’s risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party), upon delivery to the Borrower Representative of no less than thirty (30) days’ prior written notice to such effect, to require additional forms and limits of insurance to, in Agent’s opinion, adequately protect both Agent’s and Lenders’ interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry.  If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

(c)           Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all “All Risk” and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured.  Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $1,500,000, as such Credit Party’s true and lawful agent and attorney in fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance.  Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney.  Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $~~250,000~~ 1,500,000 or more, whether or not covered by insurance.  After deducting from such proceeds (i) the expenses, if any, incurred by Agent in the collection or handling thereof, and (ii) the amounts required to be paid to creditors (other than Lenders) having Permitted Encumbrances, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d) (provided that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied ratably to all of the Loans owing by each Borrower), or permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.  Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $~~500,000~~ 3,000,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d); provided, further, that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied ratably to all of the Loans owing by each Borrower.  All insurance proceeds that are to be made available to any Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan of such Borrower (which application shall not result in a permanent reduction of the Commitment) and upon such application, Agent shall establish a Reserve against the separate Borrowing Base of the affected Borrower in an amount equal to the amount of such proceeds so applied.  All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account.  Thereafter, such funds shall be made available to that Borrower or Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower Representative shall request a Revolving Credit Advance or a release from the cash collateral account be made to such Borrower or Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance.  To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d); provided that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied ratably to all of the Loans owing by each Borrower.

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5.5.          Compliance with Laws.  Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA, labor laws and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.6.          Supplemental Disclosure.  From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default) or at Credit Parties’ election, the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) except as provided below, no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

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5.7.          Intellectual Property.  Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its Licenses.

5.8.          Environmental Matters.  Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $~~100,000~~1,000,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any written communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $~~100,000~~1,000,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.  If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent’s written request, and subject to the requirements and restrictions imposed by any Person from which such Credit Party leases the applicable Real Estate, (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers’ expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have reasonable access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater.  Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

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5.9.          Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.  Each Credit Party shall use commercially reasonable efforts to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent.  With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), any Borrower’s Eligible Inventory at that location shall, in Agent’s ~~discretion~~Permitted Discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agent in its ~~reasonable credit judgment~~Permitted Discretion.  After the Closing Date, no real property or warehouse space shall be leased by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent’s ~~discretion~~Permitted Discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Agent in its Permitted Discretion) or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location.  Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.  To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall ~~first~~ promptly provide to Agent a mortgage or deed of trust granting Agent a first priority Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, on appraisal complying with FIRREA, local counsel opinion(s), within forty-five days of receipt of notice from Agent that Real Estate is located in a Special Flood Hazard Area, Federal Flood Insurance as required by subsection 5.4(a), and, if required by Agent, supplemental casualty ~~insurance and flood~~ insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

5.10.        Further Assurances.  Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party’s expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

~~5.11.        Intentionally Omitted.~~

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~~5.12.        BSE Sale 5.13..    SMP Canada shall cause its share of the cash proceeds of the BSE Sale to be distributed and/or lent to SMP and SMP shall apply such amounts, together with its share of the cash proceeds of the BSE Sale, to prepay the Loans in accordance with the provisions of Section 1.3(b)(ii) of the Agreement.~~

~~(a)The BSE Deferred Payment shall be evidenced by a promissory note in form and substance reasonably satisfactory to Agent, which promissory note, upon the consummation of the BSE Sale, shall be duly pledged, endorsed and delivered to Agent as collateral security for the Obligations hereunder and shall be subject to a first priority Lien in favor of Agent, for its benefit and for the ratable benefit of Lenders, and SMP and SMP Canada shall execute and deliver such amendments to the applicable Pledge Agreement as is reasonably requested by Agent to evidence such Lien.~~

5.11.         Appraisals of Mortgaged Property.  In the event an appraisal of any Real Estate subject to a Mortgage conducted in connection with this Agreement reflects a value for such Real Estate that is in excess of the principal amount of the Obligations secured under the Mortgage for such Real Estate, upon Agent’s request, the applicable Credit Party shall enter into an amendment to such Mortgage in form and substance reasonably satisfactory to Agent, increase the title insurance therefor in a corresponding amount and take such other actions as Agent shall require in the exercise of its Permitted Discretion in connection with such amendment.

6.	NEGATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

6.1.          Mergers, Subsidiaries, Etc.  No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) except as otherwise permitted in connection with a Permitted Acquisition, form any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, except that any Borrower may merge with another Borrower and any other Credit Party may merge into any Borrower, provided that Borrower Representative shall be the survivor of any such merger to which it is a party.  Notwithstanding the foregoing clause (b), any Borrower, may acquire or, subject to the last sentence of this Section 6.1, form a Subsidiary to acquire, all or a material portion of the assets or Stock of any Person in a single transaction or in a series of related transactions (the “Target”) (in each case, a “Permitted Acquisition”) subject to the satisfaction of each of the following conditions:

(i)          ~~Agent shall receive~~ with respect to any proposed Permitted Acquisition involving a purchase price consideration (inclusive of any assumption of liabilities) in excess of $5,000,000, Agent shall have received at least fifteen (15) Business Days’ prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition~~, and with respect to any proposed Permitted Acquisition involving a purchase price consideration (inclusive of any assumption of liabilities) in excess of $50,000,000, Requisite Lenders shall have consented to such Proposed Acquisition~~;

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(ii)         such Permitted Acquisition shall only involve assets comprising a business, or those assets of a business, of, or similar to, the types engaged in by Borrowers as of the Closing Date, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrowers prior to such Permitted Acquisition;

(iii)        such Permitted Acquisition shall be consensual and shall have been approved by the Target’s board of directors (or other similar body) and/or the stockholders or other equityholders of the Target;

(iv)        ~~Concurrently~~ concurrently with delivery of the notice referred to in clause (i) above, with respect to any Permitted Acquisition involving a purchase price consideration (inclusive of any assumption of liabilities) in excess of $~~10,000,000~~15,000,000, Borrowers shall have delivered to Agent, in form and substance reasonably satisfactory to Agent:

(A)          a pro forma consolidated balance sheet, income statement and cash flow statement of Borrowers and their respective Subsidiaries (the “Acquisition Pro Forma”), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrowers and their respective Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith;

(B)           updated versions of the most recently delivered Projections covering the 1-year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the “Acquisition Projections”) and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such Permitted Acquisition; and

(C)           a certificate of the chief financial officer or treasurer of each Borrower to the effect that: (w) each Borrower (after taking into consideration all rights of contribution and indemnity such Borrower has against each other Subsidiary of each Borrower) will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Borrowers (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of Borrowers subsequent to the date thereof based upon the historical performance of Borrowers and the Target and show that Borrowers shall continue to be in compliance with the ~~financial covenants set forth in Annex G~~ Financial Covenant for the 3-year period thereafter; and (z) Borrowers have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders;

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(v)           ~~on or prior to the date of such Permitted Acquisition,~~ Agent shall have received copies of the acquisition agreement and ~~related agreements and instruments, and all opinions, certificates, lien search results and~~ all other material documents relating thereto ~~;~~in draft form prior to the date of such Permitted Acquisition and final executed copies delivered within 10 days following the date of such Permitted Acquisition;

(vi)          ~~at the time of such Permitted Acquisition and after giving effect thereto, (x) Borrowing Availability of all Borrowers exceeds (1) $20,000,000 for~~ with respect to any Permitted Acquisition involving a purchase price consideration ~~of~~ less than or equal to $25,000,000 ~~or less and (2) $50,000,000 for any Permitted Acquisition involving a purchase price consideration in excess of $25,000,000 and (y) no Default or Event of Default has occurred and is continuing; and~~individually and the Aggregate Permitted Acquisition Limit, (x) for a period of thirty (30) consecutive days immediately prior to such Permitted Acquisition and (y) for a period of thirty (30) consecutive days after giving effect thereto, Borrowing Availability for all Borrowers exceeds $20,000,000;

(vii)         with respect to any Permitted Acquisition involving a purchase price consideration greater than $25,000,000 but less than or equal to $50,000,000 individually and the Aggregate Permitted Acquisition Limit, (x) for a period of thirty (30) consecutive days immediately prior to such Permitted Acquisition and (y) for a period of thirty (30) consecutive days after giving effect thereto, Borrowing Availability for all Borrowers exceeds $50,000,000; and

(viii)        ~~(vii)~~with respect to any Permitted Acquisition involving a purchase price consideration in excess of $~~25,000,000 (x) after giving effect to such Permitted Acquisition and~~50,000,000 individually or the Aggregate Permitted Acquisition Limit, (x) (i) for a period of thirty (30) consecutive days immediately prior to such Permitted Acquisition and (ii) for a period of thirty (30) consecutive days after giving effect thereto, Borrowing Availability for all Borrowers exceeds $50,000,000 and (y) Borrowers shall have a Fixed Charge Coverage Ratio of not less than ~~1.25~~ 1.15 to 1.00 as of the last Fiscal Quarter ~~for the 12-month~~ prior to such Permitted Acquisition for which financial statements have been delivered pursuant hereto for the twelve-month period then ended (calculated on a pro forma basis after giving effect to such Permitted Acquisition).

Notwithstanding the foregoing, (a) the Accounts, Inventory, Equipment and Real Estate of the Target shall not be included in Eligible Accounts, Eligible Inventory, Eligible Equipment and Eligible Real Estate until (x) Agent determines, on the basis of any field examinations and appraisals conducted by it in connection with such Permitted Acquisition, the appropriate advance rates and Reserves applicable thereto and (y) such assets become subject to the first priority perfected security interests of Agent and otherwise meet the eligibility criteria which apply to such assets and (b) whether or not the assets thereof become part of the Borrowing Base, if a new Subsidiary is formed in connection with any Permitted Acquisition, or, if the Permitted Acquisition is of Stock of a Person which, upon consummation thereof, would become a Subsidiary, such Subsidiary shall (i) if a domestic Subsidiary, (x) become a Credit Party hereunder, (y) enter into a guaranty and a security agreement, each in form and substance identical to the Subsidiary Guaranty and the Security Agreement, and (z) take such other action as may be reasonably requested by Agent to have the assets of such Subsidiary become subject to the first priority perfected security interests of Agent, and (ii) if a foreign Subsidiary, take such action as may be reasonably requested by Agent to have 51% of the Stock of such foreign Subsidiary to be pledged to Agent and subject to the first priority perfected security interest of Agent provided that if such ~~.~~foreign Subsidiary is a “check the box” subsidiary, 100% of the stock shall be pledged to Agent and subject to the first priority perfected security interest of Agent.

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6.2.          Investments; Loans and Advances.  Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers does not exceed, without the prior written approval of Agent, $1,500,000, plus those in existence on the Closing Date which are set forth on Disclosure Schedule (6.2); (b) each Credit Party may maintain its existing investments in its Subsidiaries, and joint ventures identified on Disclosure Schedule (6.2), as of the Closing Date plus up to the sum of $5,000,000 during each Fiscal Year (with respect to such joint ventures), so long as after giving effect thereto (x) Aggregate Borrowing Availability ~~of all Borrowers~~ exceeds $20,000,000 and (y) no ~~Default or~~ Event of Default has occurred and is continuing; (c) SMP HK may maintain deposits of cash and investments in cash equivalents in an amount not to exceed $~~10,000,000 at anytime~~15,000,000 at any time, so long as after giving effect thereto (x) Aggregate Borrowing Availability ~~of all Borrowers~~ exceeds $20,000,000 and (y) no ~~Default or~~ Event of Default has occurred and is continuing; (d) [~~Intentionally Omitted~~INTENTIONALLY OMITTED]; (e) SMP may maintain deposits of cash and investments in cash equivalents in an amount not to exceed, in the aggregate, $~~5,000,000~~ 20,000,000 at any time; (f) Borrowers may make overnight investments of credit balances with respect to Index Rate Loans in Permitted Overnight Investments; (g) Borrowers may make loans to its Subsidiaries, so long as after giving effect thereto (x) Aggregate Borrowing Availability ~~of all Borrowers~~ exceeds $20,000,000 and (y) no ~~Default or~~ Event of Default has occurred and is continuing, up to the sum of $20,000,000 at any time outstanding in the aggregate, less the amount of loans converted to equity pursuant to clause (i) hereinbelow; (h) Borrowers may increase their investments in Subsidiaries, and/or purchase a minority stock interest in other entities, not earlier than fifteen (15) Business Days after delivering to Agent a notice similar to that required under Section 6.1(a)(i) together with financial statements substantially similar to an Acquisition Pro Forma described in Section 6.1(a)(iv)(A) indicating that (x) average daily Aggregate Borrowing Availability ~~of all Borrowers~~ for the 30-day period preceding the consummation of such investment would have exceeded $20,000,000 on a pro forma basis (after giving effect to such investment and all Loans funded in connection therewith as if made on the first day of such period) and (y) on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such investment, and (i) from and after the Closing Date, Borrowers may convert to equity up to an aggregate amount of $6,000,000 of loans due from Subsidiaries so long as after giving effect to such conversion Aggregate Borrowing Availability ~~of all Borrowers~~ exceeds $20,000,000 and (j) other investments and loans in an amount not to exceed $25,000,000 so long as Aggregate Borrowing Availability is not less than $50,000,000 after giving effect to such investment or loan.

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6.3.           Indebtedness.

(a)           No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c) or as otherwise permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness consisting of intercompany loans and advances made by SMP Canada or any Borrower to any other Borrower or to SMP Canada as the case may be; provided, that: (A) each Borrower and SMP Canada shall have executed and delivered to each other Borrower or SMP Canada as the case may be, on the Closing Date, a demand note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing at any time by such Borrower or SMP Canada to such other Borrowers or SMP Canada, as the case may be, which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) each Borrower and SMP Canada shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (C) the obligations of each Borrower and SMP Canada under any such Intercompany Notes shall be subordinated to the Obligations of such Borrower or SMP Canada hereunder in a manner reasonably satisfactory to Agent; (D) at the time any such intercompany loan or advance is made by any Borrower to any other Borrower or SMP Canada and after giving effect thereto, each such Borrower shall be Solvent; (E) no ~~Default or~~ Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; and (F) in the case of any intercompany Indebtedness, the Borrower advancing such funds shall have Borrowing Availability under its separate Borrowing Base of not less than ~~(x)~~ $1,850,000 ~~in the case of SMP and (y) $350,000 in the case of SI, each~~ after giving effect to such intercompany loan, (vi) Indebtedness consisting of intercompany loans and advances made by a Subsidiary of any Credit Party which is not itself a Credit Party to any other Credit Party, (vii) Capital Leases to the extent they are permitted in Section 6.7(a), (viii) Indebtedness incurred pursuant to the Canadian Loan Agreement, (ix) Indebtedness incurred pursuant to Rate Protection Agreements and any interest rate swap, cap, collar, or similar agreement arranged by GE Capital and supported by a Swap Related L/C ~~and~~  (x) to the extent that the purchase of Auto Supplier Accounts by any special purpose vehicle pursuant to an Auto Supplier Program is judicially re-characterized as a grant of collateral by any Borrower to secure financing, Indebtedness in respect of the applicable Auto Supplier Program, (xi) Indebtedness incurred in the ordinary course of business pursuant to Bank Product Agreements, (xii) financing of payables by any Lender on commercially reasonable terms in the ordinary course of business not to exceed $40,000,000 at any time outstanding, (xiii) other secured Indebtedness not to exceed $10,000,000 at any time outstanding, and (xiv) other unsecured Indebtedness not to exceed $20,000,000 at any time outstanding.

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(b)           No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations; (ii) ~~the refinancing, repurchase and/or redemption of Subordinated Debt in accordance with the terms of Section 6.14(e)(iii); (iii)~~ Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c); ~~(iv~~(iii) Indebtedness permitted by Section 6.3(a)(iv) upon any refinancing thereof in accordance with Section 6.3(a)(iv); and (~~v~~iv) as otherwise permitted in Section 6.14.

6.4.           Employee Loans and Affiliate Transactions.

(a)           Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party’s business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party.  In addition, if any such transaction or series of related transactions not otherwise permitted under Article 6 involves payments in excess of $~~50,000~~ 2,500,000 for any single transaction or $~~250,000~~ 5,000,000 in the aggregate for all Credit Parties, the terms of these transactions must be disclosed in advance to Agent and Lenders.  All such transactions existing as of the date hereof are described in Disclosure Schedule (6.4(a)).

(b)          No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except (i) loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, (ii) loans to its respective employees in an amount not to exceed for each employee 25% of the employee’s compensation to finance such employee’s purchase of SMP Stock, (iii) loans to executive officers to finance their purchase of SMP Stock in which under Credit Parties’ policies such officers are to have invested at any time an amount equal to 50% of their current compensation, and (iv) loans to employees who have been relocated at a Credit Party’s request to assist them in financing the purchase of a new residence and related moving expenses pending the sale of their former residence, not to exceed, in the aggregate with respect to all such employee or executive officer loans described in clauses (i), (ii), (iii) and (iv) of this subsection (b), a maximum of $~~1,000,000~~ 1,500,000 to any employee or executive officer and up to a maximum of $~~2,000,000~~ 3,000,000 in the aggregate at any one time outstanding for all employees and executive officers.

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6.5.          Capital Structure and Business.  No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations that could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described in Disclosure Schedule (3.8), including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided that (i) any Credit Party may issue or sell shares of its stock to any other Credit Party, and (ii) SMP may buy or sell shares of its Stock for cash so long as ~~(x) the proceeds thereof are applied in prepayment of the Obligations as required by Section 1.3(b)(iii), and (y)~~ no Change of Control occurs after giving effect thereto, or (c) amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Credit Party’s duty or ability to repay the Obligations.  No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably similar or related thereto.   ~~Notwithstanding the foregoing, Agent and Lenders consent to the dissolution of SI, provided, that (i) upon the dissolution of SI, the assets of SI shall have been transferred to SMP and remain subject to Agent’s and Lenders’ first priority perfected security interest and (ii) upon dissolution of SI, the amount of SI Amortizing Availability, shall become $0 and the amount of SI Amortizing Availability, immediately prior to such dissolution shall be added to SMP Amortizing Availability.~~

6.6.          Guaranteed Indebtedness.  No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement other than Indebtedness, if any, of a Target existing at the time such Target is acquired, (c) Guaranteed Indebtedness incurred by SMP for the payment or performance of lease obligations for the benefit of its Subsidiaries not to exceed $5,000,000 in the aggregate at any time, (d) for Guaranteed Indebtedness incurred pursuant to the Guaranty dated June 27, 2003 made by SMP in favor of JPMorgan Chase Bank in connection with the transfer of ownership to SMP LLC of the Real Estate of SMP located in Long Island City, New York , and (e) for Guaranteed Indebtedness in place as of the date hereof and listed on Disclosure Schedule ~~6.6 hereto~~(6.6), and (f) other Guaranteed Indebtedness not to exceed $10,000,000 at any time outstanding.

6.7.          Liens.  No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing the Indebtedness described on Disclosure Schedule (6.3) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; (c) Liens created after the date hereof (i) by conditional sale or other title retention agreements (including Capital Leases) or (ii) in connection with purchase money Indebtedness with respect to Equipment, Fixtures and Real Estate acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $10,000,000 outstanding at any one time for all such Liens (provided that all such Liens described in this subsection 6.7(c)(ii) attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within 20 days following such purchase and does not exceed 100% of the purchase price of the subject assets); (d) Liens securing the Indebtedness incurred under or pursuant to the Canadian Loan Agreement; ~~and~~ (e) Liens in respect of any Auto Supplier Accounts of any Borrower owed by an Account Debtor participating in any Auto Supplier Program securing Indebtedness permitted under Section ~~6.3(a)(xi)~~6.3(a)(x); (f) Liens assumed in connection with a Permitted Acquisition; provided, however, that such Liens are not created in anticipation of such Permitted Acquisition and, in any event, do not secure Indebtedness other than that assumed in compliance with Section 6.3(a)(xiii) at any time; and (g) other Liens as to which the aggregate amount of the obligations secured thereby does not exceed $10,000,000 at any one time outstanding.

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6.8.          Sale of Stock and Assets.  No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory , goods, Cash Equivalents and other assets regularly sold in the ordinary course of such Credit Party’s business~~, and~~ ; (b) the sale, transfer, conveyance or other disposition ~~by a Credit Party of~~ of assets (including Equipment, Fixtures , Intellectual Property or Real Estate ) that are obsolete , worn out or no longer used or useful in such Credit Party’s business ~~and having a net book value, not exceeding $2,000,000 in the aggregate in any Fiscal Year; (c) other Equipment and Fixtures having a net book value not exceeding $5,000,000 in the aggregate in any Fiscal Year~~ ; (c) [INTENTIONALLY OMITTED]; (d) ~~the sale of approximately 8 acres of vacant land located in Coppell, Texas~~[INTENTIONALLY OMITTED]; (e) licenses of Intellectual Property for uses not pursued by Credit Parties or in geographic markets not served by Credit Parties or in order to enable a supplier to manufacture Inventory for a Credit Party as long as the proceeds from such licenses are remitted to Agent for application to the Loans; (f) ~~the sale of the Real Estate owned by the Credit Parties in Forth Worth, Texas~~[INTENTIONALLY OMITTED]; (g) Draft Monetization; (h) ~~the BSE Sale; (i) the sale of Borrowers’ Real Estate located in Reno, Nevada~~[INTENTIONALLY OMITTED]; (i) [INTENTIONALLY OMITTED]; (j) the sale of Borrower’s Real Estate located in Grapevine, Texas ~~and~~ ; (k) the sale of Auto Supplier Accounts in an aggregate amount not to exceed $5,000,000 at any one time outstanding; (l) discount (with or without recourse, and on commercially reasonable terms) of accounts receivable and related assets arising in the ordinary course of business; and (m) additional dispositions of assets not otherwise permitted by this Section 6.8 if, immediately after giving effect to any such disposition, the aggregate amount (based on the net book value of all such assets) of all such dispositions in any Fiscal Year does not exceed the lesser of (i) $25,000,000 and (ii) 2.5% of the Consolidated Total Assets (calculated for the Fiscal Quarter most recently ended prior to such disposition for which financial statements have been delivered pursuant hereto on a pro forma basis after giving effect to such disposition); provided, that (A) no Event of Default is in existence at the time of such disposition or would result therefrom and (B) the non-cash consideration received in connection therewith shall not exceed 25% of the total consideration received in connection with such disposition.  With respect to any disposition of assets or other properties permitted pursuant to ~~clauses (b), (c), (d), (h) and(i) above~~this Section 6.8, subject to Section 1.3(b), Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute, if necessary, and deliver to Borrowers, at Borrowers’ expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrowers.

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6.9.          ERISA.  No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (ii) cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

6.10.        Financial CovenantsCovenant.  Any time the ~~aggregate average daily Aggregate Borrowing Availability in the aggregate for any continuous thirty (30) day period is less than $30,000,000 or the aggregate daily~~ Aggregate Borrowing Availability is ~~$20,000,000 or less~~less than the greater of (x) $25,000,000 or (y) 10% of the Maximum Amount then in effect, Borrowers shall not breach or fail to comply with ~~any of~~ the Financial ~~Covenants~~Covenant.  In the event the foregoing Aggregate Borrowing Availability threshold is violated, Borrowers shall be required to comply with the Financial ~~Covenants~~ Covenant until Borrowers have maintained an average Aggregate Borrowing Availability of $30,000,000 or greater for a continuous ninety (90) day period, as determined by Agent in its reasonable discretion.

6.11.        Hazardous Materials.  No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the owned Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

6.12.        Sale Leasebacks.  No Credit Party shall engage in any sale leaseback, synthetic lease or similar transaction involving any of its assets other than sale leasebacks of ~~the~~ Excluded Real Property.

~~6.13.        Cancellation of Indebtedness~~[Intentionally omitted].

~~.  No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm’s length basis and in the ordinary course of its business consistent with past practices.~~

6.14.        Restricted Payments.  No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrowers to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, (c) employee loans permitted under Section 6.4(b), (d) payments of principal and interest of Intercompany Notes issued in accordance with Section 6.3 ~~and, to the extent not prohibited by any applicable subordination provisions, payments of interest on Subordinated Debt~~; ~~and~~ (e) subject to the provisos which follow in each of subsections (i~~, (ii~~) and (~~iii~~ii) below, SMP may (i) pay cash dividends up to $15,000,000 in any twelve (12) month period provided that (x) Credit Parties shall have Excess Formula Availability on a pro forma basis of not less than $20,000,000 and (y) no Default or Event of Default shall have occurred and be continuing or would occur as a result of the payment of such cash dividend, (ii) make payments on account of the purchase or redemption of its common stock, provided that (x) the aggregate cash utilized to effectuate such purchases or redemptions shall not exceed $10,000,000 in any ~~calendar year~~Fiscal Year, (y) Credit Parties shall have Excess Formula Availability on a pro forma basis of not less than $30,000,000 and (z) no Default or Event of Default shall have occurred and be continuing or would occur as a result of such purchases or redemptions, and (iii) ~~refinance, repurchase or redeem Subordinated Debt under the 2009 Indenture provided that (w) the aggregate amount of such refinanced, repurchased or redeemed Subordinated Debt shall not exceed $50,000,000, (x) no Default or Event of Default shall have occurred or be continuing or would occur as result of such refinance, repurchase or redemption and (y) Credit Parties shall have Excess Formula Availability on a pro forma basis of not less than $30,000,000 after giving effect to such refinance, repurchase or redemption~~any other Restricted Payment so long as after giving effect to such payment Aggregate Borrowing Availability is not less than $50,000,000 and Borrowers shall have a Fixed Charge Coverage Ratio for the twelve (12) month period then ended of not less than 1.15:1.00 on a pro forma basis as if such payment had been made on the first day of such twelve (12) month period.

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6.15.        Change of Corporate Name, State of Incorporation or Location; Change of Fiscal Year.  No Credit Party shall (a) change its corporate name ~~or trade name or~~ , (b) change its jurisdiction of incorporation or formation, as applicable or (c) change its chief executive office, principal place of business, ~~corporate offices~~ or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral (other than records archived in accordance with the Credit Parties’ record retention policy), in each case without at least ~~thirty (30~~fifteen (15) days prior written notice to Agent ~~and after Agent’s written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and~~ ; provided that any such new location shall be in the continental United States or, with respect to SMP Canada, Canada.  No Credit Party shall change its Fiscal Year.

6.16.        No Impairment of Intercompany Transfers.  No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

6.17.        No Speculative Transactions.  No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars, so long as such proposed hedging transaction is ~~upon prior notice of same to Agent and the agreements effectuating such proposed hedging transaction are satisfactory to Agent in form and substance~~not speculative.

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~~6.18.        Leases.  No Credit Party shall enter into any operating lease for (A) Equipment if the aggregate amount of all such operating lease payments payable in any Fiscal Year for all Credit Parties on a consolidated basis would exceed One Hundred Twenty percent (120%) of the aggregate amount of all such payments in the prior Fiscal Year or for (B) Real Estate if the aggregate amount of all such operating lease payments payable in any Fiscal Year for all Credit Parties on a consolidated basis would exceed One Hundred Twenty percent (120%) of the aggregate of all such payments in the prior Fiscal Year plus the value of the annualized lease payments with respect to any Excluded Property in which a sale leaseback transaction was consummated for such property in the prior Fiscal Year.~~

6.18.        [Intentionally Omitted].

6.19.        ~~Changes Relating to Subordinated Debt;~~ Material Contracts~~.~~

~~(a)           No Credit Party shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) except as otherwise provided in the last sentence of Section 6.3, grant any security or collateral to secure payment of such Subordinated Debt; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of such Subordinated Debt in a manner adverse to any Credit Party, Agent or any Lender.~~

~~(b)No Credit Party shall change or amend the terms of any of~~ .  No Credit Party shall change or amend the terms of any purchase or sale agreement involving the acquisition or disposition of any business of such Credit Party (other than a Permitted Acquisition) relating to indemnity provisions or deferred purchase payments.

6.20.        Inactive Subsidiaries.  None of the Credit Parties or their Subsidiaries identified on Disclosure Schedule (3.8) as “inactive” shall engage in any trade or business, or own any assets (other than Stock of their Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations).

6.21.        No Amendment to Auto Supplier Program Documents.  No Credit Party shall, without the prior written consent of Agent, amend or otherwise modify (or agree to an amendment or other modification to) any term of any documents executed in connection with any Auto Supplier Program.

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6.22.        OFAC; Patriot Act.  No Obligor shall, and no Obligor shall permit any of its Subsidiaries to fail to comply in any material respect with the laws, regulations and executive orders referred to in Sections 3.25.

7.	TERM

7.1.          Termination.  The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

7.2.          Survival of Obligations Upon Termination of Financing Arrangements.  Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date.  Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES

8.1.          Events of Default.  The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(a)           Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent’s demand for such reimbursement or payment of expenses.

(b)           Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4(a) or 6, or any of the provisions set forth in Annexes C or G, respectively.

(c)           Any Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for five (5) Business Days or more.

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(d)           Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for thirty (30) days or more.

(e)           A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured or waived within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $~~500,000~~ 5,000,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $~~500,000~~ 5,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived beyond any applicable cure period, or such right is exercised, by such holder or trustee.

(f)           Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than inadvertent, immaterial errors not exceeding $~~2,000,000~~ 5,000,000 in the aggregate in any Borrowing Base Certificate), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

~~(g)           Assets of any Credit Party with a fair market value of $100,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.~~

(g)           [Intentionally Omitted].

(h)           A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, or (iii) ordering the winding up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction.

(i)           Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

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(j)           A final judgment or judgments for the payment of money in excess of $~~500,000~~ 1,000,000 in the aggregate at any time are outstanding against one or more of the Credit Parties and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(k)           Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document (other than due to the gross negligence or willful misconduct of Agent or any Lender or failure of Agent or any Lender to take any action within its control following timely compliance by each Credit Party with all of the requirements of each relevant Loan Document) ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby having a fair market value, individually or in the aggregate, in excess of $1,000,000.

(l)           Any Change of Control occurs.

~~(m)         Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at facilities of Borrowers generating more than 15% of Borrowers’ consolidated revenues for the Fiscal Year preceding such event and 15% of Borrowers’ EBITDA for the preceding twelve Fiscal Months and such cessation or curtailment continues for more than ninety (90) days.~~

8.2.           Remedies.

(a)           If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in Agent’s sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such ~~Default or~~ Event of Default is continuing.  If any Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

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(b)           If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), upon written notice: (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) reduce the Commitment from time to time; (iii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or (iv) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

8.3.          Waivers by Credit Parties.  Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

9.1.           Assignment and Participations.

(a)           Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder.  Any assignment by a Lender shall: (i~~) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee~~) and the execution of an assignment agreement (an “Assignment Agreement”) substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Agent of an assignment fee of $3,500, except no assignment fee is payable for assignments to an Affiliate of such assigning Lender.  In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder.  The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment.  Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a “Lender”.  In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment.  In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned.  Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender’s obligations hereunder or under any other Loan Document.

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(b)           Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents).  Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a “Lender”; provided, however, that a participant shall not be entitled to receive any greater payment under Sections 1.13, 1.15 or 1.16 than the Lender from which such participant acquired its participation would be entitled to receive in respect of the amount of the participation.  Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant.  Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(c)           Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

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(d)           Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants.  Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(b).

(e)           Any Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

(f)           So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with Section ~~1.15(a~~1.15(b) to an extent greater than that applicable to the assigning or selling Lender.

(g)           Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”), may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing by the Granting Lender to Agent and Borrowers, the option to provide to Borrowers all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender.  No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  Any SPC may (i) with notice to, but without the prior written consent of, Borrowers and Agent and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrowers and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.  This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment.  For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

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(h)           Nothing contained in this Section 9 shall require the consent of any party for GE Capital to assign any of its rights in respect of any Swap Related Reimbursement Obligation.

9.2.          Appointment of Agent.  GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents.  The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person.  Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents.  The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.  Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity.  Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

If Agent shall request instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining.  Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable.

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9.3.          Agent’s Reliance, Etc.  Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) unless specifically directed, in writing, by the Requisite Lenders shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy~~, telegram, cable or telex~~ or Electronic Transmission) believed by it to be genuine and signed or sent by the proper party or parties.

9.4.          GE Capital and Affiliates.  With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include GE Capital in its individual capacity.  GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders.  GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.  Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans and GE Capital as Agent.

9.5.          Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.  Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

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9.6.          Indemnification.  Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct.  Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

9.7.          Successor Agent.  Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrower Representative.  Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000.  If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above.  Any successor Agent appointed by Requisite Lenders or the resigning Agent hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if ~~a Default or~~ an Event of Default has occurred and is continuing.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent.  Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue.  After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

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9.8.          Setoff and Sharing of Payments.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without prior notice to any Credit Party or to any Person other than Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower or Guarantor (regardless of whether such balances are then due to such Borrower or Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower or Guarantor against and on account of any of the Obligations that are not paid when due, provided that the Lender exercising such offset rights shall give notice thereof to the affected Credit Party promptly after exercising such rights.  Any Lender exercising a right of setoff or otherwise (including through the exercise of remedies against any Obligor that is not an Eligible Party) receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall , to the extent that this provision does not impair the legality under applicable law of any guaranty or otherwise violate applicable law purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16).  Each Credit Party that is a Borrower or Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation.  Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

9.9.           Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

(a)           Advances; Payments.

(i)           Each Lender shall make the amount of such Lender’s Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Annex H not later than 3:00 p.m.  (New York time) on the requested funding date, in the case of an Index Rate Loan, and not later than 11:00 a.m. (New York time) on the requested funding date, in the case of a LIBOR Loan.  After receipt of such wire transfers (or, in ~~the~~ Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance.  All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

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(ii)           On the 2nd Business Day of each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone~~,~~  or telecopy of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan.  Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it.  To the extent that any Lender (a “Non Funding Lender”) has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short fall against that Non Funding Lender’s Pro Rata Share of all payments received from Borrowers.  Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

(b)           Availability of Lender’s Pro Rata Share.  Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date.  If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind.  If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent.  Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.  To the extent that Agent advances funds to any Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

(c)           Return of Payments.

(i)           If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

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(ii)           If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d)           Non-Funding Lenders.  The failure of any Non Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be included in the calculation of “Requisite Lenders” or “Supermajority Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document.  At Borrower Representative’s request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(e)           Dissemination of Information.  Agent shall use commercially reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct.  Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

(f)           Actions in Concert.  Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

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9.10.        Syndication and Documentation Agents.  The entities identified on the cover page of this Agreement as the “Co-Syndication Agent” and the “Documentation Agent”, respectively, shall, in each case, not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to all Lenders as such.  Without limiting the foregoing, the entities so identified as the “Co-Syndication Agent” and the “Documentation Agent”, respectively, shall not have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on the entities so identified as the “Co-Syndication Agent” and the “Documentation Agent”, respectively, in deciding to enter into this Agreement and each other Loan Document to which it is a party or in taking or not taking action hereunder or thereunder.

10.	SUCCESSORS AND ASSIGNS

10.1.        Successors and Assigns.  This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein.  No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders.  Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void.  The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.	MISCELLANEOUS

11.1.        Complete Agreement; Modification of Agreement.  The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2.  Any letter of interest, commitment letter, or fee letter (other than the 2010 GE Capital Fee Letter) or confidentiality agreement between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

11.2.        Amendments and Waivers.

(a)           Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders, Supermajority Lenders, or all affected Lenders, as applicable.  Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

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(b)           No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Sections 1.6 and 1.7, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Lenders and Borrowers.  No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers.  Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers.

(c)           No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender’s Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii)~~-(iii))~~ ) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty (except in connection with a sale of the Stock of the applicable Guarantor which is not in violation of the terms of this Agreement) or, except as otherwise permitted herein or in the other Loan Documents, release, subordinate ~~the~~ Agent’s Lien or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) increase the percentage advance rates set forth in the definition of the SMP ~~Borrowing Base or the SI~~ Borrowing Base, or the percentage in Section 1.1(a)(iv)(y) beyond the rates in effect on the Closing Date, or the aggregate amount of Overadvances permitted pursuant to Section 1.1(a)(iii); (viii) amend or waive this Section 11.2 or the definitions of the terms “Requisite Lenders” or “Supermajority Lenders” insofar as such definitions affect the substance of this Section 11.2 and (ix) amend Section 1.11(a).  Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer, or of GE Capital in respect of any Swap Related Reimbursement Obligations, under this Agreement or any other Loan Document, including any release of any Guaranty or Collateral requiring a writing signed by all Lenders, shall be effective unless in writing and signed by Agent or L/C Issuer or GE Capital, as the case may be, in addition to Lenders required hereinabove to take such action.  Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.  No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.  No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note.  No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each Lender at such time and each future Lender.

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(d)           If, in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”):

(i)           ~~(~~requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in ~~clauses (ii), (iii) and (iv~~clause (ii) below being referred to as a “Non-Consenting Lender”) ~~,~~ or

(ii)           requiring the consent of Supermajority Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained~~,~~ .

~~(iii)          requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate applicable Commitments is obtained, but the consent of Requisite Lenders, is not obtained, or~~

~~(iv)          requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of the Requisite Lenders is not obtained,~~

then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative’s request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement within 180 days from the time such consent is requested.

(e)           Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders (other than claims for gross negligence or willful misconduct), and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

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11.3.        Fees and Expenses.  Borrowers shall reimburse (i) Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) Agent (and, with respect to clauses (c) and (d) below, all Lenders solely if in the written opinion of outside counsel reasonably satisfactory to Borrower Representative and Agent, Lenders require additional counsel due to the existence of an actual or potential conflict of interest) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation and preparation of the Loan Documents and incurred in connection with:

(a)           the forwarding to Borrowers or any other Person on behalf of Borrowers by Agent of the proceeds of any Loan ~~(including a wire transfer fee of $10 per wire transfer)~~;

(b)           any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

(c)           any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct;

(d)           any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

(e)           any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

(f)           efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

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including, as to each of clauses (a) through (f) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent.  Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; ~~telegram or~~ telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

11.4.        No Waiver.  Agent’s or any Lender’s failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith.  Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type.  Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

11.5.        Remedies.  Agent’s and Lenders’ rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise.  Recourse to the Collateral shall not be required.

11.6.        Severability.  Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

11.7.        Conflict of Terms.  Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

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11.8.        Confidentiality.  Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following the Termination Date, except that Agent and any Lender may disclose such information (a) to Affiliates and/or Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent or any Lender.  Each of Agent and each Lender acknowledges that (i) confidential information provided to them by the Credit Parties may include material non-public information concerning the Credit Parties, (ii) it has developed compliance procedures regarding the use of material non-public information, and (iii) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities laws.

11.9.        GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT.  EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

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11.10.      Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative ~~or~~ , Agent or any Lender) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.  Transmissions made by electronic mail or E-Fax to Agent shall also be effective but only (x) for notices where Electronic Transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to Borrower Representative, and (z) if receipt of such transmission is acknowledged by Agent.  Subject to the foregoing provisions of this Section 11.10, each of Agent, Lenders and each Credit Party is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein.

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11.11.      Section Titles.  The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.12.      Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

11.13.      WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11.14.      Press Releases and Related Matters.  Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure (other than any document filed with any Governmental Authority describing the financing arrangements provided hereunder) using the name of GE Capital or its affiliates or referring to this Agreement~~,~~ or any of the other Loan Documents without at least two (2) Business Days’ prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure.  Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement using Borrowers’ name, product photographs, logo or trademark.  Agent or such Lender shall provide a draft of any advertising material to each Credit Party for review and comment prior to the publication thereof.  Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

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11.15.      Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.16.      Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

11.17.      No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.18.      Reaffirmation of Collateral Documents.  Each Credit Party (i) acknowledges and confirms that notwithstanding the execution of this Agreement and the consummation of the transactions contemplated hereunder or any other facts and circumstances, all of the terms and conditions, representations and covenants contained in the Collateral Documents are and shall remain in full force and effect in accordance with their respective terms and the security interests and liens theretofore granted, pledged and/or assigned under the Collateral Documents as security for the Obligations shall not be impaired, limited or affected in any manner whatsoever; and (ii) represents, warrants and confirms that no offsets, counterclaims or defenses exist with respect to each of the Credit Parties’ obligations under the Collateral Documents.

~~11.19.      Certifications From Banks and Participants; US PATRIOT Act.  Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.~~

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11.19.       Patriot Act.  Each Lender that is subject to the Patriot Act hereby notifies the Obligors that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Obligor and other information that will allow such Lender to identify each Obligor in accordance with the Patriot Act.

11.20.       Keepwell.  Each Qualified ECP Obligor, jointly and severally, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Obligor hereunder to honor all of such Obligor’s obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Obligor shall only be liable under this Section 11.20 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.20, or otherwise under this Agreement, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Obligor under this Section 11.20 shall remain in full force and effect until all of the Obligations and all other amounts payable under this Agreement shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. Each Qualified ECP Obligor intends that this Section 11.20 constitute, and this Section 11.20 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

12.	CROSS-GUARANTY

12.1.        Cross-Guaranty.  Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower.  Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

(a)           the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(b)           the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

(c)           the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

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(d)           the insolvency of any Credit Party; or

(e)           any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

12.2.        Waivers by Borrowers.  Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower.  It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

12.3.        Benefit of Guaranty.  Each Borrower agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

12.4.        Subordination of Subrogation, Etc.  ~~Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.~~  Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash.  Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

12.5.         Election of Remedies.  If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12.  If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender.  Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  In the event Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

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12.6.        Limitation.  Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

(a)           the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

(b)           the amount that could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 12.7.

12.7.        Contribution with Respect to Guaranty Obligations.

(a)           To the extent that any Borrower shall make a payment under this Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

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(b)           As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)           This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1.  Nothing contained in this Section 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(d)           The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

(e)           The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

12.8.        Liability Cumulative.  The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

STANDARD MOTOR PRODUCTS, INC.

~~By:____________________________________~~
~~Name:~~
~~Title:~~

~~STANRIC, INC.~~

By:____________________________________
Name:
Title:

SMP MOTOR PRODUCTS LTD.

By:____________________________________
Name:
Title:

(Signatures Continued on Next Page)

Signature Page to Exhibit A to Amendment 3 - Third Amended and Restated ~~Loan Agreement - 3934499~~Credit Agreemen

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and a Lender

By:____________________________________
Name:
Title:

BANK OF AMERICA, N.A.,
as Co-Syndication Agent and a Lender

By:____________________________________
Name:
Title:

WELLS FARGO CAPITAL FINANCE, LLC,
as Co-Syndication Agent and a Lender

By:____________________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Documentation Agent and a Lender

By:____________________________________
Name:
Title:

GE CAPITAL BANK, as a Lender

By:____________________________________
Name:
Title:

(Signatures Continued on Next Page)

Signature Page to Exhibit A to Amendment 3 - Third Amended and Restated ~~Loan Agreement - 3934499~~Credit Agreemen

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:____________________________________
Name:
Title:

GE BUSINESS FINANCIAL SERVICES INC., as a Lender

By:____________________________________
Name:
Title:

Signature Page to Exhibit A to Amendment 3 - Third Amended and Restated ~~Loan Agreement - 3934499~~Credit Agreemen

ANNEX A (Recitals)

To

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“2009 Indenture” means that certain Indenture to be dated as of May 6, 2009, between SMP and HSBC Bank USA, N.A., as trustee, and any documents, agreements or instruments executed in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time.

~~“2009 Indenture Maturity Reserve” means a reserve which (i) during the period October 15, 2010 through November 14, 2010 equals one-sixth of the aggregate amount of the debentures issued under the 2009 Indenture, (ii) during the period November 15, 2010 through December 14, 2010 equals one-third of the aggregate amount of the debentures issued under the 2009 Indenture, (iii) during the period December 15, 2010 through January 14, 2011 equals one-half of the aggregate amount of the debentures issued under the 2009 Indenture, (iv) during the period January 15, 2011 through February 14, 2011 equals two-thirds of the aggregate amount of the debentures issued under the 2009 Indenture, (v) during the period February 15, 2011 through March 14, 2011 equals five-sixths of the aggregate amount of the debentures issued under the 2009 Indenture, and (vi) on and after March 15, 2011 equals one hundred percent (100%) of the aggregate amount of the debentures issued under the 2009 Indenture, in each case less the aggregate face amount of any debentures issued under the 2009 Indenture which may be repurchased or redeemed as provided herein, but in no event may the amount of the 2009 Indenture Maturity Reserve be less than zero ($0).~~

~~“2009 Subordinated Debt” means the Subordinated Debt issued pursuant to the 2009 Indenture.~~

“2010 GE Capital Fee Letter” shall have the meaning given to such term in Section 1.9(a).

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounting Changes” has the meaning ascribed thereto in Annex G.

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

Annex A - 1

~~“Additional SI Amortizing Availability” means as to each item of Eligible Equipment purchased by SI after the Closing Date, (i) 85% of the Net Orderly Liquidation Value of such Eligible Equipment less (ii) one-twenty fourth (and, after exercise of the Reloading Accordion option, one-twentieth) of the amount determined under clause (i) for each full Fiscal Quarter occurring after the purchase of such Eligible Equipment.~~

“Additional SMP Amortizing Availability” means (i) as to any Eligible Real Estate purchased by SMP after the ~~Closing~~ Amendment No. 3 Effective Date fifty percent (50%) of the Fair Market Value of such Eligible Real Estate and as to Eligible Equipment purchased by SMP after the ~~Closing~~ Amendment No. 3 Effective Date 85% of the Net Orderly Liquidation Value of such Eligible Equipment less (ii) ~~one-twenty fourth (and, after exercise of the Reloading Accordion option,~~ one-twentieth~~)~~  of the amount determined under clause (i) for each full Fiscal Quarter occurring after the purchase of such Eligible Real Estate or Eligible Equipment, as the case may be.

“Additional SMP Canada Amortizing Availability” means (i) up to the lesser of (x) $750,000 or (y) the sum of (a) as to SMP Canada Eligible Real Estate purchased by SMP Canada after the ~~Closing~~ Amendment No. 3 Effective Date, fifty percent (50%) of the Fair Market Value of such SMP Canada Eligible Real Estate and (b) as to SMP Canada Eligible Equipment purchased by SMP Canada after the ~~Closing~~ Amendment No. 3 Effective Date, 85% of the Net Orderly Liquidation Value of such SMP Canada Eligible Equipment as set forth in the most recent appraisal prepared by an independent appraisal firm acceptable to Agent ~~(Agent agrees that Michael Fox International shall be deemed an acceptable appraiser with respect to SMP Canada’s machinery and equipment)~~in its Permitted Discretion; provided, however, that Canadian Borrowing Availability arising solely under this clause (i)(y) shall not exceed 50% of ~~the total SMP Canada’s~~ Canadian Borrowing Availability less (ii) ~~one-twenty fourth (and, after exercise of the Reloading Accordion option,~~ one-twentieth~~)~~  of the amount determined under clause (i) for each full Fiscal Quarter occurring after the purchase of such SMP Canada Eligible Real Estate or SMP Canada Eligible Equipment, as the case may be.

Annex A - 2

“Advance” means any Revolving Credit Advance.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower.  For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall specifically exclude Agent and each Lender.

“Agent” means GE Capital in its capacity as Agent for Lenders or its successor appointed pursuant to Section 9.7.

“Aggregate Amortizing Availability” means ~~the sum of SI Amortizing Availability and~~ SMP Amortizing Availability, subject to the limitation in Section 1.1(a)(iv).

“Aggregate Borrowing Availability” means as of any date of determination the lesser of (a) the sum of (i) the Maximum Amount and (ii) ~~$10,000,000~~ Canadian Maximum Amount and (b) the sum of (i) the Aggregate Borrowing Base and (ii) the SMP Canada Borrowing Base, in the case of clauses (a) and (b) above, less the sum of (x) the aggregate Revolving Loans then outstanding and (y) the aggregate advances of the Term Loan then outstanding; provided that an Overadvance in accordance with Section 1.1(a)(iii) hereunder or under the Canadian ~~Credit~~ Loan Agreement may cause the Revolving Loan or the Term Loan, as applicable to exceed the Aggregate Borrowing Base or the SMP Canada Borrowing Base, as applicable, by the amount of any such permitted Overadvance.  Aggregate Borrowing Availability shall be determined ~~(x)~~ with trade payables being paid pursuant to financings thereof permitted under Section 6.3(a)(xii) or otherwise consistent with past practices, with expenses and liabilities being paid in the ordinary course of business, without acceleration of sales , and without deterioration of working capital ~~and (y) less the 2009 Indenture Maturity Reserve~~.

“Aggregate Borrowing Base” means as of any date of determination, an amount equal to (i) the ~~sum of the~~ SMP ~~Borrowing Base and the SI~~ Borrowing Base; less (ii) any Reserves except to the extent already deducted therefrom.

~~“Agreement” means the Second Amended and Restated Credit Agreement by and among Borrowers, the other Credit Parties party thereto, GE Capital, as Agent and Lender and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.~~

“Aggregate Permitted Acquisition Limit” means:

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(i)           during the period beginning on the Amendment No. 3 Effective Date and ending on the second anniversary of the Amendment No. 3 Effective Date, $75,000,000 in the aggregate together with all Permitted Acquisitions occurring after the Amendment No. 3 Effective Date but prior to the date of the applicable Permitted Acquisition; and

(ii)          thereafter, $75,000,000 in the aggregate together with all prior Permitted Acquisitions during the 2 year period immediately preceding the applicable Permitted Acquisition.

“Agreement” has the meaning ascribed thereto in the preamble to the Agreement.

“Amendment No. 1” shall mean Amendment No. 1 to Third Amended and Restated Credit Agreement dated September 22, 2011, by and among Credit Parties, Agent and Lenders.

~~“Amendment No. 1 Effective Date” shall mean the date upon which the conditions precedent contained in Section 3 of Amendment No. 1 have been satisfied.~~

“Amendment No. 2” shall mean Amendment No. 2 to Third Amended and Restated Credit Agreement dated February 22, 2013, by and among Credit Parties, Agent and Lenders.

“Amendment No. 3” shall mean Amendment No. 3 to Third Amended and Restated Credit Agreement dated May 16, 2013, by and among Credit Parties, Agent and Lenders.

~~“Amendment No. 2~~ “Amendment No. 3 Effective Date” shall mean the date upon which the conditions precedent contained in Section ~~3~~ 4 of Amendment No. ~~2~~ 3 have been satisfied.

~~“Anti-Terrorism Laws” shall mean any applicable laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, the applicable laws comprising or implementing the Bank Secrecy Act, and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing applicable laws may from time to time be amended, renewed, extended, or replaced).~~

“Amendment No. 3 Fee Letter” shall have the meaning given to such term in Section 1.9(a).

“Appendices” has the meaning ascribed to it in the recitals to the Agreement.

“Applicable L/C Fee Margin” means the ~~fee~~ applicable percentage rate from time to time in effect to be used to determine the Letter of Credit Fee payable by Borrowers in respect of Lenders’ incurrence of Letter of Credit Obligations pursuant to ~~Section 1.9(d)~~clause (d) of Annex B, which ~~fee~~ percentage is determined by reference to ~~1.5(a)~~Section 1.5(a) and the Applicable Revolver LIBOR Margin.

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“Applicable Margins” means collectively ~~the Applicable Unused Line Fee Margin,~~ the Applicable Revolver Index Margin, the Applicable Revolver LIBOR Margin and the Applicable L/C Fee Margin.

“Applicable Revolver Index Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

“Applicable Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

~~“Applicable Unused Line Fee Margin” means the per annum fee, from time to time in effect, payable in respect of Borrowers’ non-use of committed funds pursuant to Section 1.9(b)(ii), which fee is determined by reference to Section 1.5(a).~~

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Asbestos Claims” means claims seeking to impose liability on SMP in connection with any alleged exposure to asbestos.

“Assignment Agreement” has the meaning ascribed to it in Section 9.1(a).

“Auto Supplier Accounts” means the Accounts sold by any Borrower in connection with an Auto Supplier Program to a special purpose vehicle that is an Affiliate of an Account Debtor.

“Auto Supplier Program” means a program, pursuant to which a Borrower sells Auto Supplier Accounts at a discount to a special purpose vehicle that is an Affiliate of an Account Debtor, which program is (w) established by the United States Department of the Treasury to support suppliers to the United States automobile industry, (x) administered by a financial institution acceptable to Agent in its ~~sole discretion~~Permitted Discretion, and (y) on terms and conditions satisfactory in all respects to Agent in its ~~sole discretion~~Permitted Discretion.

“Bank Product Agreement” means, collectively, any of the following financial accommodations or similar ~~agreement~~ agreements entered into by any Borrower or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, or (e) cash management, including controlled disbursement accounts or services and Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system.

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“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C.  §§101 et seq.

“Blocked Accounts” has the meaning ascribed to it in Annex C.

“Borrower Representative” means SMP in its capacity as Borrower Representative pursuant to the provisions of Section 1.1(d).

“Borrower Revolver Increase” has the meaning ascribed to it in Section 1.18(a).

“Borrowers” and “Borrower” have the respective meanings ascribed thereto in the preamble to the Agreement.

“Borrowing Availability” means as of any date of determination (a) as to all Borrowers, the lesser of (i) the Maximum Amount and (ii) the Aggregate Borrowing Base, in each case, less the aggregate Revolving Credit Advances ~~then outstanding~~, or (b) as to an individual Borrower, the lesser of (i) the Maximum Amount less the Revolving Loan outstanding to all other Borrowers and (ii) that Borrower’s separate Borrowing Base, less the Revolving Credit Advances outstanding to that Borrower; provided that an Overadvance in accordance with Section 1.1(a)(iii) may cause the Revolving Loan to exceed the Aggregate Borrowing Base or a Borrower’s separate Borrowing Base by the amount of such permitted Overadvance.  Borrowing Availability for purposes of clauses (a) and (b) shall be determined ~~(x)~~ with trade payables being paid pursuant to financings thereof permitted under Section 6.3(a)(xii) or otherwise consistent with past practices, with expenses and liabilities being paid in the ordinary course of business, without acceleration of sales , and without deterioration of working capital ~~and (y) less the 2009 Indenture Maturity Reserve~~.

“Borrowing Base” means ~~as the context may require,~~ the SMP ~~Borrowing Base, and the SI Borrowing Base or any such~~ Borrowing Base.  Notwithstanding anything contained herein to the contrary, for purposes of determining ~~any~~ the Borrowing Base, (a) the value of Eligible Inventory acquired by any Credit Party from any other Credit Party shall be the lower of cost (determined on a first-in, first-out basis) or market of either the selling Credit Party or the purchasing Credit Party, whichever is lower and (b) the Net Orderly Liquidation Value of any Eligible Equipment or Eligible Inventory and the Fair Market Value of any Eligible Real Estate may be adjusted by Agent from time to time to reflect the results of the most recent appraisal thereof.

“Borrowing Base Certificate” means a certificate to be executed and delivered from time to time by each Borrower in the form attached to the Agreement as Exhibit 4.1(b).

~~“BSA” means Blue Streak America, Inc., a Florida corporation.~~

~~“BSE” means Blue Streak Electronics Inc., a Canadian corporation.~~

Annex A - 6

~~“BSE Deferred Payment” means the deferred payments payable to SMP and SMP Canada following the closing of the BSE Sale pursuant to Schedule I to the BSE Inventory Purchase Agreement.~~

~~“BSE Final Purchase Price” means the purchase price of the BSE Sale as set forth on Schedule I to the BSE Inventory Purchase Agreement.~~

~~“BSE Inventory Purchase Agreement” means that certain Inventory Purchase Agreement by and among SMP and SMP Canada, as sellers, and BSE and BSA, as purchasers, pursuant to which SMP and SMP Canada shall sell certain inventory to BSE and BSA, which agreement shall in final form conform in all material respects to the terms and conditions of the draft agreement dated November 14, 2008.~~

~~“BSE Sale” means the sale by SMP and SMP Canada of certain Inventory, shares and related assets for the BSE Final Purchase Price pursuant to the BSE Inventory Purchase Agreement, the BSE Stock Purchase Agreement, that certain Stock Purchase Agreement (Israeli) by and between Autotech Inc., an Israeli corporation and SMP, that certain Stock Purchase Agreement (UK) by and between SMP Canada and BSE, that certain Termination Agreement by and among Tadir, Inc., Autotech Inc., BSE, BSA, SMP Canada, SMP and Standard Motor Products Holdings Ltd., a corporation incorporated under the laws of England and Wales, and that certain Trademark License Agreement by and between SMP, as licensor and BSE and BSA, as licensees, in each case such agreement shall in final form conform in all material respects to the terms and conditions of the related draft agreement dated November 14, 2008.~~

~~“BSE Stock Purchase Agreement” means that certain Stock Purchase Agreement with Promissory Note by and among SMP and SMP Canada, as sellers, and Tadir Inc., a Canadian corporation, as purchaser, pursuant to which SMP and SMP Canada shall sell their interests in the shares of BSE to Tadir Inc, which agreement shall in final form conform in all material respects to the terms and conditions of the draft agreement dated November 14, 2008.~~

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

“Canadian Agent” shall mean GE Canada Finance Holding Company, a Nova Scotia unlimited liability company.

“Canadian Borrowing Availability” shall mean “Borrowing Availability” under and as defined in the Canadian Loan Agreement.

“Canadian Guaranty” shall mean that certain Guaranty dated December 29, 2005, executed by Borrowers in favor of Canadian Agent in respect of the Obligations (as defined in the Canadian Loan Agreement).

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“Canadian Lenders” shall mean the Lenders as such term is defined in Canadian Loan Agreement.

“Canadian Loan Agreement” shall mean the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time), dated as of December 29, 2005 among SMP Canada, Canadian Agent, as lender, and as agent for the secured parties, and the other lenders signatory thereto from time to time.

“Canadian Maximum Amount” shall mean the amount of the aggregate Commitments under and as defined in the Canadian Loan Agreement.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.  Notwithstanding the foregoing, Permitted Acquisitions shall not constitute Capital Expenditures.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Collateral Account” has the meaning ascribed to it Annex B.

 “Cash Equivalents” has the meaning ascribed to it in Annex B.

“Cash Management Systems” has the meaning ascribed to it in Section 1.8.

“Change of Control” means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934,) other than the Existing Stockholder Group shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934,) of 30% or more of the issued and outstanding shares of capital Stock of SMP having the right to vote for the election of directors of SMP under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of SMP (together with any new directors whose election by the board of directors of SMP or whose nomination for election by the Stockholders of SMP was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (c) SMP ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries other than (i) as a result of a sale, transfer or other disposition permitted hereunder, (ii) capital Stock of any Immaterial Subsidiary or (iii) as set forth on Disclosure Schedule (3.8).

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“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

~~“Closing Date” means November 10, 2010.~~

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

“Closing Date”  means November 10, 2010.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

“Collateral Documents” means the Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Intellectual Property Security Agreement, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

Annex A - 9

“Collateral Reports” means the reports with respect to the Collateral referred to in Annex F.

“Collection Account” means that certain account of Agent, account number              in the name of Agent at DeutscheBank Trust Company Americas in New York, New York ABA No.  021 001 033, or such other account as may be specified in writing by Agent as the “Collection Account.”

“Commitment” means (i) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (ii) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be ~~One~~ Two Hundred ~~Ninety~~ Forty Million Dollars ($~~190,000,000~~240,000,000) as such amount may be adjusted, if at all, from time to time in accordance with the Agreement including, without limitation, Section 1.18 hereof.

“Commitment Termination Date” means the earliest of (a) March 20, ~~2015~~2018, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of all Commitments to zero dollars ($0).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” has the meaning ascribed to it in Annex E.

“Concentration Account” has the meaning ascribed to it in Annex C.

“Consolidated Total Assets” of any Person means, at any date, the total assets of such Person and its Subsidiaries at such date determined on a consolidated basis in conformity with GAAP minus (a) any minority interest in any Person that would be reflected on a consolidated balance sheet of such Person and its Subsidiaries at such date prepared in conformity with GAAP and (b) any securities issued by such Person held as treasury securities.

“Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

Annex A - 10

“Control Letter” means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

“Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyright Security Agreements” means the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party, as amended, modified or supplemented from time to time.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Cores NOLV Rate” means the rate set forth as the Net Orderly Liquidation Value rate of Eligible Inventory consisting of cores in the most recent appraisal prepared by an independent appraisal firm acceptable to Agent in its Permitted Discretion.

“Credit Parties” means each Borrower and, except with respect to Section 1 of the ~~Credit~~ Agreement, SMP Canada.

“Customer Drafts” means the negotiable drafts issued by an Account Debtor in connection with a Customer Program.

“Customer Program” means a program established between an Account Debtor and a financial institution reasonably acceptable to Agent, pursuant to which such Account Debtor consolidates multiple invoices from a supplier into a single large payment and issues a negotiable draft to a Credit Party which draft is purchased from the Credit Party by such financial institution for an agreed upon purchase price.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

Annex A - 11

“Default Rate” has the meaning ascribed to it in Section 1.5(c).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Credit Party including, without limitation, all checking accounts.

“Disbursement Accounts” has the meaning ascribed to it in Annex C.

“Disclosure Schedules” means the Schedules prepared by Borrowers and denominated as Disclosure Schedules (1.4) through (6.7) in the Index to the Agreement.

“Disposition” means (a) the sale, lease, conveyance or other disposition of assets other than (i) assets sold, leased, conveyed or otherwise disposed of which have a fair market value of less than $1,000,000 in the aggregate in any Fiscal Year, (ii) sales or other dispositions of assets expressly permitted under subsections 6.8(a) and (b), and (iii) sales, assignments, transfers or dispositions of accounts in the ordinary course of business for purposes of collection; and (iv) any sale leaseback of Excluded Real Property permitted by section 6.12, and (b) the sale or transfer by any Credit Party of any Stock issued by any Subsidiary of any Credit Party and held by such transferor Person (other than (x) a sale or disposition to any Credit Party and (y) a sale or disposition of any Stock issued by any Immaterial Subsidiary of any Credit Party).

“Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollars” or “$” means lawful currency of the United States of America and, solely for purposes of Section 1.6, of Canada.

“Draft Monetization” shall mean the sale of Customer Drafts more than ten (10) days prior to the maturity date of such drafts to an acceptable financial institution with whom Agent has entered into a satisfactory intercreditor agreement regarding the payment of the purchase price for the Customer Drafts being sold to such financial institution.

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“EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) gain from extraordinary items for such period, (iii) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities); provided, that, in connection with any gain realized upon the sale of the Building and related land in Long Island City, NY, EBITDA shall not be reduced by that portion of the gain realized upon such sale which is equal to the cash taxes paid by SMP due to such gain, and (iv) any other non-operating, non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication.  For purposes of this definition, the following items shall be subtracted from (or with respect to any deficit in item (1) below, added back to) the calculation of consolidated net income of a Person for purposes of calculating EBITDA: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (3) any restoration to income of any reserve established for specific non-recurring items, except to the extent that provision for such reserve was made out of income accrued during such period; (4) any write-up of any asset; (5) any net gain from the collection of the proceeds of life insurance policies; (6) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (7) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (8) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.  For purposes of this definition, and without duplication of amounts added back pursuant to clause (c)(iii) of the first sentence of this definition, the following items shall be added back to consolidated net income of a Person for purposes of calculating EBITDA:  ~~(1)~~ any one-time charges incurred ~~by SMP in connection with the consolidation of its manufacturing facilities in Long Island City, New York, (2) one-time charges incurred by SI in connection with the consolidation of all manufacturing facilities, (3) one-time charges incurred by SMP in connection with relocating its facilities from Reno, Nevada to Disputanta, Virginia, (4) one-time charges incurred by SMP in connection with relocating its facilities from Grapevine, Texas and Edwardsville, Kansas to Reynosa, Mexico, (5) one-time charges incurred by SMP in connection with relocating its facilities from Corona, California to Tijuana, Mexico, (6) one-time charges incurred by SMP in connection with certain contemplated asset acquisitions and divestitures, but with respect to all of the above one-time charges, such items shall only be added back to the consolidated net income of a Person for purposes of calculating EBITDA for any fiscal period in 2007, 2008, and 2009, respectively, to the extent that the aggregate amount of such one-time charges do not exceed $11,000,000, $8,000,000 and $4,000,000 for 2007, 2008, and 2009, respectively (and, thus, such charges in excess of such amounts shall not be added back to consolidated net income for purposes of calculating EBITDA) and (7)(a) in 2010 in connection with relocation activities, including, but not limited to, (i) the relocation of manufacturing facilities from Hong Kong to the United States and (ii) the relocation of manufacturing facilities from California to Texas and/or Mexico, in an aggregate amount not to exceed $5,000,000 and (b) in any year thereafter in connection with any other relocation activities~~ in connection with Permitted Acquisitions, consolidation or relocation of facilities, or dispositions of assets permitted hereunder in an aggregate amount not to exceed $2,000,000 ~~per annum~~during any fiscal year; provided~~,~~  that, to the extent such one-time charges in any fiscal year are less than ~~the thresholds set forth in clauses 7(a) and 7(b) above~~such $2,000,000 threshold, such unused charges may be carried forward and added back to consolidated net income of a Person for purposes of calculating EBITDA only in the immediately succeeding fiscal year (in addition to the applicable amount for each fiscal year ~~set forth in clause 7(b~~)  ~~above).~~assuming such one-time charges are actually incurred in the immediately succeeding Fiscal Year.

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“E-Fax” means any system used to receive or transmit faxes electronically.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service acceptable to Agent.

“Eligible Accounts” has the meaning ascribed to it in Section 1.6.

“Eligible Equipment” means, as to any Borrower, Equipment which is subject to a first priority Lien in favor of Agent, for its benefit and for the ratable benefit of Lenders, and which is appraised by an appraiser satisfactory to Agent.

“Eligible Inventory” has the meaning ascribed to it in Section 1.7.

“Eligible Party” means an “eligible contract participant” for purposes of Section 1a(18) of the Commodity Exchange Act, regulations promulgated thereunder and binding guidance thereunder promulgated by the Commodity Futures Trading Commission.

“Eligible Real Estate” means as to any Borrower, real estate with respect to which Agent shall have received (a) Mortgages covering all of such real estate (including without limitation any amendment thereto requested by Agent pursuant to Section 5.11) together with (i) title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case reasonably satisfactory in form and substance to Agent, (ii) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority Lien (subject to Permitted Encumbrances) on such real estate in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law); and (iii) an opinion of counsel in each state in which any such real estate is located in form and substance and from counsel reasonably satisfactory to Agent, (b) Phase I Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-00 and applicable state requirements, on all of such real estate, dated no more than 6 months prior to the date of purchase of such real estate, prepared by environmental engineers reasonably satisfactory to Agent, all in form and substance reasonably satisfactory to Agent, in its ~~sole discretion~~ Permitted Discretion and Agent shall have further received (i) such environmental review and audit reports, including Phase II reports, with respect to such real estate as Agent may request, and Agent shall be satisfied in its ~~sole discretion~~Permitted Discretion, with the contents of all such environmental reports, and (ii) letters executed by the environmental firms preparing such environmental reports, in form and substance reasonably satisfactory to Agent, authorizing Agent and Lenders to rely on such reports, ~~and (c~~(c) evidence that all requirements with respect to Flood Insurance set forth in this Agreement have been met, and (d) appraisals of such real estate which shall be in form and substance, and prepared by appraisers, reasonably satisfactory to Agent.  Notwithstanding the foregoing to the contrary, “Eligible Real Estate” shall not include any Excluded Real Property that is subject to a sale leaseback agreement pursuant to Section 6.12.

Annex A - 14

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any legally binding applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of (i) human health or safety from exposure to Hazardous Material or (ii) the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).  Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

Annex A - 15

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) with respect to a Title IV Plan, any event described in Section 4043(c) of ERISA for which notice to the PBGC has not been waived; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan in a distress termination described in Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) with respect to a Title IV Plan, the existence of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA whether or not waived, or the failure to make by its due date a required installment under Section 412(m) of the IRC or the failure to make any required contribution to a Multiemployer Plan; (g) the filing pursuant to Section ~~412(d~~412(c) of the IRC ~~or Section 303(d) of ERISA~~ of an application for the waiver of the minimum funding standard with respect to a Title IV Plan; (h) the making of any amendment to any Title IV Plan which could result in the imposition of a lien or the posting of a bond or other security; (i) with respect to a Title IV Plan or event described in Section 4062(e) of ERISA, (j) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (k) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (l) the loss of a Qualified Plan’s qualification or tax exempt status; or (m) the termination of a Plan described in Section 4064 of ERISA.

“ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

Annex A - 16

“E-System” means any electronic system approved by Agent, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent or any other Person, providing for access to data protected by passcodes or other security system.

“Event of Default” has the meaning ascribed to it in Section 8.1.

“Excess Formula Availability” means the average daily difference, for any period of determination, between (a) the sum of (i) the Aggregate Borrowing Base and (ii) the SMP Canada Borrowing Base and (b) the sum of (i) the total outstanding balance of Revolving Loans and (ii) the total outstanding balance of the Term Loan (in the case of each of subclause (a)(i) and (a)(ii) with trade payables being paid pursuant to financings thereof permitted under Section 6.3(a)(xii) or otherwise consistent with past practices, expenses and liabilities being paid in the ordinary course of business, without acceleration of sales , and without deterioration of working capital).  ~~For purposes of determining “Excess Formula Availability” under Section 1.5(a)(ii), the 2009 Indenture Maturity Reserve shall be deemed to be $0.~~

~~“Exchange Offer” means SMP’s Offer to Exchange 15% Convertible Subordinated Debentures due 2011 for up to $20,000,000 in Aggregate Principal Amount of 6-3/4% Subordinated Debentures due 2009.~~

“Excluded Real Property” means the Real Estate located in Disputanta, Virginia; Greenville, South Carolina; Edwardsville, Kansas; Independence, Kansas; ~~and~~ Mishawaka, Indiana; and Fort Lauderdale, Florida.

“Excluded Swap Obligations” means, with respect to any Obligor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Obligor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unenforceable under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor’s failure for any reason to constitute an Eligible Party at the time the guarantee of such Obligor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Tax” means with respect to Agent or any Lender (a) taxes imposed on or measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on Agent or such Lender, as applicable, as a result of a present or former connection between Agent or such Lender, as applicable, and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from Agent or any Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document); (b) withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Person became the Agent or a “Lender” under this Agreement in the capacity under which such Person makes a claim under Section 1.15(b) or designates a new lending office, except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 9.9(d)) of any other Agent or Lender that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 1.15(b); (c) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by Agent or any Lender to deliver the documentation required to be delivered pursuant to Section 1.15(f), and (d) any United States federal withholding taxes imposed under FATCA.

Annex A - 17

“Existing Stockholder Group” means Arthur S.  Sills, Lawrence I.  Sills, Peter Sills, the Sills Family Foundation, Marilyn F. Cragin, Arthur D. Davis, Susan F. Davis and the various Fife family trusts for which any of the foregoing are trustees.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C.  §201 et seq.

“Fair Market Value” means the fair market value of the asset being valued based upon an appraisal, in form and substance satisfactory to Agent, by an appraiser satisfactory to Agent in its Permitted Discretion.

“FATCA” means sections 1471, 1472, 1473 and 1474 of the Internal Revenue Code, the United States Treasury Regulations promulgated thereunder, published guidance with respect thereto, any agreement entered into pursuant to section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement entered into between the United States and any other jurisdiction and any non-United States law implementing such an agreement.

“Federal Flood Insurance” means federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its ~~sole~~ reasonable discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fees” means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

Annex A - 18

“Financial ~~Covenants~~Covenant” means the financial ~~covenants~~ covenant set forth in Annex G.

“Financial Statements” means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with Section 3.4 and Annex E.

“Finished Goods NOLV Rate” means the rate set forth as the Net Orderly Liquidation Value rate of Eligible Inventory consisting of finished goods in the most recent appraisal prepared by an independent appraisal firm acceptable to Agent in its Permitted Discretion.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“Fiscal Month” means any of the monthly accounting periods of Borrowers.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrowers, ending on or about the last day of March, June, September and December of each year.

“Fiscal Year” means any of the annual accounting periods of Borrowers ending on or about December 31 of each year.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any fiscal period, the ratio of EBITDA to Fixed Charges.

“Fixed Charges” means with respect to any Person for any fiscal period (a) the aggregate of all Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Capital Expenditures during such period, plus (d) dividends paid during such period, plus (e) net cash taxes paid against tax refunds received during such period, plus (f) amounts paid in accordance with Section 6.14(e)(ii) and (iii), plus (g) cash settlement amounts in excess of $3,000,000 associated with the discontinued operations of Borrowers’ EIS Brake division and Industrial and Automotive Associates, Inc.  ~~Notwithstanding anything herein to the contrary, Fixed Charges specifically exclude payments made in connection with repayments and/or redemptions on the applicable scheduled maturity date of the 2009 Subordinated Debt under the 2009 Indenture.~~

~~“Fixed Charge Coverage Ratio” means, with respect to any Person for any fiscal period, the ratio of EBITDA to Fixed Charges.~~

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that (a) meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines and (b) shall be in an amount equal to the full, unpaid balance of the Loans and any prior Liens on the Real Estate up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Agent but in no event less than that required under the National Flood Insurance Reform Act of 1994 and related legislation and regulations, as such may be amended from time to time, with deductibles not to exceed $50,000, or such other lesser amount as may be mandated under the National Flood Insurance Reform Act of 1994 and related legislation and regulations, as such may be amended from time to time.

Annex A - 19

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long term debt, revolving credit and short term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex G to the Agreement.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“GE Lease Obligations” shall mean obligations of any Credit Party under any lease made by GE Capital or any Affiliate thereof.

“General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), choses in action, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

Annex A - 20

“Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof.  The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranties” means, collectively, each Subsidiary Guaranty, the Canadian Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

“Guarantors” means each Subsidiary of each Borrower, and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

Annex A - 21

“Immaterial Subsidiary” means any Subsidiary of a Credit Party both (A) owning assets having a book value of less than 3.0% of Consolidated Total Assets and (B) having EBITDA (calculated solely for such Subsidiary) constituting less than 3.0% of EBITDA of SMP and its Subsidiaries; provided, that (x) the aggregate book value of the assets of all Immaterial Subsidiaries at any time shall not exceed 5.0% of Consolidated Total Assets and (y) the aggregate amount of EBITDA (calculated solely for such Immaterial Subsidiaries) at any time shall not exceed 5.0% of EBITDA of SMP and its Subsidiaries.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

“Indemnified Liabilities” has the meaning ascribed to it in Section 1.13.

“Indemnified Person” has the meaning ascribed to in Section 1.13.

“Index Rate” means, for any day, a floating rate equal to the highest rate of the following three rates set forth in clauses (i), (ii) and (iii): (i) the rate publicly quoted from time to time by The Wall Street Journal as the “prime rate” (or, if The Wall Street Journal ceases quoting a prime rate, the rate publicly quoted from time to time as the “prime rate” by another national publication selected by Agent in its sole discretion), (ii) the Federal Funds Rate plus 50 basis points per annum , and (iii) the sum of (A) the LIBOR Rate for a ~~three~~ one month LIBOR Period determined on the second full LIBOR Business Day next preceding the first day of such LIBOR Period plus (B) the excess of the Applicable Revolver LIBOR Margin over the Applicable Revolver Index Margin.  Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

Annex A - 22

“Index Rate Loan” means a Loan or portion thereof bearing interest by reference to the Index Rate.

“Initial SMP Amortizing Availability” shall mean (x) 50% of the Fair Market Value of any Eligible Real Estate owned by SMP as of the Amendment No. 3 Effective Date, plus (y) 85% of the Net Orderly Liquidation Value of any Eligible Equipment owned by SMP as of  the Amendment No. 3 Effective Date, determined by reference to an appraisal conducted after the Amendment No. 3 Effective Date with respect thereto which shall be in form and substance and prepared by appraisers reasonably satisfactory to Agent.  Initial SMP Amortizing Availability shall not be available until Agent shall have received the appraisals referred to above and all other documents required pursuant to the definition of Eligible Real Estate and Eligible Equipment owned by SMP as of the Amendment No. 3 Effective Date.

“Initial SMP Canada Amortizing Availability” shall mean (x) 50% of the Fair Market Value of any Eligible Real Estate owned by SMP Canada as of the Amendment No. 3 Effective Date, plus (y) 85% of the Net Orderly Liquidation Value of any Eligible Equipment owned by SMP Canada as of the Amendment No. 3 Effective Date, determined by reference to an appraisal conducted after the Amendment No. 3 Effective Date with respect thereto which shall be in form and substance and prepared by appraisers reasonably satisfactory to Agent.  Initial SMP Canada Amortizing Availability shall not be available until Agent shall have received the appraisals referred to above and all other documents required pursuant to the definition of Eligible Real Estate and Eligible Equipment owned by SMP Canada as of the Amendment No. 3 Effective Date.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Intellectual Property Security Agreement” means, collectively, the Trademark Security Agreements, the Patent Security Agreements and the Copyright Security Agreements.

“Intercompany Notes” has the meaning ascribed to it in Section 6.3.

“Interest Expense” means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

Annex A - 23

“Interest Payment Date” means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three-month intervals and on the last day of such LIBOR Period; provided, further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest that has accrued under the Agreement.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies and embedded software.

“Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

“IRC” means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“L/C Issuer” has the meaning ascribed to it in Annex B.

“L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Borrowers to the L/C Issuer thereof or to Agent, as and when matured, to pay all amounts drawn under such Letter of Credit.

“L/C Sublimit” has the meaning ascribed to it in Annex B.

Annex A - 24

“Lenders” means GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

“Letter of Credit Fee” has the meaning ascribed to it in Annex B.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit.  The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Agent or Lenders thereupon or pursuant thereto.

“Letter of Credit Rights” means letter of credit rights as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

“Letters of Credit” means documentary or standby letters of credit issued for the account of any Borrower by any L/C Issuer.  The term does not include any Swap Related L/C.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses (including, without limitation, those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR Business Day” means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two, three, six or twelve months thereafter, as selected by Borrower Representative’s irrevocable notice to Agent as set forth in Section ~~1.5(e)~~1.1(a)(i) or Section 1.5(d), as applicable; provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

(a)           if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

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(b)           any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end on the immediately preceding LIBOR Business Day;

(c)           any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d)           Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e)           Borrower Representative shall select LIBOR Periods so that there shall be no more than ten (10) separate LIBOR Loans in existence at any one time.

“LIBOR Rate” means for each LIBOR Period, a rate of interest determined by Agent equal to the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London, England time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (or if no such offered rate exists, such rate will be the rate of interest determined from such other reporting service or other information as shall be mutually acceptable to Agent and Borrowers).

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” has the meaning ascribed to it in Section 3.13.

“Loan Account” has the meaning ascribed to it in Section 1.12.

“Loan Documents” means the Agreement, the Notes, the Collateral Documents, the Master Standby Agreement, the Master Documentary Agreement, the Rate Protection Agreement, the 2010 GE Capital Fee Letter and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

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“Loans” means the Revolving Loan.

“Lock Boxes” has the meaning ascribed to it in Annex C.

“Margin Stock” has the meaning ascribed to in Section 3.10.

“Master Documentary Agreement” means the Master Agreement for Documentary Letters of Credit dated as of February 7, 2003 among Borrowers, as Applicant(s), and GE Capital.

“Master Standby Agreement” means the Master Agreement for Standby Letters of Credit dated as of February 7, 2003 among Borrowers, as Applicant(s), and GE Capital, as issuer.

~~“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial or other condition of any Credit Party or the Credit Parties considered as a whole, (b) any Borrower’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent’s Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in costs, damages, liabilities, expenditures or net loss of revenues, individually or in the aggregate, to any Credit Party in any 20-day period in excess of $40,000,000 shall constitute a Material Adverse Effect.~~

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, operations or assets of the Credit Parties and their Subsidiaries taken as a whole; (b) the ability of any Credit Party, any Subsidiary of any Credit Party or any other Person (other than Agent or Lenders) to perform its obligations under any Loan Document to which it is it a party; or (c) the validity or enforceability of any Loan Document or the rights and remedies of Agent and Lenders under any Loan Document.

“Maximum Amount” means, as of any date of determination, an amount equal to the Commitment of all Lenders as of that date.

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~~“Mortgaged Properties” has the meaning assigned to it in Annex D.~~

“Mortgages” means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to ~~the Mortgaged Properties~~real property owned, leased, subleased, or used by any Credit Party, as amended, modified or supplemented from time to time, all in form and substance reasonably satisfactory to Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Sections 3(37) or 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program.

“Net Orderly Liquidation Value” means the orderly liquidation value of the asset being valued based upon an appraisal, in form and substance satisfactory to Agent, by an appraiser satisfactory to Agent.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition, net of: (i) the direct costs relating to such Disposition excluding amounts payable to a Borrower or any Affiliate of a Borrower, (ii) sale, use or other transaction taxes paid or payable as a result thereof, (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition (iv) an appropriate reserve for income taxes in accordance of GAAP in connection therewith and (v) amounts permitted to be retained by Credit Parties in the form of cash or Cash Equivalents pursuant to Section 6.2 of the Agreement.

“Net Worth” means, with respect to any Person as of any date of determination, the book value of the assets of such Person, minus the sum of (a) reserves applicable thereto, and (b) all of such Person’s liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

“Non-Funding Lender” has the meaning ascribed to it in Section 9.9(a)(ii).

“Non-U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code.

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“Notes” means the Revolving Notes.

“Notice of Conversion/Continuation” has the meaning ascribed to it in Section 1.5(d).

“Notice of Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a).

“Obligations” means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents or pursuant to any cash management services provided by any Lender to any Credit Party.  This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, Swap Related Reimbursement Obligations, any obligations under any Rate Protection Agreement, GE Lease Obligations, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents excluding, in each case with respect to any Credit Party, any Excluded Swap Obligation.

~~“Original Closing Date” means March 20, 2007.~~

“Obligors” means each Borrower and each other Person (i) which executes a guaranty of the Obligations, (ii) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations, and (iii) all of the Stock of which is pledged to Agent for the benefit of Lenders.

“Original Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of March 20, 2007 by and among Borrowers, the other Credit Parties party thereto, GE Capital as Agent ~~and Lender~~ , and the ~~other Original Lenders~~ lenders party thereto, as same was amended, supplemented or otherwise modified prior to the Closing Date~~.~~, which Second Amended and Restated Credit Agreement amended and restated that certain Amended and Restated Credit Agreement dated as of February 7, 2003, which amended and restated that certain Credit Agreement dated as of April 27, 2001.

“Other Taxes” has the meaning set forth in Section 1.15(c).

~~“Original Lenders” means the Lenders who were Lenders under the Original Credit Agreement.~~

“Overadvance” has the meaning ascribed to it in Section 1.1(a)(iii).

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

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“Patent Security Agreements” means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party, as amended, modified or supplemented from time to time.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations in part or extensions thereof.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Permitted Acquisition” has the meaning ascribed to it in Section 6.1.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $500,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; (j) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement; (k) liens on SMP’s publicly-held stock which is held in trust for SMP’s ESOP and (l) the Capital Leases of up to $13,000,000 in the aggregate.

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“Permitted Overnight Investments” means investments in a money market fund which invests in (a) marketable direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least “P2” or the equivalent thereof from S&P or of at least “A2” or the equivalent thereof from Moody’s; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and (d) repurchase agreements with a term of not more than 90 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan”, as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past 7 years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

“Pledge Agreements” means, collectively, the SMP Pledge Agreement and any pledge agreements entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document), as amended, modified or supplemented from time to time.

~~“Pledged Cash” means cash, which may at any time be pledged by SI in favor of Agent, pursuant to documentation satisfactory to Agent, which cash is or shall be on deposit at Banco Popular, or any other bank reasonably acceptable to Agent, in the form of a time deposit.~~

~~“Pledged Securities” means marketable securities, which may at any time be pledged by SI in favor of Agent, pursuant to documentation satisfactory to Agent.~~

“Proceeds” means “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral or otherwise.

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“Projections” means Borrowers’ forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of the Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means with respect to all matters relating to any Lender, (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Commitment of that Lender by (ii) the aggregate Commitments of all Lenders, and (b) with respect to all Revolving Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Revolving Loans held by that Lender, by (ii) the outstanding principal balance of the Revolving Loans held by all Lenders.

“Qualified Assignee” shall mean (i) any existing Lender (other than a Non Funding Lender), (ii) any Affiliate or Approved Fund of any existing Lender (other than a Non Funding Lender) or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Agent and, as long as no Event of Default is continuing, Borrower Representative (which acceptance shall be deemed to have been given unless an objection is delivered to Agent within ten (10) Business Days after notice of a proposed sale is delivered to Borrower Representative); provided that no competitor of any Borrower that is in the same or a similar line of business as Borrowers, no Affiliate of any such competitor and no natural Person shall be a Qualified Assignee.

“Qualified ECP Obligor” means, in respect of any Swap Obligation, (a) each Obligor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or, if applicable, at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect thereto, or (b) such other Person as is qualified to give a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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“Qualified Plan” means a Pension Plan that is intended to be tax qualified under Section 401(a) of the IRC.

~~“Qualified Assignee” means (a) any Lender, any Affiliate of any Lender or any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that no Person proposed to become a Lender after the Closing Date and determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person that holds Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.~~

“Rate Protection Agreement” means, collectively, (a) any interest rate swap, cap, collar, credit, commodity, floor, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or similar agreement entered into by any Borrower or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender, (b) any Bank Product Agreement entered into by any Borrower or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender, or (c) any lease for personal property entered into by any Borrower or any of its Subsidiaries with Agent or any Lender or an Affiliate of any Lender.  For the avoidance of doubt, “Rate Protection Agreement” shall not include any interest rate swap, cap, collar, credit, commodity, floor, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or similar agreement arranged by GE Capital and supported by a  Swap Related L/C.

“Rate Protection Obligations” means Obligations which arise under any Rate Protection Agreement.

“Raw Materials NOLV Rate” means the rate set forth as the Net Orderly Liquidation Value rate of Eligible Inventory consisting of raw materials in the most recent appraisal prepared by an independent appraisal firm acceptable to Agent in its Permitted Discretion.

“Real Estate” has the meaning ascribed to it in Section 3.6.

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~~“Real Estate Reserve” means, as of the date of determination by Agent an amount equal to 50% of the appraised value of any Eligible Real Estate that does not have a corresponding Environmental Site Assessment Report, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-00 and applicable state or provincial requirements, prepared by environmental engineers reasonably satisfactory to Agent, in form and substance reasonably satisfactory to Agent in its sole discretion; provided such Real Estate Reserves shall be implemented or withdrawn in Agent’s sole discretion.~~

“Receivables Advance Rate” means at any time, as elected by Borrower Representative in each monthly Borrowing Base Certificate delivered pursuant to Annex F (or during a Weekly Borrowing Base Period, in the last Borrowing Base Certificate in each month):

(i)            a rate equal to the product of (a) 85% and (b) the rate set forth as the Finished Goods NOLV Rate~~.~~; or

(ii)           a rate equal to 85%; provided that in the event the rate in this clause (ii) is elected, Eligible Receivables shall be subject to additional eligibility criteria and Reserves as set forth in the most recent field exam in addition to any other eligibility criteria or Reserves that Agent may impose in the exercise of it’s Agent’s Permitted Discretion in accordance with the terms of this Agreement.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Reloading Accordion” means, at Borrower Representative’s option, an increase in the Aggregate Amortization Availability pursuant to Section 1.1(b).

“Reloading Appraisal” means an appraisal obtained in connection with the exercise of the Reloading Accordion, which appraisal (i) shall have been prepared by an independent appraisal firm acceptable to Agent in its ~~sole discretion~~Permitted Discretion, (ii) shall set forth (x) the appraised Fair Market Value of the Eligible Real Estate of Borrowers and SMP Canada as of such appraisal date and (y) the Net Orderly Liquidation Value of the Eligible Equipment of Borrowers and SMP Canada as of such appraisal date.

“Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any  Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its assets is subject.

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“Requisite Lenders” means Lenders having (a) ~~66-2/3%~~ more than fifty percent (50.0%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, ~~66-2/3%~~ more than fifty percent (50.0%) of the aggregate outstanding amount of the Revolving Loan; provided, however, that if any Lender shall be a Non-Funding Lender at such time, there shall be excluded from the determination of Requisite Lenders at such time all Loans and Commitments of such Lender at such time; provided, further, that at any time that there are two or more Lenders, Requisite Lenders shall include at least two Lenders with each Lender and its Affiliates being counted as one Lender.

“Reserves” means (a) reserves established by Agent from time to time against Eligible Inventory pursuant to Section 5.9, (b) reserves established pursuant to Section 5.4(c), (c) INTENTIONALLY OMITTED, (d) ~~the 2009 Indenture Maturity Reserve, (e) the Real Estate Reserve established by Agent from time to time~~ INTENTIONALLY OMITTED, (e) INTENTIONALLY OMITTED, and (f) such other reserves (including, without limitation, reserves for Rate Protection Agreements) against Eligible Accounts, Eligible Inventory or Borrowing Availability of any Borrower that Agent may, in its ~~reasonable credit judgment~~Permitted Discretion, establish from time to time.  Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent’s ~~credit judgment~~business judgment.  The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition, other circumstance or fact that is the basis for such Reserve and shall not be duplicative of any other Reserve established and currently maintained.

“Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) ~~any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt~~INTENTIONALLY OMITTED; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party who has filed Form 13-G other (i) than payment of compensation in the ordinary course of business to Stockholders who have filled a Form 13-G and who are employees of or consultants to such Person and (ii) payment of trade payables incurred in the ordinary course of such Credit Party’s business; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

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“Retiree Welfare Plan” means, at any time, a welfare plan (within the meaning of Section 3(1) of ERISA) that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other similar state law and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)(i).

“Revolving Loan” means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrowers plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrowers.  Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

“Revolving Note” has the meaning ascribed to it in Section 1.1(a)(ii).

“Security Agreement” means the Security Agreement dated April 27, 2001 herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto, as amended, supplemented or modified from time to time.

~~“SI” means Stanric, Inc., a Delaware corporation.~~

~~“SI Amortizing Availability” means (A) $0 less $0 per Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 2011, plus (B) the Additional SI Amortizing Availability, minus (C) an amount equal to (i) 85% of the Net Orderly Liquidation Value of any Eligible Equipment, as of the Closing Date or the date it is purchased by SI, which is the basis of SI Amortizing Availability, and which is subject to a loss, sale, destruction or other disposition, less (ii) the product of one-twenty fourth of the amount determined under the preceding clause (i) and the number of full Fiscal Quarters that have occurred since the Closing Date or the purchase of such Eligible Equipment to the date of such loss, sale, destruction or other disposition, as the case may be.  Notwithstanding the foregoing, in the event that the Reloading Accordion option is exercised by the Borrower Representative, (a) clause (A) of the definition of “SI Amortizing Availability” shall mean the sum of (i) 50% of the Fair Market Value of the Eligible Real Estate of SI as set forth on the Reloading Appraisal, plus (ii) 85% of the Net Orderly Liquidation Value of the Eligible Equipment of SI as set forth on the Reloading Appraisal, minus (iii) one-twentieth of the sum of subclauses (i) and (ii) of this sentence commencing with the Fiscal Quarter ending immediately following the effective date of the Reloading Accordion and (b) subclause (C)(ii) of the definition of “SI Amortizing Availability” shall mean the product of one-twentieth of the amount determined under subclause (C)(i) and the number of full Fiscal Quarters that have occurred since the effective date of the Reloading Accordion or the purchase of such Eligible Real Estate or Eligible Equipment to the date of such loss, sale, destruction or other disposition, as the case may be.~~

~~“SI Borrowing Base” means, as of any date of termination by Agent, from time to time, an amount equal to the sum, at such time of:~~

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~~(a)           up to an amount equal to the product of the Receivables Advance Rate multiplied by the book value of SI’s Eligible Accounts; and~~

~~(b)           up to the lesser of (i) 60% of the book value of SI’s Eligible Inventory valued at the lower of cost (determined on a first in, first out basis) or market; or (ii) 85% times the sum of (x) the product of the Finished Goods NOLV Rate times SI’s Eligible Inventory consisting of finished goods, (y) the product of the Raw Materials NOLV Rate times SI’s Eligible Inventory consisting of raw materials, and (z) the product of the Cores NOLV Rate times SI’s Eligible Inventory consisting of cores, with the value of the components of Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market; and~~

~~(c)           with respect to documentary Letters of Credit opened solely for the purposes of purchasing Eligible Inventory and having an expiry date of 90 days or less from the date of issuance, a percentage equal to the inventory advance rate in effect at the time of issuance of any such Letter of Credit multiplied by the cost of the goods constituting Eligible Inventory being purchased under such documentary Letters of Credit (so long as such Eligible Inventory is (i) fully insured, (ii) is subject to a first priority security interest in and lien upon such goods in favor of Agent and (iii) is evidenced or deliverable pursuant to documents, notices, instruments, statements and bills of lading that have been delivered to Agent or an agent acting on its behalf); and~~

~~(d)           SI Amortizing Availability; less~~

~~(e)           Letter of Credit Obligations incurred on behalf of SI,~~

~~in each case less any Reserves established by Agent at such time in its reasonable credit judgment.~~

“SMP” means Standard Motor Products, Inc., a New York corporation.

“SMP Amortizing Availability” means (A) ~~$8,027,000 less $892,000 per Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 2011~~the Initial SMP Amortizing Availability minus the product of one-twenty fourth of the amount determined under the definition of Initial SMP Amortizing Availability and the number of full Fiscal Quarters that have occurred since the Amendment No. 3 Effective Date, plus (B) the Additional SMP Amortizing Availability, minus (C) an amount equal to (i) 50% of the Fair Market Value of any Eligible Real Estate as of the ~~Closing~~ Amendment No. 3 Effective Date or the date it is purchased by SMP or 85% of the Net Orderly Liquidation Value of any Eligible Equipment as of the ~~Closing~~ Amendment No. 3 Effective Date or the date it is purchased by SMP, which is the basis of SMP Amortizing Availability, and which is subject to a loss, sale, destruction or other disposition, less (ii) the product of (I) (x) in the case of Eligible Real Estate or Eligible Equipment included in SMP Amortizing Availability pursuant to clause (A) above, one-twenty fourth of the amount determined under the preceding clause (i) ~~and~~ or (y) in the case of Eligible Real Estate or Eligible Equipment included in SMP Amortizing Availability pursuant to clause (B) above, one-twentieth of the amount determined under the preceding clause (i), and (II) the number of full Fiscal Quarters that have occurred since the ~~Closing~~ Amendment No. 3 Effective Date or the purchase of such Eligible Real Estate or Eligible Equipment to the date of such loss, sale, destruction or other disposition, as the case may be. Notwithstanding the foregoing, in the event that the Reloading Accordion option is exercised by ~~the~~ Borrower Representative, (a) clause (A) of the definition of “SMP Amortizing Availability” shall mean the sum of (i) 50% of the Fair Market Value of the Eligible Real Estate of SMP as set forth on the Reloading Appraisal, plus (ii) 85% of the Net Orderly Liquidation Value of the Eligible Equipment of SMP as set forth on the Reloading Appraisal, minus (iii) one-twentieth of the sum of subclauses (i) and (ii) of this sentence commencing with the Fiscal Quarter ending immediately following the effective date of the Reloading Accordion and (b) subclause (C)(ii) of the definition of “SMP Amortizing Availability” shall mean the product of one-twentieth of the amount determined under subclause (C)(i) and the number of full Fiscal Quarters that have occurred since the effective date of the Reloading Accordion or the purchase of such Eligible Real Estate or Eligible Equipment to the date of such loss, sale, destruction or other disposition, as the case may be.

Annex A - 37

“SMP Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a)           up to an amount equal to the product of the Receivables Advance Rate multiplied by the book value of SMP ‘s Eligible Accounts; and

(b)           up to the lesser of (i) 60% of the book value of SMP’s Eligible Inventory valued at the lower of cost (determined on a first in, first out basis) or market; or (ii) 85% times the sum of (x) the product of the Finished Goods NOLV Rate times SMP’s Eligible Inventory consisting of finished goods, (y) the product of the Raw Materials NOLV Rate times SMP’s Eligible Inventory consisting of raw materials, and (z) the product of the Cores NOLV Rate times SMP’s Eligible Inventory consisting of cores, with the value of the components of Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market; and

(c)           with respect to documentary Letters of Credit opened solely for the purposes of purchasing Eligible Inventory and having an expiry date of 90 days or less from the date of issuance, a percentage equal to the inventory advance rate in effect at the time of issuance of any such Letter of Credit multiplied by the cost of the goods constituting Eligible Inventory being purchased under such documentary Letters of Credit (so long as such Eligible Inventory is (i) fully insured, (ii) is subject to a first priority security interest in and lien upon such goods in favor of Agent , and (iii) is evidenced or deliverable pursuant to documents, notices, instruments, statements and bills of lading that have been delivered to Agent or an agent acting on its behalf); and

(d)           SMP Amortizing Availability; less

(e)           Letter of Credit Obligations incurred on behalf of SMP,

in each case less any Reserves established by Agent at such time in its ~~reasonable credit judgment~~Permitted Discretion.

Annex A - 38

“SMP Canada” means SMP Motor Products Ltd., a corporation amalgamated under the laws of Canada.

“SMP Canada Amortizing Availability” means (A) ~~$291,000 less $32,000 per Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 2011~~the Initial SMP Canada Amortizing Availability minus the product of one-twenty fourth of the amount determined under the definition of Initial SMP Canada Amortizing Availability and the number of full Fiscal Quarters that have occurred since the Amendment No. 3 Effective Date, plus (B) the Additional SMP Canada Amortizing Availability, minus (C) an amount equal to (i) 50% of the Fair Market Value of any SMP Canada Eligible Real Estate as of the ~~Closing~~ Amendment No. 3 Effective Date or the date it is purchased by SMP Canada or 85% of the Net Orderly Liquidation Value of any SMP Canada Eligible Equipment as of the ~~Closing~~ Amendment No. 3 Effective Date or the date it is purchased by SMP Canada, which is the basis of SMP Canada Amortizing Availability, and which is subject to a loss, sale, destruction or other disposition, less (ii) the product of ~~one-twenty fourth~~ (I) (x) in the case of SMP Canada Eligible Real Estate or SMP Canada Eligible Equipment included in SMP Canada Amortizing Availability pursuant to clause (A) above, one-twenty fourth of the amount determined under the preceding clause (i) or (y) in the case of SMP Canada Eligible Real Estate or SMP Canada Eligible Equipment included in SMP Canada Amortizing Availability pursuant to clause (B) above, one-twentieth of the amount determined under the preceding clause (i) , and (II) the number of full Fiscal Quarters that have occurred since the ~~Closing~~ Amendment No. 3 Effective Date or the purchase of such SMP Canada Eligible Real Estate or SMP Canada Eligible Equipment to the date of such loss, sale, destruction or other disposition, as the case may be.  In no event, at any time, shall the amount included in SMP Canada Amortizing Availability based upon the Fair Market Value of SMP Canada Eligible Real Estate exceed 50% of such SMP Canada Amortizing Availability.  Notwithstanding the foregoing, in the event that the Reloading Accordion option is exercised by ~~the~~ Borrower Representative, (a) clause (A) of the definition of “SMP Canada Amortizing Availability” shall mean the sum of (i) 50% of the Fair Market Value of the SMP Canada Eligible Real Estate as set forth on the Reloading Appraisal, plus (ii) 85% of the Net Orderly Liquidation Value of the SMP Canada Eligible Equipment as set forth on the Reloading Appraisal, minus (iii) one-twentieth of the sum of subclauses (i) and (ii) of this sentence commencing with the Fiscal Quarter ending immediately following the effective date of the Reloading Accordion and (b) subclause (C)(ii) of the definition of “SMP Canada Amortizing Availability” shall mean the product of one-twentieth of the amount determined under the subclause (C)(i) and the number of full Fiscal Quarters that have occurred since the effective date of the Reloading Appraisal or the purchase of such SMP Canada Eligible Real Estate or SMP Canada Eligible Equipment to the date of such loss, sale, destruction or other disposition, as the case may be

“SMP Canada Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum, at such time of:

(a)           up to an amount equal to the product of the Receivables Advance Rate multiplied by the book value of SMP Canada’s Eligible Accounts; and

Annex A - 39

(b)           up to the lesser of (i) 60% of the book value of SMP Canada’s Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market or (ii) 85% times the sum of (x) the product of the Finished Goods NOLV Rate times SMP Canada’s Eligible Inventory consisting of finished goods, (y) the product of the Raw Materials NOLV Rate times SMP Canada’s Eligible Inventory consisting of raw materials, and (z) the product of the Cores NOLV Rate times SMP Canada’s Eligible Inventory consisting of cores, with the value of the components of Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market and Agent agrees that Hilco Real Estate, LLC shall be deemed an acceptable appraiser with respect to SMP Canada’s Inventory; and

(c)           SMP Canada Amortizing Availability; less

in each case less any Reserves (as defined in the Canadian Loan Agreement) established by Agent at such time in its ~~reasonable credit judgment~~ Permitted Discretion (including without limitation~~, a Real Estate Reserve~~, reserves established with respect to Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with Canadian Agent’s security interests (or interests similar thereto under applicable law) against all or part of the Collateral (as defined in the Canadian Loan Agreement), including for amounts owing for employee source deductions, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers’ compensation, Quebec corporate taxes, pension fund obligations and overdue rents).

“SMP Canada Eligible Equipment” means, as to SMP Canada, Equipment (as defined in the Canadian Loan Agreement) which is subject to a first priority Lien in favor of Canadian Agent, for its benefit and for the ratable benefit of Canadian Lenders, and which is appraised by an appraiser satisfactory to Agent.

“SMP Canada Eligible Real Estate” means as to SMP Canada, real estate with respect to which Canadian Agent shall have received (a) mortgages covering all of such real estate together with (i) title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case reasonably satisfactory in form and substance to Agent, (ii) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Canadian Agent, to create a valid and enforceable first priority Lien (subject to Permitted Encumbrances, as defined in the Canadian Loan Agreement) on such real estate in favor of Canadian Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law); and (iii) an opinion of counsel in each jurisdiction in which any such real estate is located in form and substance and from counsel reasonably satisfactory to Agent, (b) an Environmental Site Assessment Report, prepared by environmental engineers reasonably acceptable to Agent, and in form and substance reasonably acceptable to Agent, and Agent shall have further received (x) such environmental review and audit reports, including Phase II reports, with respect to such real estate as Agent may request, and Agent shall be satisfied in its ~~sole discretion~~Permitted Discretion, with the contents of all such environmental reports, and (y) letters executed by the environmental firms preparing such environmental reports, in form and substance reasonably satisfactory to Agent, authorizing Agent and Lenders to rely on such reports, and (c) appraisals of such real estate which shall be in form and substance, and prepared by appraisers, reasonably acceptable to Agent.

Annex A - 40

“SMP Canada’s Eligible Accounts” shall mean all of the Accounts owned by SMP Canada that meet the eligibility criteria set forth in Section 1.6 of the Canadian Loan Agreement.

“SMP Canada’s Eligible Inventory” shall mean all of the Inventory owned by SMP Canada that meets the eligibility criteria set forth in Section 1.7 of the Canadian Loan Agreement.

~~“SMP Europe” means Standard Motor Products Europe Limited.~~

“SMP HK” means Standard Motor Products (Hong Kong) Limited, a Hong Kong Corporation.

“SMP LLC” means SMP Real Estate LLC, a Delaware limited liability company.

“SMP Pledge Agreement” means the Pledge Agreement dated April 27, 2001 executed by SMP in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its Subsidiaries (except with respect to foreign Subsidiaries other than a “check the box” subsidiary, 51% of the capital stock shall be pledged), if any, and all Intercompany Notes owing to or held by it, as amended, modified or supplemented from time to time.

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection, with a transaction related to any program.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

Annex A - 41

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Agent.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11 1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Subordinated Debt” means the Indebtedness of SMP evidenced by the Subordinated Debt Documents and any other Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

“Subordinated Debt Documents” means the 2009 Indenture.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.  Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Subsidiary Guaranty” means the Subsidiary Guaranty dated April 27, 2001 executed by each domestic Subsidiary of each Borrower, each in favor of Agent, on behalf of itself and Lenders, as amended, modified or supplemented from time to time.

“Supermajority Lenders” means Lenders having (a) 80% or more of the Commitments of all Lenders, or (b) if the Commitments have been terminated, 80% or more of the aggregate outstanding amount of the Revolving Loan and Letter of Credit Obligations.

Annex A - 42

“Supporting Obligations” means all supporting obligations as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Property.

“Swap Obligation” means, with respect to any Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Related L/C” means a letter of credit or other credit enhancement provided by GE Capital to the extent supporting the payment obligations by any Borrower under an interest rate protection or hedging agreement or transaction (including, but not limited to, interest rate swaps, caps, collars, floors and similar transactions) designed to protect or manage exposure to the fluctuations in the interest rates applicable to any of the Loans, and which agreement or transaction any Borrower entered into as a result of a specific referral pursuant to which GE Capital, GE Corporate Financial Services, Inc.  or any other Affiliate of GE Capital had arranged for such Borrower to enter into such agreement or transaction.  The term includes a Swap Related L/C as it may be increased from time to time fully to support such Borrower’s payment obligations under any and all such interest rate protection or hedging agreements or transactions.

“Swap Related Reimbursement Obligation” has the meaning ascribed to it in Section 1.2A.

~~“Tangible Net Worth” means, with respect to any Person at any date, the Net Worth of such Person at such date, excluding, however, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items, (b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof.~~

“Target” has the meaning ascribed to it in Section 6.1.

~~“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or conduct business or any political subdivision thereof.~~

“Taxes” has the meaning set forth in Section 1.15(a).

“Term Loan” shall have the meaning set forth in Section 1.1(a) of the Canadian Loan Agreement.

“Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, and (d) none of Borrowers shall have any further right to borrow any monies under the Agreement.

Annex A - 43

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is subject to Title IV of ERISA or Section 412 of the IRC, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademark Security Agreements” means the Trademark Security Agreements made in favor of Agent, on behalf of Lenders, by each applicable Credit Party, as amended, modified or supplemented from time to time.

“Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

~~“Trading with the Enemy Act” shall mean the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.~~

“Unfunded Pension Liability” means, at any time, ~~the aggregate amount, if any, of the sum of (a)~~ the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan~~, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction~~.

“Uniform Commercial Code jurisdiction” means any jurisdiction that had adopted all or substantially all of article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modification to the Official Text.

Annex A - 44

“U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Weekly Borrowing Base Period” means the period beginning when Aggregate Borrowing Availability falls below the greater of (x) $37,500,000 and (y) 15% of the Maximum Amount then in effect, and ending when Aggregate Borrowing Availability is greater than the greater of (x) $37,500,000 and (y) 15% of the Maximum Amount then in effect for forty-five (45) consecutive days; provided that Borrower Representative may in its discretion designate any additional period as a “Weekly Borrowing Base Period.”

“Welfare Plan” means a Plan described in Section 3(i) of ERISA.

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G.  All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein.  Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders.  The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.  Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

Annex A - 45

ANNEX B (Section 1.2)

to

CREDIT AGREEMENT

LETTERS OF CREDIT

(a)           Issuance.  Subject to the terms and conditions of the Agreement, Agent and Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of the applicable Borrower and for such Borrower’s account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by Agent or by Borrower Representative and acceptable to Agent in its sole discretion (each, an “L/C Issuer”) for such Borrower’s account and guaranteed by Agent; provided, that if the L/C Issuer is a Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below.  The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the lesser of (i) Fifteen Million Dollars ($15,000,000) (the “L/C Sublimit”), (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances, and (iii) the Aggregate Borrowing Base (adjusted as if no Letters of Credit are outstanding) less the aggregate outstanding principal balance of the Revolving Credit Advances. Furthermore, the aggregate amount of any Letter of Credit Obligations incurred on behalf of any Borrower shall not at any time exceed such Borrower’s separate Borrowing Base less the aggregate principal balance of the Revolving Credit Advances to such Borrower. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by ~~the~~ Agent, in its sole discretion (including with respect to customary evergreen provisions), and neither Agent nor Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date.

(b)          (i)           Advances Automatic; Participations.  In the event that Agent or any Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to the applicable Borrower under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding any Borrower’s failure to satisfy the conditions precedent set forth in Section 2, and each Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement.  The failure of any Lender to make available to Agent for Agent’s own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Lender shall be responsible for the failure of any other Lender to make available such other Lender’s Pro Rata Share of any such payment.

Annex B - 1

(ii)          If it shall be illegal or unlawful for any Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Lender, then (A) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Lender’s Pro Rata Share (based on the Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Lender’s Pro Rata Share (based on the Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance.  Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

(c)           Cash Collateral.

(i)           If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement, including Section 8.2 of the Agreement, prior to the Commitment Termination Date, each Borrower will pay to Agent for the ratable benefit of itself and Lenders cash or cash equivalents acceptable to Agent (“Cash Equivalents”) in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of such Borrower.  Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution acceptable to Agent.  The Cash Collateral Account shall be in the name of the applicable Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent.  Each Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due.  The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

(ii)          If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of, the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

Annex B - 2

(iii)         From time to time after funds are deposited in the Cash Collateral Account by any Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by such Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of such Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of such Borrower, to any other Obligations of any Borrower then due and payable.

(iv)         No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law.  Interest earned on deposits in the Cash Collateral Account shall be for the account of Agent.

(d)           Fees and Expenses.  Borrowers agree to pay to Agent for the benefit of Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the Applicable L/C Fee Margin multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit.  Such fee shall be paid to Agent for the benefit of ~~the~~ Lenders in arrears, on the first day of each month and on the Commitment Termination Date.  In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(e)           Request for Incurrence of Letter of Credit Obligations.  Borrower Representative shall give Agent at least two (2) Business Days’ prior written notice requesting the incurrence of any Letter of Credit Obligation.  The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed Application for Standby Letter of Credit or Application and Agreement for Documentary Letter of Credit or Application for Documentary Letter of Credit, as applicable, in the form of Exhibit B-1, or B-2 or B-3 attached hereto.  Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Agent and the L/C Issuer.

(f)            Obligation Absolute.  The obligation of Borrowers to reimburse Agent and Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable.  Such obligations of Borrowers and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

Annex B - 3

(i)           any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

(ii)          the existence of any claim, setoff, defense or other right that any Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii)         any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)         payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

(v)          any other circumstance or event whatsoever, that is similar to any of the foregoing; or

(vi)         the fact that a Default or an Event of Default has occurred and is continuing.

(g)           Indemnification; Nature of Lenders’ Duties.

(i)           In addition to amounts payable as elsewhere provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

Annex B - 4

(ii)          As between Agent and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries, of any Letter of Credit.  In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, ~~cable~~telecopy, ~~telegraph, telex~~ Electronic Transmission or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender.  None of the above shall affect, impair, or prevent the vesting of any of Agent’s or any Lender’s rights or powers hereunder or under the Agreement.

(iii)         Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer, including an Application and Agreement For Documentary Letter of Credit, a Master Documentary Agreement and a Master Standby Agreement entered into with Agent.

Annex B - 5

ANNEX C (Section 1.8)

to

CREDIT AGREEMENT

CASH MANAGEMENT SYSTEM

Each Borrower shall, and shall cause its Subsidiaries (other than ~~SMP Canada~~foreign Subsidiaries and Immaterial Subsidiaries) to, establish and maintain the Cash Management Systems described below:

(a)           On or before the Closing Date and until the Termination Date, each Borrower shall (i) establish lock boxes (“Lock Boxes”) ~~or at Agent’s discretion,~~ and/or blocked accounts (“Blocked Accounts”) at one or more of the banks set forth in Disclosure Schedule (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into one or more Blocked Accounts in such Borrower’s name or any such Subsidiary’s name and at a bank identified in Disclosure Schedule (3.19) (each, a “Relationship Bank”).  On or before the Closing Date, Borrower Representative shall have established a concentration account in its name (a “Concentration Account”) at the bank that shall be designated as the Concentration Account bank in Disclosure Schedule (3.19) (a “Concentration Account Bank”), which bank shall be reasonably satisfactory to Agent.

(b)           Each Borrower may maintain, in its name, one or more accounts (each , a “Disbursement Account” and collectively, the “Disbursement Accounts”) at a bank reasonably acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances made to such Borrower pursuant to Section 1.1 for use by such Borrower solely in accordance with the provisions of Section 1.4.

(c)           On or before the Closing Date (or such later date as Agent shall consent to in writing), Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and the applicable Borrower and Subsidiaries thereof, as applicable, in form and substance reasonably acceptable to Agent, which shall become operative on or prior to the Closing Date.  Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) (A) with respect to banks at which a Blocked Account is maintained, such bank agrees to forward immediately all amounts in each Blocked Account to the Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the Concentration Account and (B) with respect to Concentration Account Bank, such bank agrees to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account.  No Borrower shall or shall cause or permit any Subsidiary thereof (other than any foreign Subsidiary) to, accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

Annex C - 1

(d)           So long as no Default or Event of Default has occurred and is continuing, Borrowers may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace the Concentration Account or any Disbursement Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, the applicable Borrower or its Subsidiaries, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Agent; provided, further, that Borrowers shall obtain the necessary tri-party blocked account agreement(s) required pursuant to clause (ii) above with respect to each such account.  Borrowers shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent’s reasonable judgment, or as promptly as practicable and in any event within sixty (60) days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Agent’s liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent’s reasonable judgment.

(e)           The Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Borrower and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

(f)           All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 and shall be applied (and allocated) by Agent in accordance with Section 1.11.  In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

(g)           Each Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Borrower (each a “Related Person”) to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Borrower or any such Related Person, and (ii) within one (1) Business Day after receipt by such Borrower or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account of such Borrower.  Each Borrower on behalf of itself and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral.  All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Blocked Accounts.

Annex C - 2

(h)           Notwithstanding anything to the contrary contained in this Agreement, including this Annex C,  (i) Borrowers shall not be required to provide a tri-party blocked  account agreement for disbursement account no.        and disbursement account no.       , held at Sun Trust Bank and Wells Fargo Bank, respectively, if the daily ending balance of the applicable account does not exceed $50,000 and (ii) Borrowers shall not be required to provide a tri-party blocked account agreement for (A) deposit accounts specifically and exclusively used for, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s employees, (B) petty cash accounts, amounts on deposit in which do not exceed $1,000,000 in the aggregate at any one time and (C) withholding tax and fiduciary accounts).

Annex C - 3

ANNEX D (Section 2.1(a))

to

CREDIT AGREEMENT

CLOSING CHECKLIST

In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

A.            Appendices.  All Appendices to the Agreement, in form and substance satisfactory to Agent.

B.             Notes.  Duly executed originals of the Notes for each applicable Lender, dated the Closing Date.

C.            Blocked Account Agreements.  Fully executed triparty agreements among Agent, Borrowers and each Relationship Bank and Concentration Account Bank, in form and substance satisfactory to Agent.

D.            Insurance.  Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

E.             Security Interests and Code Filings.

(a)           Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral other than Equipment subject to Capital Leases and set forth on Disclosure Schedule E, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral.

(b)           Evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

(c)           Control Letters from (i) all issuers of uncertificated securities and financial assets held by each Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of each Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Borrower.

Annex D - 1

F.             Borrowing Base Certificate.  Duly executed originals of Borrowing Base Certificate from each Borrower, dated the Closing Date, reflecting information concerning Eligible Accounts, Eligible Inventory, Eligible Equipment and Eligible Real Estate of such Borrower as of a date not more than 7 days prior to the Closing Date.

G.            Notice of Revolving Credit Advance.  Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the Revolving Credit Advance to be requested by Borrower Representative on the Closing Date.

H.            Letter of Direction.  Duly executed originals of a letter of direction from Borrower Representative addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Revolving Credit Advance to be made on the Closing Date.

I.              Charter and Good Standing.  For each Credit Party, such Person’s (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

J.             Bylaws and Resolutions.  For each Credit Party, (a) such Person’s bylaws, together with all amendments thereto , and (b) resolutions of such Person’s Board of Directors and stockholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person’s corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

K.            Incumbency Certificates.  For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person’s corporate secretary or an assistant secretary as being true, accurate, correct and complete.

L.             Opinion of Counsel.  Duly executed original opinion of~~[~~ Carmine Broccole~~]~~, counsel for the Credit Parties dated the Closing Date, in form and substance satisfactory to Agent and its counsel.

M.           Waivers.  Agent, on behalf of Lenders, shall have received landlord waivers and consents and mortgagee agreements in form and substance reasonably satisfactory to Agent, in each case as required pursuant to Section 5.9.

Annex D - 2

N.            Subordination and Intercreditor Agreements.  Agent and Lenders shall have received any and all subordination and/or intercreditor agreements, all in form and substance reasonably satisfactory to Agent, in its sole discretion, as Agent shall have deemed necessary or appropriate with respect to any Indebtedness of any Credit Party.

O.            Audited Financials; Financial Condition.  Agent shall have received the Financial Statements, Projections and other materials set forth in Section 3.4, certified by Borrower Representative’s chief financial officer or treasurer, in each case in form and substance reasonably satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing.  Agent shall have further received a certificate of the chief executive officer and the chief financial officer or treasurer of each Borrower, based on such Projections, to the effect that (a) such Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Projections are based upon estimates and assumptions stated therein, all of which such Borrower believes to be reasonable and fair in light of current conditions and current facts known to such Borrower and, as of the Closing Date, reflect such Borrower’s good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; and (c) containing such other statements with respect to the solvency of such Borrower and matters related thereto as Agent shall request.

P.             Other Documents.  Such other certificates, documents and agreements respecting any Credit Party as Agent may reasonably request.

Annex D - 3

ANNEX E (Section 4.1(a))

to

CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS—REPORTING

Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

(a)           Monthly Financials.  To Agent and Lenders, within thirty (30) days after the end of each Fiscal Month (other than January), financial information regarding Borrowers and their Subsidiaries, certified by the chief financial officer or treasurer of Borrower Representative, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared (other than the Projections) in accordance with GAAP (subject to normal year-end adjustments); (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month; and (iv) a summary of the total ~~Net Sales~~ net sales as of the last day of that Fiscal Month for such Fiscal Month and for the Fiscal Year to date.  Such financial information shall be accompanied by the certification of the chief financial officer or treasurer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrowers and their Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

(b)           Quarterly Financials.  To Agent and Lenders, within (x) forty-five (45) days after the end of ~~each~~ the first three (3) Fiscal Quarters of each Fiscal Year, and (y) ninety (90) days after the end of the fourth Fiscal Quarter of each Fiscal Year, consolidated and consolidating financial information regarding Borrowers and their Subsidiaries, certified by the chief financial officer or treasurer of Borrower Representative, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter , and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared (other than the Projections) in accordance with GAAP (subject to normal year-end adjustments).  Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a “Compliance Certificate” showing the calculations used in determining compliance with ~~each of~~ the Financial ~~Covenants that is tested on a quarterly basis~~ Covenant, and (B) the certification of the chief financial officer or treasurer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended , and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.  ~~In addition, Borrowers shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and to the extent not otherwise set forth on SMP’s Form 10Q, analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.~~

Annex E - 1

(c)           Operating Plan.  To Agent and Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan for Borrowers, on a consolidated and consolidating basis, approved by the Board of Directors of Borrowers, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year , and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

(d)           Annual Audited Financials.  To Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Borrowers and their Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise reasonably acceptable to Agent.  Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with ~~each of~~ the Financial ~~Covenants~~Covenant, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the chief executive officer or chief financial officer or treasurer of Borrowers that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

Annex E - 2

(e)           Management Letters.  To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

(f)           Default Notices.  To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(g)           SEC Filings and Press Releases.  To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority~~;~~ , including but not limited to all Form 8-Ks, quarterly 10-Q’s and annual 10-K statements , and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.  Such requirement shall be satisfied upon the posting of such document to any E-System.

(h)           Subordinated Debt and Equity Notices.  To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any ~~Subordinated Debt or~~ Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

(i)            Supplemental Schedules.  To Agent, supplemental disclosures, if any, required by Section 5.6.

(j)            Litigation.  To Agent in writing, promptly upon learning thereof, notice of any Litigation (other than Asbestos Claims) commenced or threatened against any Credit Party that (i) ~~seeks damages~~ could reasonably be expected to result in liability to Credit Parties in excess of $~~250,000~~2,000,000, (ii) seeks injunctive relief which could reasonably be expected to have a Material Adverse Effect or which seeks to stay the performance of this Agreement or any other Loan Document, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan which ~~would~~ could reasonably be expected to result in ~~a~~ liability to ~~any~~ Credit ~~Party~~ Parties in excess of $~~250,000~~2,000,000, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall.  To the Agent, at the end of each ~~month~~Fiscal Quarter, a report of all Asbestos Claims commenced or disposed of during such ~~month~~Fiscal Quarter.

Annex E - 3

(k)           Insurance Notices.  To Agent, disclosure of losses or casualties required by Section 5.4.

(l)            Lease Default Notices.  To Agent, within ~~2~~ five (5) Business Days after receipt thereof, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may reasonably request with respect to such leased locations or public warehouses.

(m)           Lease Amendments.  To Agent, ~~within two~~ together with the delivery of each Compliance Certificate delivered pursuant to clause (~~2~~b) ~~Business Days after receipt thereof~~of this Annex E, copies of all material amendments to real estate leases ~~specify leases of particular concern~~for any properties where Collateral is located entered into during the most recently ended Fiscal Quarter.

(n)           Rate Protection Agreements.  To Agent, ~~notice of intention to enter~~ within five (5) Business Days after entering into any Rate Protection Agreement, ~~together with form of~~ proposed fully executed copy of such Rate Protection Agreement.

(o)           Other Documents.  To Agent and Lenders, such other financial and other information respecting any Credit Party’s business or financial condition as Agent or any Lender shall from time to time reasonably request.

Annex E - 4

ANNEX F (Section 4.1(b))

to

CREDIT AGREEMENT

COLLATERAL REPORTS

Borrowers shall deliver or cause to be delivered the following:

(a)           To Agent, ~~upon its request~~subject to clause (b)(y) below, ~~and in any event no less frequently than ten~~ within ten (10) Business Days after the end of each Fiscal Month (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding Fiscal Month or the date two (2) days prior to the date of any such request:

(i)            a Borrowing Base Certificate with respect to each Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii)           with respect to each Borrower, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iv)         ~~(iii)~~with respect to each Borrower, a monthly trial balance showing Accounts outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days, 91 days to 180 days and 181 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

Notwithstanding anything to the contrary contained herein, no Borrowing Base Certificate delivered to Agent shall be binding upon Agent or restrictive of Agent’s rights under this Agreement.  For the avoidance of doubt, upon the sale or disposition of any Eligible Account, Eligible Inventory, Eligible Equipment or Eligible Real Estate including pursuant to Section 6.8, such Eligible Account, Eligible Inventory, Eligible Equipment or Eligible Real Estate shall immediately cease to constitute an Eligible Account, Eligible Inventory, Eligible Equipment or Eligible Real Estate, as applicable and Agent may recalculate the Borrowing Base to reflect the deletion of such Collateral from the Borrowing Base.

(b)           To Agent, on a weekly basis or at such more frequent intervals as Agent may request from time to time (including, at Agent’s option, on a daily basis), if ~~average daily~~ Aggregate Borrowing Availability ~~for all Borrowers for any 90 day period is less than $30,000,000~~ is less than the greater of (i) $37,500,000 and (ii) fifteen percent (15%) of the Maximum Amount then in effect (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), (x) collateral reports with respect to each Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of such Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding week or the date two (2) days prior to the date of any such request, and (y) solely during a Weekly Borrowing Base Period, a Borrowing Base Certificate with respect to each Borrower in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

Annex F - 1

(c)           To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E:

(i)             a reconciliation of the Accounts trial balance of each Borrower to such Borrower’s most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii)            a reconciliation of the perpetual inventory by location of each Borrower to such Borrower’s most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iii)           an aging of accounts payable and a reconciliation of that accounts payable aging to each Borrower’s general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iv)           a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to each Borrower’s general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(d)           To Agent~~,~~ (i) at the time of delivery of each of the ~~quarterly or~~ annual Financial Statements delivered pursuant to Annex E, ~~(i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii)~~ a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal ~~Quarter~~Year and (ii) at the time of delivery of each of the quarterly Financial Statements defined pursuant to Annex E, a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940;

(e)           Each Borrower, at its own expense, shall deliver to Agent the results of each physical verification, if any, that such Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default has occurred and is continuing, each Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

Annex F - 2

(f)           Each Borrower, at its own expense, shall deliver to Agent (i) an appraisal of its inventory not less than once during each year and (ii) such other appraisals of its assets including without limitation appraisals of Real Estate stating the fair market value, or such other value as determined by Agent (for example, replacement cost for purposes of Flood Insurance), of any Real Estate of any Credit Party or any Subsidiary of any Credit Party, including any appraisal required to comply with FIRREA as Agent may request, no more frequently than once a year and, in the case of clause (i) and (ii) above, at any time after the occurrence and during the continuance of a Default or an Event of Default, which appraisals shall be, in each case, conducted by an appraiser, and in form and substance reasonably satisfactory to Agent; and

(g)           Such other reports, statements and reconciliations with respect to the Borrowing Base, Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion, including, without limitation, an annual actuarial study performed by an actuary reasonably acceptable to Agent.

Annex F - 3

ANNEX G (Section 6.10)

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CREDIT AGREEMENT

FINANCIAL ~~COVENANTS~~COVENANT

~~1.Any time the aggregate average daily Borrowing Availability as to all Borrowers in the aggregate for any continuous thirty (30) day period is less than $30,000,000 or the aggregate daily Borrowing Availability for all Borrowers is $20,000,000 or less, Borrowers shall not breach or fail to comply with any of the following financial covenants, with the Minimum Fixed Charge Coverage Ratio to be measured, except as otherwise provided in paragraph (a) below~~Any time the Aggregate Borrowing Availability is less than the greater of (x) $25,000,000 and (y) 10% of the Maximum Amount then in effect, Borrowers and their Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter, commencing with the Fiscal Quarter immediately preceding the Fiscal Quarter in which the foregoing Aggregate Borrowing Availability threshold is violated ~~and with each such financial covenant~~ , a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00 (with such ratio being calculated in accordance with GAAP consistently applied ~~:~~and measured for the 12-month period then ended on the last day of the Fiscal Quarter for which such determination is being made.

~~(a)           Minimum Fixed Charge Cover Ratio.  Borrowers and their Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter, a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00.  The Fixed Charge Coverage Ratio shall be measured for the 12-month period then ended, any provisions herein to the contrary, on the last day of the Fiscal Quarter for which such determination is being made.~~

~~(b)           Maximum Capital Expenditures.  Borrowers and their Subsidiaries on a consolidated basis shall not make Capital Expenditures during any Fiscal Year set forth below in excess of the amount set forth below; provided, however, that twenty-five percent (25%) of the unused portion of such sum may be carried over and expended in any subsequent Fiscal Year (for the avoidance of doubt, the Borrowers’ carry over amount for the years 2007, 2008 and 2009 is $1,001,000, $3,875,000 and $2,706,000, respectively; $7,582,000 in the aggregate).~~

~~Fiscal Year~~	~~Maximum Capital Expenditure~~
~~2010~~	~~$18,000,000~~
~~2011~~	~~$18,000,000~~
~~2012~~	~~$18,000,000~~
~~2013~~	~~$18,000,000~~
~~2014~~	~~$18,000,000~~

Annex G - 1

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied.  That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.  If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the ~~financial covenants~~Financial Covenant, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers’ and their Subsidiaries’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders.  “Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by any Borrower’s certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments.  All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.  If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change.  If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.  For purposes of Section 8.1, a breach of ~~a~~ the Financial Covenant ~~contained in this Annex G~~ shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

Annex G - 2

ANNEX H (Section 9.9(a))

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CREDIT AGREEMENT

WIRE TRANSFER INFORMATION

Name:	General Electric Capital Corporation

Bank:	DeutscheBank Trust Company Americas
New York, New York

ABA #:

Account #:

Account Name:

Reference:

Annex H - 1

ANNEX I (Section 11.10)

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CREDIT AGREEMENT

NOTICE ADDRESSES

(A)           If to Agent , GE Capital or GE ~~Capital~~Business Financial Services, Inc., at

General Electric Capital Corporation
~~10 Riverview Drive~~
401 Merritt  Seven
~~Danbury~~Norwalk, Connecticut ~~06810~~06851
Attention:	Account Manager - Standard Motor Products, Inc.
Telephone:	(203) ~~749-6218~~956-3640
with copies to:

Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022
Attention:	Steven J. Seif, Esq.
Facsimile:	(212) 478-7400
Telephone:	(212) 478-7200

and

General Electric Capital Corporation
~~201 Merrit~~ 401 Merritt Seven
Norwalk, Connecticut ~~06856~~06851
Attention:          Corporate Counsel - Commercial Finance
Facsimile:	(203) 956-4001
Telephone:	(203) 956-4370

(B)           If to any Borrower, to Borrower Representative, at

Standard Motor Products, Inc.
37-18 Northern Boulevard
Long Island City, New York 11101
Attention:	Robert Martin
Facsimile:	(718) 316-4276
Telephone:	(718) 784-3284

Annex I - 1

(C)           If to a Lender, at the corresponding address below:

HSBC Bank USA, National Association
1 HSBC Center, 26th Floor
Buffalo, New York 14203
Attention:         Bethany Fried
Facsimile:          (917) 229-4228
Telephone:       (716) 841-6088

JPMorgan Chase Bank, N.A.
277 Park Avenue, 22nd Floor
NY1-L275
New York, New York 10172
Attention:         Nisha Gupta
Facsimile:          (646) 534-2274
Telephone:       (212) 270-0558

Wells Fargo Capital Finance, LLC
2450 Colorado Avenue, Suite 300W
Santa Monica, California 90404
Attention:         Nima Rassouli
Facsimile:          (877) 302-2416
Telephone:        (310) 453-8293

Bank of America, N.A.
225 Franklin Street
Boston, Massachusetts 02110
Attention:         Matthew O’Keefe
Facsimile:          (312) 453-4415
Telephone:        (614) 346-1196

Annex I - 2

ANNEX J (from Annex A - Commitments definition)

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CREDIT AGREEMENT

COMMITMENTS AS OF AMENDMENT NO. 3 EFFECTIVE DATE

Commitments	Lenders

~~$62,573,182.46~~$86,916,730.04	GE Capital Corporation
~~$31,630,399.93~~$39,200,000.00	Bank of America, N.A.
~~$18,565,669.52~~$23,000,000.00	JPMorgan Chase Bank, N.A.
~~$13,726,235.74~~$16,000,000.00	HSBC Bank USA, National Association
~~$45,382,747.72~~$56,100,000.00	Wells Fargo Capital Finance, LLC~~*~~
~~$18,121,764.63~~$18,783,269.96	GE Business Financial Services, Inc.

Annex J - 1